Exhibit 10.1

EXECUTION VERSION

This SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 22, 2019 (this “Amendment”), is entered into by and among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent and Citibank, N.A., as an Issuer (each as defined therein).

WHEREAS, the Borrower has entered into that certain Credit Agreement dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017 and that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) with each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), and the Administrative Agent, providing for a term loan facility in an aggregate principal amount of $1,338,553,125 (the “Existing Term Facility”; the loans thereunder, the “Existing Term Loans”) and a revolving credit facility in an aggregate principal amount of $225,000,000 (the “Existing Revolving Facility”; the loans thereunder, the “Existing Revolving Loans”);

WHEREAS, the Borrower desires to create a new term loan facility, which facility shall consist of term loans (the “Term B-1 Loans”) in an aggregate principal amount equal to $2,000,000,000 and having the terms, rights and obligations under the Loan Documents as set forth in the Amended Credit Agreement and Loan Documents;

WHEREAS, each Term Lender that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) shall be deemed to have consented to this Amendment and shall have elected to either (i) exchange all (or such lesser amount as notified and allocated to it by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole direction, with any remaining Existing Term Loans being repaid) of its Existing Term Loans outstanding for Term B-1 Loans upon effectiveness of this Amendment, and to thereafter become a Term B-1 Lender, shall be deemed to have consented to this Amendment (each, a “Rollover Original Term Lender”) or (ii) consent to the prepayment of the full principal amount of its Existing Term Loans and purchase by way of assignment from the Additional Term B-1 Lender, in accordance with the terms of the Amended Credit Agreement, Term B-1 Loans in an aggregate principal amount equal to the aggregate principal amount of its Existing Term Loans prepaid (or such lesser amount as notified and allocated to it by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion);

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as an Additional Term B-1 Lender (each, an “Additional Term B-1 Lender”, and collectively, the “Additional Term B-1 Lenders”) will make Additional Term B-1 Loans (the “Additional Term B-1 Loans”) in the amount set forth opposite such Additional Term B-1 Lender’s name on Schedule I hereto to the Borrower, which represents the aggregate principal amount of Term Commitments (as defined in the Amended Credit Agreement) on the Amendment No. 6 Effective Date less the aggregate principal amount of the Term B-1 Loan Commitments (as defined in the Amended Credit Agreement) on the Amendment No. 6 Effective Date, the proceeds of which will be used, in part, by the Borrower to repay in full the outstanding principal amount of Non-Exchanged Original Term Loans (as defined in the Amended Credit Agreement) and as otherwise set forth in the Amended Credit Agreement;

WHEREAS, the Borrower desires to create a new revolving credit facility (the commitments thereunder, the “Revolving Commitments”) in an aggregate principal amount of

$225,000,000, which shall replace the Commitments under the Existing Revolving Loans, and having the terms, rights and obligations as set forth in the Amended Credit Agreement and Loan Documents;

WHEREAS, each Person that executes and delivers a counterpart to this Amendment as a Revolving Lender (each, a “Revolving Lender”) shall be deemed to have consented to this Amendment and have a Revolving Commitment in the amount set forth opposite such Revolving Lender’s name on Schedule I hereto and agrees, severally and not jointly, to make Revolving Loans (the “Revolving Loans”) to the Borrower in an amount in Dollars up to the amount of such Revolving Lender’s Revolving Commitment;

WHEREAS, the Borrower has requested, and the Lenders constituting the “Required Lenders” have agreed to make, certain additional changes to the Credit Agreement, and to waive certain provisions of the Credit Agreement, in each case, on and subject to the terms and conditions set forth herein; and

WHEREAS, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as joint lead arrangers and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Credit Suisse Loan Funding LLC and Goldman Sachs Lending Partners LLC will act as joint bookrunners (collectively, the “Amendment No. 6 Arrangers”), in each case, for this Amendment.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement.

Section 2.                                          Amendments and Waiver.

(a)                                 Refinancing Amendments.  Effective as of the Amendment No. 6 Effective Date (as defined below), the Credit Agreement shall be amended (the “Refinancing Amendments”) in the form of the Amended Credit Agreement attached hereto as Exhibit B (the “Amended Credit Agreement”) and any term or provision of the Credit Agreement which is different from that set forth in the Amended Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended Credit Agreement.

(b)                                 Waiver.  Effective as of the Amendment No. 6 Waiver Effective Date (as defined below), the Specified Waiver (as defined below) shall become effective with respect to the Credit Agreement.

Section 3.                                          Refinancing Term Loans.

(a)                                 On the Amendment No. 6 Effective Date, each of the Term B-1 Lenders and the Additional Term B-1 Lenders will make Term B-1 Loans (including Additional Term B-1 Loans) to the Borrower as described in Section 2.02(d) of the Amended Credit Agreement, with the Term B-1 Loans having the terms set forth in the Amended Credit Agreement. The Borrower shall prepay in full the then outstanding principal amount of the Existing Term Loans, in each case together with all accrued and unpaid

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interest thereon, with the gross cash proceeds of the Term B-1 Loans (including the Additional Term Loans).

(b)                                 The Rollover Original Term Lenders agree that effective on and at all times after the Amendment No. 6 Effective Date, the Rollover Original Term Lenders will be bound by all obligations of a Term Lender under the Credit Agreement (immediately prior to the Amendment No. 6 Effective Date) and the Amended Credit Agreement (from and immediately after the Amendment No. 6 Effective Date) in respect of its Term B-1 Loans and shall have all rights of a Lender thereunder.

(c)                                  On the Amendment No. 6 Effective Date, the Borrower shall apply a portion of the aggregate proceeds of the Term B-1 Loans to prepay in full all outstanding Non-Exchanged Original Term Loans of the Borrower immediately prior to the Amendment No. 6 Effective Date.

(d)                                 Each Lender party hereto waives any right to compensation for losses, expenses or liabilities incurred by such Lender to which it may otherwise be entitled pursuant to Section 2.14 of the Credit Agreement in respect of the transactions contemplated hereby.

(e)                                  The transactions contemplated by this Section 3 shall collectively constitute a voluntary prepayment of the Term Loans by the Borrower pursuant to Section 2.8 of the Credit Agreement, as applicable.

(f)                                   Each Additional Term B-1 Lender (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 6 Arrangers, any other Additional Term B-1 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(g)                                  Upon (i) the execution of a counterpart of this Amendment by each Additional Term B-1 Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the Additional Term B-1 Lenders party to this Amendment shall become Lenders under the Amended Credit Agreement and shall have the respective Additional Term Commitment set forth on Schedule I hereto, effective as of the Amendment No. 6 Effective Date.

Section 4.                                          Replacement Revolving Commitments.

(a)                                 Each of the Revolving Lenders shall have a Revolving Commitment in the amount set forth opposite such Revolving Lender’s name on Schedule I hereto and agrees, severally and not jointly, to make Revolving Loans to the Borrower as described in Section 2.01 of the Amended Credit Agreement, with such Revolving Commitments having the terms set forth in the Amended Credit Agreement. On the Amendment No. 6 Effective Date, the Revolving Commitments will replace the Original Revolving Commitments. Any Revolving Loans outstanding immediately prior to the Amendment No. 6 Effective

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Date, shall be deemed to be borrowed under the Amended Credit Agreement and will be reallocated on a pro rata basis among the Revolving Lenders under the Amended Credit Agreement.  Any Letters of Credit outstanding immediately prior to the Amendment No. 6 Effective Date shall be deemed to be issued under the Revolving Commitments and the participations in any outstanding Letters of Credit shall be adjusted in accordance with each Revolving Lender’s Applicable Percentage as reallocated in accordance with this Section 4(a).

(b)                                 Each Revolving Lender (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 6 Arrangers, any other Revolving Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(c)                                  Upon (i) the execution of a counterpart of this Amendment by each Revolving Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the Revolving Lenders party to this Amendment shall become a Lender under the Amended Credit Agreement and shall have the respective Revolving Commitment set forth on Schedule I hereto, effective as of the Amendment No. 6 Effective Date.

Section 5.                                          Waiver.

Effective as of the Amendment No. 6 Waiver Effective Date, the Lenders hereby waive the requirement that the Borrower furnish to the Administrative Agent the annual business plan of the Borrower and its Subsidiaries for Fiscal Year ending December 31, 2019 pursuant to Section 6.1(e) of the Credit Agreement (the “Specified Waiver”). Each of the Loan Parties hereby expressly acknowledges and confirms that the foregoing waiver by the Lenders of the Specified Waiver is a one-time waiver solely with respect to the Specified Waiver and shall not be construed as creating any course of conduct on the part of the Administrative Agent or the Lenders.

Section 6.                                          Representations and Warranties.

(a)                                 To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, including the Term B-1 Lenders, the Additional Term B-1 Lenders and the Revolving Lenders, and the Administrative Agent that, as of each of the Amendment No. 6 Effective Date and the Amendment No. 6 Waiver Effective Date, and after giving effect to the transactions and amendments to occur on the Amendment No. 6 Effective Date, this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b)                                 The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on each of the Amendment No. 6 Effective Date and the Amendment No. 6 Waiver Effective Date, true and correct in all material respects on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 6 Effective Date or Amendment No. 6 Waiver Effective Date, as applicable, or on such earlier date, as the case may be.

(c)                                  After giving effect to this Amendment and the transactions contemplated hereby on Amendment No. 6 Effective Date, no Default or Event of Default has occurred and is continuing on either of the Amendment No. 6 Effective Date or the Amendment No. 6 Waiver Effective Date.

(d)                                 On the Amendment No. 6 Effective Date, immediately after the consummation of the transactions contemplated under this Amendment to occur on the Amendment No. 6 Effective Date, the Borrower and its Subsidiaries are, on a consolidated basis after giving effect to such transactions, Solvent.

Section 7.                                          Conditions to Effectiveness of Amendment No. 6 and the Specified Waiver.

(a)                                 The Refinancing Amendments, and the obligation of the Lenders party hereto to make the Additional Term B-1 Loans and Revolving Loans (collectively, the “Amendment No. 6 Loans”) on the Amendment No. 6 Effective Date is subject to the satisfaction of the following conditions shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 6 Effective Date”):

(i)                  The Administrative Agent and the Amendment No. 6 Arrangers (or their counsel) shall have received from (1) the Borrower, (2) each Lender party hereto (which, at a minimum shall constitute the Required Lenders and all of the Revolving Lenders) and (3) the Administrative Agent, either (A) counterparts of this Amendment signed on behalf of such parties or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(ii)               Immediately before and after giving effect to the borrowing of the Amendment No. 6 Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Amended Credit Agreement shall be satisfied on and as of the Amendment No. 6 Effective Date.

(iii)            The Administrative Agent and the Lenders party hereto shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 6 Effective Date, certifying compliance with clause (ii) above.

(iv)           The Administrative Agent and the Amendment No. 6 Arrangers shall have received written opinions (addressed to the Administrative Agent and the Lenders party hereto and dated the Amendment No. 6 Effective Date) of (1) Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties and (2) opinions of counsel listed on Schedule II hereto.

(v)              The Administrative Agent and the Amendment No. 6 Arrangers shall have received a copy of (1) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (2) signature and

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incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (3) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 6 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (4) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(vi)           The Administrative Agent, the Amendment No. 6 Arrangers and the Revolving Lenders shall have received all fees and other amounts previously agreed in writing by the Amendment No. 6 Arrangers and the Borrower to be due and payable on or prior to the Amendment No. 6 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 6 Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Amendment No. 6 Arrangers) required to be reimbursed or paid by any Loan Party under any Loan Document.

(vii)        The Administrative Agent shall have received a Borrowing Request requesting that the Lenders make the Amendment No. 6 Loans to the Borrower on the Amendment No. 6 Effective Date.

(viii)     Each Loan Party shall have entered into the Guaranty Agreement and the Pledge and Security Agreement.

(ix)           The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower certifying that the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated under this Amendment are Solvent.

(x)              The Administrative Agent and the Amendment No. 6 Arranger shall have received all documentation at least three Business Days prior to the Amendment No. 6 Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Amendment No. 6 Effective Date and that the Administrative Agent or the Amendment No. 6 Arrangers have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(xi)           The Borrower shall have obtained Commitments (1) in respect of Term B-1 Loans in an aggregate amount equal to $2,000,000,000 and (2) in respect of Revolving Loans in an aggregate amount equal to $225,000,000.  The Borrower shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 6 shall pay in full, (A) all of the Existing Term Loans (giving effect to any exchange thereof for Term B-1 Loans pursuant to the terms hereof), (B) all accrued and unpaid fees and interest with respect to the Existing Term Loans (including any such Existing Term Loans that will be exchanged for Term B-1 Loans on the Amendment No. 6 Effective Date), (C) all outstanding Existing Revolving Loans and all accrued and unpaid interest thereon, (D) all accrued and unpaid fees with respect to the Revolving Commitments and Letters of Credit and (E) to the extent invoiced, any amounts payable to the Persons that are Lenders immediately prior to the Amendment No. 6 Effective Date that do not exchange their Existing Term Loans for Term B-1 Loans pursuant to Section 2.02(d) of the

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Credit Agreement, such payments to be made with the cash proceeds of the Term B-1 Loans to be made on the Amendment No. 6 Effective Date and other funds available to the Borrower.

(xii)        The Borrower shall have issued (1) an unconditional notice of redemption in respect of all outstanding 2023 Senior Secured Notes and (2) a notice of redemption in respect of all outstanding 2022 Subordinated Notes, conditioned only upon the receipt of net proceeds from the Term B-1 Loans.

(xiii)     Subject to Section 5.14 of the Amended Credit Agreement, the Collateral and Guarantee Requirement shall have been satisfied.

(xiv)    The Administrative Agent shall notify the Borrower and the Lenders of each of the Amendment No. 6 Effective Date and the Amendment No. 6 Waiver Effective Date and such notices shall be conclusive and binding.  Notwithstanding the foregoing, the amendments and waivers effected hereby shall not become effective and the obligations of the Amendment No. 6 Lenders hereunder to make any Loans will automatically terminate if each of the conditions set forth or referred to in this Section 6 has not been satisfied or waived at or prior to 5:00 p.m., New York City time, on April 29, 2019.

(b)                                 The Specified Waiver set forth in Section 5 of this Amendment shall become effective on the date on which the Administrative Agent and the Amendment No. 6 Arrangers (or their counsel) shall have received from (i) the Borrower, (ii) each Lender party hereto (which, at a minimum shall constitute the Required Lenders) and (iii) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment (the “Amendment No. 6 Waiver Effective Date”).

Section 8.                                          Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 11.12 and 11.13 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

Section 9.                                          Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for each of the Administrative Agent and the Amendment No. 6 Arrangers, respectively.

Section 10.                                   Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

Section 11.                                   Effect of Amendment.

(a)                                 Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the

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Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 6 Effective Date.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)                                 On and after the Amendment No. 6 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Craig R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Chief Financial Officer

[Signature Page To Amendment No. 6]

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Michael Moore
Name: Michael Moore
Title: Director & Vice President

[Signature Page To Amendment No. 6]

CITIBANK, N.A., as Issuer, Additional Term B-1 Lender and Revolving Lender

By:	/s/ Michael Moore
Name: Michael Moore
Title: Director & Vice President

[Signature Page To Amendment No. 6]

Schedule I

Lender	Additional Term B-1 Commitment
Citibank, N.A.	$1,674,574,788.39

Lender	Revolving Commitment
Citibank, N.A.	$56,250,000.00
Bank of America, N.A.	$56,250,000.00
Barclays Bank PLC	$37,500,000.00
Credit Suisse AG, Cayman Islands Branch	$37,500,000.00
Goldman Sachs Bank USA	$37,500,000.00
Total	$225,000,000.00

Schedule II

Quarles & Brady LLP, Arizona counsel for the Loan Parties

Husch Blackwell, Kansas and Missouri counsel for the Loan Parties

EXHIBIT A

Form of Consent

CONSENT (this “Consent”) in connection with the Sixth Amendment (the “Amendment”) to the Credit Agreement dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that Fourth Amendment to Credit Agreement dated as of June 13, 2017 and that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”) and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent and Citibank, N.A., as an Issuer (each as defined therein).

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

Term Lenders:

☐                                    Consent and Convert (Cashless Settlement). The undersigned hereby irrevocably and unconditionally consents to the terms of the Amendment and the Amended Credit Agreement and agrees to the conversion of the full principal amount of its Existing Term Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole direction, with any remaining Existing Term Loans being repaid) effective as of the Amendment No. 6 Effective Date via a cashless roll.

☐                                    Consent and Reallocation. The undersigned hereby irrevocably and unconditionally consents to the terms of the Amendment and the Amended Credit Agreement and agrees to the prepayment of the full principal amount of its Existing Term Loans. Affiliates designated by the undersigned will receive Term B-1 Loans in an aggregate principal amount equal to the aggregate principal amount of Existing Term Loans of the undersigned prepaid (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Borrower and the Administrative Agent in their sole discretion).

Revolving Lenders:

☐                                    The undersigned hereby irrevocably and unconditionally consents to this Amendment and agrees to provide the Revolving Commitment, set forth on Schedule I to the Amendment opposite the undersigned’s name.

,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:]

By:
Name:
Title:

Exhibit B

CREDIT AGREEMENT
dated as of

April 30, 2013,

as amended by

Amendment No. 1, dated as of December 11, 2015,

Amendment No. 2, dated as of November 8, 2016,

Amendment No. 3, dated May 9, 2017,

Amendment No. 4, dated June 13, 2017,

Amendment No. 5, dated August 14, 2018 and

Amendment No. 6, dated April 22, 2019,

among

AMC ENTERTAINMENT HOLDINGS, INC.,
as Borrower,

The Lenders Party Hereto,

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent

CITIBANK, N.A.,

as Issuing Bank,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Syndication Agent,

BARCLAYS BANK PLC,

CREDIT SUISSE LOAN FUNDING LLC and GOLDMAN SACHS LENDING PARTNERS LLC,

as Co-Documentation Agents,

CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC,

CREDIT SUISSE LOAN FUNDING LLC and GOLDMAN SACHS LENDING PARTNERS LLC,
as Joint Bookrunners,

and

CITIGROUP GLOBAL MARKETS INC. and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 1.01(b)	—	Existing Letters of Credit
Schedule 3.05	—	Effective Date Material Real Property
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Post-Closing Matters
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.05	—	Asset Sales
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Transactions with Affiliates

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Affiliated Lender Assignment and Assumption
Exhibit C	—	Form of Guaranty
Exhibit D	—	Form of Pledge and Security Agreement
Exhibit E	—	Form of First Lien Intercreditor Agreement
Exhibit F	—	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Specified Discount Prepayment Notice
Exhibit J	—	Form of Specified Discount Prepayment Response
Exhibit K	—	Form of Discount Range Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Offer
Exhibit M	—	Form of Solicited Discounted Prepayment Notice
Exhibit N	—	Form of Solicited Discounted Prepayment Offer
Exhibit O	—	Form of Acceptance and Prepayment Notice
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit Q	—	Form of Borrowing Request
Exhibit R	—	Form of Interest Election Request
Exhibit S	—	Form of Notice of Loan Prepayment

CREDIT AGREEMENT dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (this “Agreement”), among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, and CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent and CITIBANK, N.A., as Issuing Bank.

WHEREAS, the Borrower has requested (a) the Term Lenders to extend Term Loans, which, on the Effective Date shall be in the form of $2,000,000,000 aggregate principal amount of Term Loans, (b) the Revolving Lenders to provide Revolving Loans, subject to the Revolving Commitment, which, on the Effective Date shall be in an aggregate principal amount of $225,000,000, to the Borrower at any time during the Revolving Availability Period, and (c) the Issuing Banks to issue Letters of Credit at any time during the Revolving Availability Period, in an aggregate face amount at any time outstanding not in excess of $50,000,000;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01              Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit O.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D)(2).

“Accepting Lenders” has the meaning specified in Section 2.24(a).

“Accounting Changes” has the meaning specified in Section 1.04(d).

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition Transaction” means any Investment by the Borrower or any Restricted Subsidiary in a Person if as a result of such Investment, (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent and each Issuing Bank (in each case, such approval in each case not to be unreasonably withheld or delayed) and the Borrower.

“Additional Term B-1 Commitment” means, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make an Additional Term B-1 Loan hereunder on the Effective Date, in the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 6 and made a part hereof.  The aggregate amount of the Additional Term B-1 Commitments of all Additional Term B-1 Lenders shall equal the outstanding aggregate principal amount of Non-Exchanged Original Term Loans.

“Additional Term B-1 Lender” means a Person with an Additional Term B-1 Commitment to make Additional Term B-1 Loans to the Borrower on the Effective Date.

“Additional Term B-1 Loan” means a Loan that is made pursuant to the second sentence of Section 2.02(d) of this Agreement on the Effective Date.

“Additional Term Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Incremental Term Loan pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Borrower.

“Additional/Replacement Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Citicorp North America, Inc., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means an Affiliated Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and the investment decisions of which are not controlled by an Affiliate of the Borrower.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Borrower (other than any of its Subsidiaries) at such time.

“Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 9.04(f)(5).

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.04(f)(3).

“Agent” means the Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00%.

“Alternative Currency” means any of Canadian Dollars, Euros, Japanese Yen, Pound Sterling and Swiss Francs and any other lawful currency acceptable to the applicable Issuing Bank from time to time.

“Amendment No. 1” means First Amendment to Credit Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” means December 11, 2015.

“Amendment No. 2” means Second Amendment to Credit Agreement dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” means November 8, 2016.

“Amendment No. 3” means Third Amendment to Credit Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” means May 9, 2017.

“Amendment No. 4” means Fourth Amendment to Credit Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” means June 13, 2017.

“Amendment No. 5” means Fifth Amendment to Credit Agreement dated as of the Amendment No. 5 Effective Date.

“Amendment No. 5 Effective Date” means August 14, 2018.

“Amendment No. 6” means Sixth Amendment to Credit Agreement dated as of the Effective Date.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” means the percentage (carried out to the ninth decimal place) of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate.”

“Applicable Rate” means, for any day, (a) with respect to any Term Loan, (i) 2.00% per annum, in the case of an ABR Loan, or (ii) 3.00% per annum, in the case of a Eurocurrency Loan and (b) with respect to any Revolving Loan, on the Effective Date (i) 1.25% per annum, in the case of an ABR Loan, or (ii) 2.25% per annum, in the case of a Eurocurrency Loan; provided that, solely with respect to clause (b), from and after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of Borrower completed after the Effective Date pursuant to Section 5.01, the Applicable Rate with respect to any Revolving Loan shall be based on the Secured Leverage Ratio set forth in the most recent Compliance Certificate in accordance with the pricing grid below:

Level	Secured Leverage Ratio	ABR Revolving Loan Applicable Rate	Eurocurrency Revolving Loan Applicable Rate
1	> 1.25:1.00	1.50%	2.50%
2	< 1.25:1.00	1.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01; provided that, at the option of the Administrative Agent (at the direction of the Required Lenders and upon notice to Borrower of such determination), the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date immediately prior to the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).  Upon the request of the Administrative Agent or the Required Term Loan Lenders or Required Revolving Lenders, as applicable, on and after receipt of a notice that an Event of Default has occurred, the highest pricing level shall apply as of the date of such Event of Default (as reasonably determined by the Borrower) and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements under Section 5.01 or a Compliance Certificate is shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate, and (iii) the Borrower shall pay to the Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.  Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until written demand is made for such payment pursuant to this paragraph and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the default interest pursuant to Section 2.13(c)), at any time prior to the date that is five (5) Business Days following such written demand.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” has the meaning specified in clause (a) of the definition of the term “Prepayment Event.”

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Borrower and its consolidated subsidiaries for, the fiscal year ending December 31, 2018.

“Available Amount,” means, on any date of determination, a cumulative amount equal to (without duplication):

(a)                                 the greater of (i) $300,000,000 and (ii) 30% of Consolidated EBITDA for the Test Period then last ended (such greater amount, the “Starter Basket”), plus

(b)                                 the Available Amount (as defined in, and calculated under, the Original Credit Agreement) as of the fiscal year ended December 31, 2018, plus

(c)                                  (i) cumulative Consolidated EBITDA for each quarter commencing with the fiscal quarter commencing January 1, 2019 through the most recently ended fiscal quarter of the Borrower, minus (ii) 1.70 multiplied by cumulative Consolidated Interest Expense for the same period, plus

(d)                                 returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by the Borrower and the Restricted Subsidiaries on Investments made after the Effective Date using the Available Amount (not to exceed the amount of such Investments), plus

(e)                                  Investments of the Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary made after the Effective Date that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of the Restricted Subsidiaries up to the Fair Market Value of the Investments of the Borrower or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation, plus

(f)                                   the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary after the Effective Date (including the issuance or sale of Equity Interests of an Unrestricted Subsidiary) received by the Borrower or any Restricted Subsidiary, plus

(g)                                  to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary after the Effective Date, plus

(h)                                 the aggregate amount of any Retained Declined Proceeds since the Effective Date.

“Available Cash” means, as of any date of determination, the aggregate amount of cash and Permitted Investments of the Borrower or any Restricted Subsidiary to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract binding on the Borrower or any Restricted Subsidiary.

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a)                                 the Net Proceeds of new public or private issuances of Qualified Equity Interests in the Borrower or any parent of the Borrower which are contributed to (or received by) the Borrower after the Effective Date, plus

(b)                                 capital contributions received by the Borrower after the Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest) and the Fair Market Value of any in-kind contributions, plus

(c)                                  the net cash proceeds received by the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)                                 returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by Borrower and the Restricted Subsidiaries on Investments made after the Effective Date using the Available Equity Amount (not to exceed the amount of such Investments);

provided that the Available Equity Amount shall not include any Cure Amount, any amounts used to incur Indebtedness pursuant to Section 6.01(a)(xxiv), any amounts used to make Restricted Payments pursuant to 6.08(a)(vi)(c) or any amounts used to make Investments pursuant to Section 6.04(p).

“Available RP Capacity Amount” means the amount of Restricted Payments that may be made at the time of determination pursuant to Sections 6.08(a)(vi), (viii), and (xii), minus the sum of the amount of the Available RP Capacity Amount utilized by Borrower or any Restricted Subsidiary to (a) make Restricted Payments in reliance on Sections 6.08(a)(vi), (viii), and (xii), (b) make investments pursuant to Section 6.04(n) and (c) make payments with respect to any Junior Financing pursuant to Section 6.08(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III:  International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means (a) AMC Entertainment Holdings, Inc. and (b) any Successor Borrower.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $500,000.

“Borrowing Multiple” means $100,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit Q or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent’s Office is located are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan the term “Business Day” shall also exclude any day that is not a London Banking Day.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Borrower for such period prepared in accordance with GAAP.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on December 31, 2018, in accordance with GAAP as in effect from time to time but subject to the proviso in the definition of GAAP); for the avoidance of doubt, any obligation relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after December 31, 2018 shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, as in effect on December 31, 2018, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrowers and the Restricted Subsidiaries.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Revolving Lenders, as collateral for LC Exposure or obligations of the Revolving Lenders to fund participations in respect of LC Exposure, cash or deposit account balances under the sole dominion and control of the Collateral Agent or, if the Collateral Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank.  “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Obligations” means obligations of the Borrower or any Restricted Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing (including Cash Management Services).

“Cash Management Services” has the meaning assigned to such term in the definition of the term “Secured Cash Management Obligations.”

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means the acquisition of beneficial ownership by any Person or group, other than the Permitted Holders (or any holding company parent of the Borrower, which may include a public company), of Voting Equity Interests representing 40% or more of the aggregate votes entitled to vote for the election of directors of the Borrower having a majority of the aggregate votes on the Board of Directors of the Borrower and the aggregate number of votes for the election of such directors of the Voting Equity Interests beneficially owned by such Person or group is greater than the aggregate number of votes for the election of such directors represented by the Voting Equity Interests beneficially owned by the Permitted Holders, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) directors of the Borrower having a majority of the aggregate votes on the Board of Directors of the Borrower.

For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof, (ii) the phrase Person or group shall be as determined within the meaning of Section 13(d) or 14(d) of the Exchange Act, but shall exclude any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Equity Interests of Borrower, directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group, (iv) a Person or group shall not be deemed to beneficially own Voting Equity Interests (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Equity Interests in connection with the transactions contemplated by such agreement and (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and (v) a Person or group (other than Permitted Holders) shall not be deemed to beneficially own the Voting Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Equity Interests entitled to vote for the election of directors of such Person’s parent having a majority of the aggregate votes on the Board of Directors of such Person’s parent.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the Effective Date, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the Effective Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the Effective Date, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

“Citibank” means Citibank, N.A., a national banking association.

“Citicorp” has the meaning specified in the preamble to this Agreement.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term Loans, Incremental Term Loans or Other Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes. Notwithstanding anything herein to the contrary and Additional Term B-1 Loans shall be deemed to be the same Class as the Term B-1 Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means Citicorp North America, Inc., in its capacity as collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Administrative Agent shall have received from (i) the Borrower and each Domestic Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guaranty duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guaranty, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Pledge and Security Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Pledge and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents of the type referred to in Section 3.1(a) of the Original Credit Agreement and, to the extent reasonably requested by the Collateral Agent, opinions of the type referred to in Section 3.1(a) of the Original Credit Agreement;

(b)                                 all outstanding Equity Interests of the Borrower and the Restricted Subsidiaries (other than any Equity Interests constituting Excluded Assets or Equity Interests of Immaterial Subsidiaries that is not a Loan Party) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge and Security Agreement (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(c)                                  if any Indebtedness for borrowed money of Holdings, any Borrower or any Subsidiary in a principal amount of $15,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)                                 all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(e)                                  the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Collateral Agent) of the Fair Market Value of such Mortgaged Property, as reasonably determined by the Borrower and agreed to by the Collateral Agent, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement), as the Collateral Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (provided, however, in lieu of a zoning endorsement the Collateral Agent shall accept a zoning letter), (iii) such affidavits and “gap” indemnifications as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above, (iv) a survey of each Mortgaged Property (other than any Mortgaged Property to the extent comprised of condominiums and to the extent the same cannot be surveyed) in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), (v) a completed “Life of Loan” Federal Emergency Management (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations and (vi) such customary legal opinions as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, surveys, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse Tax consequences to Borrower and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements (other than certificated securities), (d) no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $15,000,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $15,000,000, (f) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), (h) no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters and (i) in no event shall the Collateral include any Excluded Assets.  The Collateral Agent may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, and Other Term Commitment of any Class or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Materials” has the meaning specified in Section 5.01.

“Compliance Certificate” means a certificate of a Financial Officer required to be delivered pursuant to Section 5.01(d).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a)                                 without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                                total interest expense and, to the extent not reflected in such total interest expense, (A) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, (B) bank and letter of credit fees and costs of surety bonds in connection with financing activities, (C) cash dividend payments in respect of preferred stock (including any JV Preferred Equity Interests) and any Disqualified Equity Interests and (E) other items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i) through (xiii) thereof,

(ii)                                provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) other fees, taxes and expenses to maintain corporate existence,

(iii)                                 depreciation and amortization (including amortization of intangible assets, Capitalized Software Expenditures, internal labor costs and amortization of deferred financing fees, OID or costs),

(iv)                               other non-cash charges (including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purpose) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v)                               the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,

(vi)                               (A) the amount of payments made to option, phantom equity or profits interest holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and (B) the amount of fees, expenses and indemnities paid to directors, including of the Borrower or any direct or indirect parent thereof,

(vii)                                losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing,

(viii)                                 cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (d) below for any previous period and not added back,

(ix)                               any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or Net Proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),

(x)                               any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, and

(xi)                               expenses consisting of internal software development costs that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(b)                                 without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Transaction, any restructuring, cost saving initiative or other initiative and any Consolidated EBITDA attributable to any of the foregoing, in each case projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower) (any such projected benefit, a “Projected Benefit”), including any Projected Benefit (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Borrower or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the applicable Borrower) with respect to any Specified Transaction, any restructuring, cost saving initiative or other initiative whether initiated before, on or after the Effective Date, within 24 months after such Specified Transaction, restructuring, cost saving initiative or other initiative (which Projected Benefit shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such Projected Benefit had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such Projected Benefit is reasonably quantifiable and factually supportable, (B) no Projected Benefit shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such Projected Benefit that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), (C) the share of any such Projected Benefit with respect to a joint venture that are to be allocated to the Borrower or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period and (D) the aggregate amount of Projected Benefits added pursuant to this paragraph (b) for any Test Period when taken together shall not exceed 25% of Consolidated EBITDA for such Test Period (giving pro forma effect to the relevant transaction and determined after to giving effect to any Pro Forma Adjustments pursuant to this clause (b));

plus

(c)                                  amount of Consolidated EBITDA (estimated in good faith by the Borrower) attributable to any completed New Project that has completed less than a full Test Period of operations, calculated on a Pro Forma Basis as though such New Project had been completed on the first day of the relevant Test Period;

less

(d)                              without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                                non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii)                                the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period from Consolidated Net Income), in each case, as determined on a consolidated basis for the Borrowers and the Restricted Subsidiaries in accordance with GAAP; provided that,

(I)                              there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and

(II)                              there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at the Borrower’s election only when and to the extent such operations are actually disposed of), including any division, product line, theatre, screen or other facility used for operations of the Borrower or any Restricted Subsidiary, which was closed for business or disposed of during such period (other than any theatre closed in the ordinary course of business within 120 days of lease expiration) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders).

“Consolidated First Lien Debt” means, as of any date of determination, (a) the amount of Consolidated Total Debt (including in respect of the Loans hereunder) that is secured by a material portion of the Collateral on an equal or super priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations (excluding, in any event, all Capital Lease Obligations and any subordinated Indebtedness) minus (b) Available Cash.

“Consolidated Interest Expense” means the sum of (a) cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements plus (b) the amount of cash dividends or distributions made by the Borrower and the Restricted Subsidiaries in respect of JV Preferred Equity Interests and other preferred Equity Interests issued in accordance with Section 6.01(c), but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (v) all non-recurring cash interest expense or “additional interest” for failure to timely comply with registration rights obligations, (vi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect to any acquisition or any other Investment, all as calculated on a consolidated basis in accordance with GAAP, (vii) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any interest expense attributable to a direct or indirect parent entity resulting from push down accounting, (xi) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xii) any pay-in-kind interest expense or other non-cash interest expenses and (xiii) any payments made in respect of any operating leases.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a)                                 extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or offices’ opening costs, start-up costs and other business optimization expenses (including related to new product introductions, costs incurred in connection with any New Project (including costs incurred in connection with unconsummated theatre acquisitions) and other strategic or cost saving initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions consummated prior to or after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to the closure or disposition of any theatre or a screen within a theatre, costs related to closure/consolidation of facilities or offices, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgements thereof),

(b)                                 the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income,

(c)                                  Transaction Costs,

(d)                                 the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or, if not paid in cash or Permitted Investments, but later converted into cash or Permitted Investments, upon such conversion) by such Person to the Borrower or a Restricted Subsidiary thereof during such period,

(e)                                  any fees and expenses (including any transaction or retention bonus or similar payment, any earnout, contingent consideration obligation or purchase price adjustment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f)                                   any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g)                                  accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(h)                                 all Non-Cash Compensation Expenses,

(i)                                     any income (loss) attributable to deferred compensation plans or trusts,

(j)                                    any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by the Borrower or any Restricted Subsidiary in respect of such investment),

(k)                                 any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l)                                     any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments in such Test Period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m)                             any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances and other balance sheet items,

(n)                                 any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(o)                                 any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, film television costs and investments in debt and equity securities), and

(p)                                 solely for the purpose of calculating the Available Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior Governmental Approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Permitted Investments to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the any acquisition or Investment consummated prior to (or after) the Effective Date and any Permitted Acquisitions or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received,  due or otherwise estimated in good faith to be received from business interruption insurance, liability or casualty events insurance or reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder (occurring prior to or after the Amendment No. 6  Effective Date (net of any amount so added back in any prior period to the extent not so reimbursed within a two-year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Secured Debt” means, as of any date of determination, (a) Consolidated Total Debt that is secured by a Lien on a material portion of the Collateral (excluding, in any event, all Capital Lease Obligations and any subordinated Indebtedness) minus (b) Available Cash.

“Consolidated Senior Debt” means, as of any date of determination, (a) Consolidated Total Debt (other than any Indebtedness that is expressly subordinated or junior in right of payment to any other Indebtedness) minus (b) Available Cash.

“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit, Capital Lease Obligations, third party Indebtedness obligations evidenced by notes or similar instruments (and excluding, for the avoidance of doubt, Swap Obligations), in each case of the Borrower and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method or pushdown accounting in connection with any Permitted Acquisition or other Investment); provided, in determining the amount of Consolidated Total Debt for the purpose of this definition, the amount of Consolidated Total Debt consisting of Revolving Loans or other Indebtedness that consists of a revolving line of credit shall be deemed to be the aggregate outstanding principal amount thereof on the last day of each fiscal quarter of the Borrower ending during the Test Period most recently ended on or prior to such date, divided by four (4).

“Consolidated Total Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) Available Cash.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions, dispositions or Unrestricted Subsidiary designations by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition, disposition or Unrestricted Subsidiary designation occurred and not over the period in which Excess Cash Flow is calculated and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of the term “ECF Deductions”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by a Loan Party in exchange for, or to extend, renew, replace or refinance, in whole or part, any Class of existing Term Loans or Revolving Loans (or unused Revolving Commitments) (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including any unused Revolving Commitment at such time) (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt (other than Customary Bridge Loans and except with respect to an amount equal to the Maturity Carveout Amount at such time), (c) shall not be guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement(s) and (e) has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions, and other than with respect to Customary Bridge Loans) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such refinancing) (it being understood that, to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant or other covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (ii) only applicable after the Latest Maturity Date at the time of such refinancing).

“Cure Amount” has the meaning specified in Section 7.02.

“Cure Right” has the meaning specified in Section 7.02.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is not shorter than the Weighted Average Life to Maturity of the Term Loans and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is no earlier than the Latest Maturity Date at the time such bridge loans are incurred.

“Customary Escrow Provisions” means customary redemption terms in connection with escrow arrangements.

“Customary Exceptions” means (a) customary asset sale, insurance and condemnation proceeds events, excess cash flow sweeps, change-of-control offers or events of default and/or (b) Customary Escrow Provisions.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within one Business Day of the date on which such funding is required hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)) or by any Issuing Bank to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 7.01(h) or (i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in such Lender or its direct or indirect parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, sold or otherwise disposed of or returned in exchange for consideration in the form of cash or Permitted Investments in compliance with Section 6.05.

“director” has the meaning assigned to such term in the definition of “Board of Directors.”

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Discounted Prepayment Effective Date” means, in the case of the Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or

Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)                                 matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)                                 is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)                                  is redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments, (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower (or any direct or indirect parent thereof), the Borrower or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof), the Borrower or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability, (iii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interest shall not be deemed to be Disqualified Equity Interest and (iv) Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests as a result of the subsequent extension of the Term Maturity Date.

“Disqualified Lenders” means (a)(i) those Persons identified by the Borrower to the Lead Arrangers in writing prior to the Effective Date and (ii) if after the Effective Date, that are reasonably acceptable to the Administrative Agent, (b) those Persons who are competitors of the Borrower and its Subsidiaries identified by the Borrower to the Administrative Agent from time to time in writing (including by email and including those identified pursuant to the Original Credit Agreement) and (c) in the case of each Persons identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by the Borrower from time to time or (ii) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of this clause (c), Affiliates that are bona fide debt funds); provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.  Any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be sent by the Borrower to the Administrative Agent in writing (including by email) and such supplement shall take effect on the Business Day such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender).

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent amount thereof in dollars as determined by the Administrative Agent at such time in accordance with Section 1.06 hereof.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Deductions” means, for any period, an amount equal to the sum of:

(a)                                 without duplication of amounts deducted pursuant to clause (e) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, to the extent that such Capital Expenditures were financed with internally generated cash flow of the Borrower or the Restricted Subsidiaries,

(b)                                 cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income to the extent financed with internally generated cash flow of the Borrower or the Restricted Subsidiaries,

(c)                                  without duplication of amounts deducted pursuant to clause (e) below in prior fiscal years, the amount of Investments (other than Investments in Permitted Investments) and acquisitions not prohibited by this Agreement, to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower or the Restricted Subsidiaries,

(d)                                 the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income, to the extent that such expenditure was financed with internally generated cash flow of the Borrowers or the Restricted Subsidiaries (other than Investments in Permitted Investments), and

(e)                                  without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contract commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period and (B) to the extent set forth in a certificate of a Financial Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such Test Period is required to be delivered pursuant to Section 5.01(d), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (A) and (B), relating to New Projects, Permitted Acquisitions, other Investments (other than Investments in Permitted Investments) or Capital Expenditures (including Capitalized Software Expenditures or other purchases of Intellectual Property) to be consummated or made during a subsequent Test Period; provided, that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such Test Period is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Test Period.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Secured Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) or any repurchase pursuant to Section 9.04(g) prior to the date of such prepayment) as of the end of such fiscal year is (a)

greater than 1.80 to 1.00, 50% of Excess Cash Flow for such fiscal year and (b) equal to or less than 1.80 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 22, 2019, the date on which all conditions precedent set forth in Section 7 of Amendment No. 6 are satisfied.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring, ticking, commitment, underwriting or other similar fees payable in connection therewith and, if applicable, consent fees for an amendment (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) and any other fees not paid to all relevant lenders generally; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Alternate Base Rate floor,” (i) to the extent that the LIBO Rate (with an Interest Period of one month) or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBO Rate (with an Interest Period of one month) or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including, subject to the requirements of Section 9.04(f), (g) and (h), as applicable, the Borrower or any of their Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.

“Environmental Laws” means applicable common law and all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to pollution or the protection of the environment, including with respect to the preservation or reclamation of natural resources, Hazardous Materials, or to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)                                 the sum, without duplication, of:

(i)                                Consolidated Net Income for such period,

(ii)                               an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),

(iii)                                 decreases in Consolidated Working Capital, long-term receivables and long-term prepaid assets and increases in long-term deferred revenue for such period,

(iv)                                an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v)                                   extraordinary, non-recurring or unusual cash gains to the extent deducted in arriving at Consolidated Net Income, and

(vi)                               cash proceeds in respect of Swap Agreements during such period to the extent not included in arriving at such Consolidated Net Income, less:

(b)                                 the sum, without duplication, of:

(i)                                an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (p) of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Indebtedness incurred on the Effective Date),

(ii)                               (x) the aggregate amount of all principal payments of Indebtedness, including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (i) all other prepayments of Term Loans and other Consolidated First Lien Debt and (ii) all prepayments of revolving loans (including Revolving Loans) made during such period (other than in respect of any revolving credit facility (excluding Revolving Loans) to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(iii)                                 an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(iv)                               increases in Consolidated Working Capital and long-term receivables, long-term prepaid assets and decreases in long-term deferred revenue for such period,

(v)                                  the amount of dividends and distributions paid in cash during such period not prohibited by this Agreement, to the extent that such dividends and distributions were financed with internally generated cash flow of the Borrower or the Restricted Subsidiaries,

(vi)                               the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(vii)                            extraordinary, non-recurring or unusual cash losses to the extent not deducted in arriving at Consolidated Net Income, and

(viii)                        cash expenditures in respect of Swap Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than dollars, the rate at which such currency may be exchanged into dollars as set forth at approximately 11:00 a.m. on such day as set forth on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the applicable Issuing Bank and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the spot rate of exchange of the applicable Issuing Bank through its principal foreign exchange trading office, at or about 11:00 a.m., New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the applicable Issuing Bank may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Exchanged Original Term Loans” means each Original Term Loan outstanding on the Effective Date (or portion thereof) and held by a Rollover Original Term Lender on the Effective Date immediately prior to the extension of credit hereunder on the Effective Date and as to which the Rollover Original Term Lender thereof has consented to exchange into a Term B-1 Loan and the Administrative Agent has allocated into a Term B-1 Loan.

“Excluded Assets” means (a) any fee-owned real property (i) that does not constitute a Material Real Property, (ii) located in a jurisdiction that imposes a mortgage recording tax or similar fee and/or (iii) located in an area determined by FEMA to have special flood hazards, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction, (e) margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Loan Party) under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, Equity Interests in any Person other than the Borrower and wholly-owned Restricted Subsidiaries, (f) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or one of its subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (h) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (i) in excess of 65% of the Voting Equity Interests of (i) any Foreign Subsidiary or (ii) any FSHCO, (j) receivables and related assets (or interests therein) (A) sold to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing, (k) commercial tort claims with a value of less than $15,000,000 and letter-of-credit rights with a value of less than $15,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (l) Vehicles and other assets subject to certificates of title, (m) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof, (n) any and all assets and personal property owned or held by any Subsidiary that is not a Loan Party (including any Unrestricted Subsidiary), (o) any Equity Interest in Unrestricted Subsidiaries, and (p) any proceeds from any issuance of Indebtedness permitted to be incurred under Section 6.01 that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Permitted Investments set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Permitted Investments prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose.

“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”): (a) any Subsidiary that is not a wholly-owned subsidiary of the Borrower, (b) each Subsidiary listed on Schedule 1.01(a), (c) each Unrestricted Subsidiary, (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Borrower or one of its subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent), (f) any direct or indirect Foreign Subsidiary, (g) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower that is a CFC, (h) any FSHCO, (i) any other Subsidiary excused from becoming a Loan Party pursuant to clause (a) of the last paragraph of the definition of the term “Collateral and Guarantee Requirement,” (j) each Receivables Subsidiary and (k) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by the Borrower from time to time. For the avoidance of doubt, the Borrower shall not constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations.  If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes, and franchise Taxes, in each case imposed by (i) a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in such jurisdiction or (ii) any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(f), (c) except in the case of an assignee pursuant to a request by the Borrower under Section 2.19, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Existing Letters of Credit” means each letter of credit set forth on Schedule 1.01(b).

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset.  Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Borrower.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code, any intergovernmental agreements (and related legislation or official guidance) entered into in connection with the implementation of such current Sections of the Code (or any such amended or successor version described above) and any laws, fiscal or regulatory legislation, rules or practices adopted by a non-U.S. jurisdiction to implement the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.18(b).

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financial Performance Covenant” means the covenant set forth in Section 6.10.

“First Lien Intercreditor Agreement” means the form of the First Lien Intercreditor Agreement substantially in the form of Exhibit E.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“First Lien/Second Lien Intercreditor Agreement” means the form of First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit F or such other document as reasonably agreed between the Borrower and the Administrative Agent.

“Fixed Amounts” has the meaning assigned to such term in Section 1.04(f).

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of the Borrower that has no material assets other than Equity Interests and/or Indebtedness in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or the Restricted Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies  the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Borrower or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness or other balance sheet items or income statement items under GAAP with respect to Capital Lease Obligations and any other leases shall be determined in accordance with the definition of Capital Lease Obligations and otherwise in accordance with GAAP as in effect on December 31, 2018 (and, in any event, shall exclude the impact on rent expense resulting from the adoption of ASC 842). “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means collectively, the Subsidiary Loan Parties.

“Guaranty” means the Guaranty among the Loan Parties and the Administrative Agent, dated as of April 30, 2013 and amended and restated on the Effective Date, substantially in the form of Exhibit C.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D)(3).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Loans” has the meaning assigned to such term in Section 2.14(a)(ii).

“Incremental Cap” means, as of any date of determination, the sum of (a) the greater of (i) $700,000,000 and (ii) 75% of Consolidated EBITDA for the Test Period then last ended, plus (b) the aggregate principal amount of all voluntary prepayments of the Loans pursuant to Section 2.11(a) (other than in respect of Revolving Loans unless there is an equivalent permanent reduction in Revolving Commitments) or purchases of Term Loans pursuant to Section 9.04(g) made prior to such date (other than, in each case, any such prepayments with the proceeds of long-term Indebtedness); provided,  that, for the avoidance of doubt, in the case of any purchase or prepayment made pursuant to Section 9.04(g), the amount included in the calculation of the Incremental Cap pursuant to this clause (b) shall be the par principal amount of Loans retired in connection with such purchase or prepayment, plus (c) the maximum aggregate principal amount that can be incurred without causing the First Lien Leverage Ratio, after giving effect to the incurrence or establishment, as applicable, of any Incremental Facilities or Incremental Equivalent Debt (which shall assume that all such Indebtedness is Consolidated First Lien Debt and the full amounts of any Incremental Revolving Commitment Increase and Additional/Replacement Revolving Commitments established at such time are fully drawn) and the use of proceeds thereof, on a Pro Forma Basis (but without giving effect to any substantially simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the foregoing clauses (a) and (b) or under the Revolving Credit Facility in connection therewith), to exceed either (x) 3.00 to 1.00 for the most recent Test Period then ended or (y) if incurred in connection with a Permitted Acquisition or other Investment, the First Lien Leverage Ratio immediately prior to the incurrence of such Incremental Facility or Incremental Equivalent Debt.

“Incremental Equivalent Debt” means Indebtedness incurred pursuant to Section 6.01(a)(xxiii).

“Incremental Facilities” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f).

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” means Revolving Loans made pursuant to Additional/Replacement Revolving Commitments.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20(a).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.04(f).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP, (v) accrued expenses and royalties, (vi) asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than 60 days and (vii) any obligations under any operating leases (as determined under GAAP as in effect on the Effective Date).  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.  For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Indentures” means each of the 2022 Subordinated Note Indenture, the 2023 Senior Secured Note Indenture, the 2024 Senior Unsecured Convertible Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture, the 2027 Senior Subordinated Note Indenture and other indentures, agreements or similar documents evidencing senior or subordinated notes or other debt securities of the Borrower or any of its Subsidiaries.

“Information” has the meaning assigned to such term in Section 9.12(a).

“Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement.

“Intercreditor Agreements” means any First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement.

“Interest Election Request” means a request by the Borrower in accordance with Section 2.07 and substantially in the form of Exhibit R or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter as selected by the Borrower in its Borrowing Request (or, if agreed to by each Lender participating therein, twelve months or such other period less than one month thereafter as the Borrower may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; provided, further, that the Interest Period for the initial Eurocurrency Borrowing made on the Effective Date shall be the period commencing on the date of such Borrowing and ending on May 22, 2019.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“ISP98” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) Citibank, N.A. and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit (including, for the avoidance of doubt, Existing Letters of Credit) (it being understood that if Barclays Bank PLC becomes an Issuing Bank hereunder, it shall not be obligated to issue any Letters of Credit hereunder other than standby Letters of Credit) to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents.  In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joint Bookrunners” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Credit Suisse Loan Funding LLC and Goldman Sachs Lending Partners LLC.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Financing” means any Material Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) that is subordinated in right of payment to the Loan Document Obligations.

“JV Preferred Equity Interests” has the meaning assigned to such term in Section 6.01(c).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time (including, without limitation, any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LCT Election” has the meaning provided in Section 1.07.

“LCT Test Date” has the meaning provided in Section 1.07.

“Lead Arrangers” means Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Lender Presentation” means the Lender Presentation dated March 5, 2019 relating to the Loan Parties and Amendment No. 6.

“Lenders” means the Term Lenders, the Revolving Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank.

“Letter of Credit” means any letter of credit (including any Existing Letter of Credit) issued pursuant to this Agreement other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Letter of Credit Commitments” means an amount equal to $50,000,000; provided that, as to any Issuing Bank, such Issuing Bank’s Letter of Credit Commitment shall not exceed such Issuing Bank’s Revolving Commitment or, in the case of an Issuing Bank that becomes an Issuing Bank after the Effective Date, the amount notified in writing to the Administrative Agent by the Borrower and such Issuing Bank; provided that the Letter of Credit Commitment of any Issuing Bank may be increased or decreased if agreed in writing between the Borrower and such Issuing Bank (each acting in its sole discretion) and notified to the Administrative Agent.

“Letter of Credit Expiration Date” means the day that is three Business Days prior to the maturity date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“LIBO Rate” means:

(a)                                 for any Interest Period with respect to a Eurocurrency Borrowing, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate established pursuant to Section 2.14, as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar or euro deposits, as applicable, (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to an ABR Borrowing on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for U.S. dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is established pursuant to Section 2.14, such established rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower.

Notwithstanding the foregoing, and solely with respect to a Eurocurrency Borrowing, the Adjusted LIBO Rate will be deemed to be 0% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 0% per annum.

“LIBOR” has the meaning assigned to such term in the definition of “LIBO Rate.”

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period and LIBO Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower (such consent not to be unreasonably withheld)).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any Acquisition Transaction or any other acquisition or Investment permitted by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans including all obligations in respect of the L/C Exposure, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to reimburse LC Disbursements and pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, the Guaranty, the Pledge and Security Agreement, the Intercreditor Agreements, the other Security Documents, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6 and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means the Borrower, the Subsidiary Loan Parties and any other Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank market.

“Management Investors” means current and/or former directors, officers, partners, members and employees of any Parent Entity, the Borrower and/or any of their respective subsidiaries who (directly or indirectly through one or more investment vehicles) hold Equity Interests in the Borrower on the Effective Date.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means any Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed drawings under letters of credit, third party Indebtedness obligations evidenced by notes or similar instruments or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (a) $250,000,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period at such time; provided that in no event shall any Permitted Receivables Financing be considered Material Indebtedness for any purpose.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means each fee owned parcel of real property owned by a Loan Party having a book value equal to or in excess of $15,000,000.  For the purpose of determining the relevant value under this Agreement with respect to the preceding clause, such value shall be determined as of (a) the Effective Date for real property owned as of the Effective Date, (b) the date of acquisition for real property acquired after the Effective Date or (c) the date on which the entity owning such real property becomes a Loan Party after the Effective Date, in each case as reasonably determined by the Borrower.

“Material Subsidiary” means (a) each wholly-owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter or that is designated by the Borrower as a Material Subsidiary and (b) any group comprising wholly-owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter.

“Maturity Carveout Amount” means up to the greater of (a) $500,000,000 and (b) 50% of Consolidated EBITDA for the Test Period then last ended of Incremental Term Loans, Incremental Equivalent Debt, Maturity Carveout Refinancing Debt.

“Maturity Carveout Refinancing Debt” means Credit Agreement Refinancing Indebtedness incurred utilizing the Maturity Carveout Amount.

“MFN Protection” has the meaning assigned to such term in Section 2.20(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations.  Each Mortgage shall be in a form reasonably agreed between the Borrower and the Administrative Agent.

“Mortgaged Property” means each parcel of Material Real Property and the improvements thereon with respect to which (a) a Mortgage has been granted prior to the Effective Date and (b) a Mortgage shall be granted pursuant to Section 5.11 and Section 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiplex” means any theatre owned by the Borrower or its Subsidiary which has ten or less screens for viewing movies.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback or Casualty Event or similar proceeding), (A) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are permitted hereunder and are made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by the Borrower or the Restricted Subsidiaries and (iii) the amount of all taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“New Project” means (a) each facility, theatre or other project which is either a new facility, a new theatre or an expansion, renovation, relocation, remodeling or other improvement or modernization of an existing theatre or facility owned by a Borrower or the Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Exchanged Original Term Loan” means each Original Term Loan outstanding immediately prior to the Effective Date (or portion thereof) under the Original Credit Agreement other than an Exchanged Original Term Loan.

“Not Otherwise Applied” means, with reference to the Available Amount, the Starter Basket or the Available Equity Amount, as applicable, that was not previously applied pursuant to Section 6.04(n), Section 6.08(a)(viii) or Section 6.08(b)(iv).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit S or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Odeon Credit Agreement” means that certain Revolving Credit Agreement dated as of December 7, 2017 between Odeon Cinemas Group Limited, Odeon Cinemas Limited, the guarantors party thereto, Lloyds Bank PLC, as the agent, security trustee and security agent, the lenders party thereto and the other parties party thereto, as amended, supplemented or otherwise modified.

“OFAC” has the meaning assigned to such term in Section 3.18(c).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“OID” has the meaning assigned to such term in Section 2.20(b).

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” means the Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4, dated as of June 13, 2017 and Amendment No. 5, dated as of August 14, 2018, among the Borrower, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and the other parties thereto, as in effect immediately prior to the Effective Date.

“Original Term Lender” means any Term lender immediately prior to the Amendment No. 6 Effective Date.

“Original Term Loan” means any Term Loan outstanding under the Original Credit Agreement that is in effect immediately prior to the Effective Date.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(h).

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or Loan Modification Agreement.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or Loan Modification Agreement.

“Parent Entity” means any Person that is a direct or indirect parent of Borrower.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) with respect to each such Acquisition Transaction, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Collateral Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.15 or is otherwise an Excluded Subsidiary) and (b) after giving effect to any such purchase or other acquisition, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable, the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, applicable to all, or any portion of, the Loans and/or Commitments of any Class of the Accepting Lenders and, providing for (a) an extension of a maturity date and/or (b) a change in the Applicable Rate (including any “MFN” provisions) with respect to the Loans and/or Commitments of the Accepting Lenders and/or (c) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (d) any call protection with respect to the Loans and/or commitments of the Accepting Lenders (including any “soft call” protection), and/or (e) additional covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant or other covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Permitted Investments between the Borrower or a Restricted Subsidiary and another Person.

“Permitted Encumbrances” means:

(a)                                 Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)                                 Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)                                  Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)                                 Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e)                                  easements, encumbrances, rights-of-way, reservations, restrictions, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(f)                                   Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)                                  Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Borrower or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h)                                 rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i)                                     Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by the Borrower or any of its subsidiaries.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Loan Document Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (c) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (d) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holder” means (a) Wanda Group, (b) Silver Lake, (c) the Management Investors and their Permitted Transferees, and (d) any group of which the Persons described in clauses (a), (b) and/or (c) are members and any other member of such group; provided that the Persons described in clauses (a), (b) and (c), without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, Voting Equity Interests in such Person representing a majority of the aggregate votes entitled to vote for the election of directors of such Person having a majority of the aggregate votes on the Board of Directors of such Person owned by such group.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)                                 dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by it from time to time in the ordinary course of business;

(b)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States, the United Kingdom or such member nation of the European Union is pledged in support thereof;

(c)                                  time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(d)                                 commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)                                  repurchase agreements and reverse repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f)                                   marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)                                  securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)                                 investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)                                     instruments equivalent to those referred to in clauses (a) through (h) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)                                    investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)                                 auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every 35 days);

(l)                                     qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity;

(m)                             with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and

Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(n)                                 investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above.

“Permitted Receivables Financing” means receivables securitizations or other receivables financings (including any factoring program) that are non-recourse to the Borrower and the Restricted Subsidiaries (except for (a) recourse to any Foreign Subsidiaries that own the assets underlying such financing (or have sold such assets in connection with such financing), (b) any customary limited recourse or, to the extent applicable only to non-Loan Parties, that is customary in the relevant local market, (c) any performance undertaking or Guarantee, to the extent applicable only to non-Loan Parties, that is customary in the relevant local market, and (d) an unsecured parent Guarantee by the Borrower or a Restricted Subsidiary that is a parent company of a Foreign Subsidiary of obligations of Foreign Subsidiaries, and, in each case, reasonable extensions thereof); provided that, with respect to Permitted  Receivables Financings incurred in the form of a factoring program, the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Test Period.

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than a Borrower or a Restricted Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of all or any portion of Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 and Section 6.02 of this Agreement immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to clauses (ii)(A), (v), (vii), (xix), (xxvi) and (xxvii) of Section 6.01(a), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (other than Customary Bridge Loans), (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (xviii), (xxi), (xxii), (xxiii) or (xxviii), (i) the terms and conditions (excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, discounts and premiums) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred) (it being understood that, to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any such Permitted Refinancing, the terms shall not be considered materially more favorable if such financial maintenance covenant or other covenant is either (A) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (ii) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(xviii) or (xxvi), (i) the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be on market terms at the time of issuance; provided that no financial maintenance covenant or any other covenant shall be added for the benefit of any such Permitted Refinancing unless such financial maintenance covenant or other covenant is either (A) also added for the benefit of any Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing) and (ii) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended.  For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.  For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior basis with the Loan Document Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (iii) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien/Second Lien Intercreditor Agreement.  Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Secured Obligations on terms and conditions no less favorable, in any material respect, to the Lenders than the terms and conditions set forth in the 2027 Subordinated Note Indenture, (b) will not mature prior to the date that is 91 days after the Latest Maturity Date as of the date such Indebtedness is incurred, (c) has no scheduled amortization or payments of principal prior to the Latest Maturity Date as of the date such Indebtedness is incurred and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope on the Borrower and its Restricted Subsidiaries, taken as a whole, than those set forth in the 2027 Subordinated Note Indenture.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, legatees, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Borrower.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (ii) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (iii) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or any Restricted Subsidiary.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” has the meaning assigned to such term in clause (e) of the definition of the term “ECF Deductions”.

“Platform” has the meaning specified in Section 5.01.

“Pledge and Security Agreement” means the Pledge and Security Agreement among the Borrower, each other Loan Party and the Collateral Agent, dated as of April 30, 2013 and amended and restated on the Effective Date, substantially in the form of Exhibit D.

“Prepayment Event” means:

(a)                                 any sale, transfer or other Disposition of any property or asset of the Borrower or any of the Restricted Subsidiaries pursuant to clauses (j), (k), (l), (m) and (n) of Section 6.05 (other than Dispositions resulting in aggregate Net Proceeds not exceeding the greater of $50,000,000 and 5% of Consolidated EBITDA in the case of any single transaction or series of related transactions) (each such event, an “Asset Sale Prepayment Event”); or

(b)                                 the incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Term Loans resulting from a Refinancing Amendment) or permitted by the Required Lenders pursuant to Section 9.02.

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“primary obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Adjustment” means, for any Test Period, any adjustments to Consolidated EBITDA made in accordance with clauses (b) and (c) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant:  (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of the Restricted Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction” or any New Project shall be included, (ii) any retirement of Indebtedness, (iii) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith (but without giving effect to any simultaneous incurrence of any Indebtedness pursuant to any fixed dollar basket or Consolidated EBITDA grower basket or under any Revolving Credit Facility) and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iv) Available Cash shall be calculated on the date of the consummation of the Specified Transaction after giving pro forma effect to such Specified Transaction (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness the incurrence of which is a Specified Transaction or that is incurred to finance such Specified Transaction); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” (and subject to the provisions set forth in clause (b) thereof) and give effect to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and any of the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the adjustments comprising the “Pro Forma Adjustment.”

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any eight full consecutive quarter period immediately following the disposal of any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within such eight quarter period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 5.01.

“Purchasing Borrower Party” means the Borrower or any subsidiary of the Borrower.

“Qualified Equity Interests” means Equity Interests in the Borrower or any parent of the Borrower other than Disqualified Equity Interests.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing and any other subsidiary (other than any Loan Party) involved in a Permitted Receivables Financing which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations or provide Collateral.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having substantially the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Business Assets” means assets (other than cash or Permitted Investments) used or useful in a Similar Business (which may consist of securities of a Person, including the Equity Interests of any Subsidiary).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure.

“Removal Effective Date” has the meaning assigned to such term in Article VIII.

“Repricing Transaction” means (a) the incurrence by the Borrower of any Indebtedness in the form of a term B loan that is broadly marketed or syndicated to banks and other institutional investors (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change in Control, Transformative Acquisition or Transformative Disposition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans or (b) any effective reduction in the Effective Yield for the Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change in Control, Transformative Acquisition, Transformative Disposition.  Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term Loans.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) except with respect to Customary Bridge Loans and (other than with respect to Indebtedness incurred under Section 6.01(a)(xxviii)) except with respect to an amount equal to the Maturity Carveout Amount at such time, such Indebtedness does not mature earlier than the Latest Maturity Date, (b) such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date (it being understood that the Borrower and the Restricted Subsidiaries shall be permitted to make any AHYDO “catch up” payments, if applicable), (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations, (ii) is subject to the relevant Intercreditor Agreement(s) and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and the Borrower) and (e) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at such time) (it being understood that, to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any Indebtedness, no consent shall be required by the Administrative Agent or any of the

Lenders if such financial maintenance covenant or other covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Latest Maturity Date at such time); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50.0% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time; provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50.0% of the aggregate Revolving Exposures and unused Commitments at such time; provided that (a) the Revolving Exposures and unused Revolving Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Loan Lenders” means, at any time, Lenders having Term Loans representing more than 50% of the aggregate outstanding Term Loans at such time; provided that (a) the Term Loans of the Borrower or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans of each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded purposes of making a determination of Required Lenders and Required Term Loan Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Responsible Officer” means the chief executive officer, chief marketing officer, chief financial officer, president, vice president, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any other Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“Revolving Acceleration” has the meaning assigned to such term in Section 7.01.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule I to Amendment No. 6 and made a part hereof, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment.  The aggregate amount of the Revolving Lenders’ Revolving Commitments on the Effective Date is $225,000,000.

“Revolving Credit Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means  April 22, 2024 (or, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment, the extended maturity date, set forth in any such Loan Modification Agreement).

“Rollover Original Term Lender” means each Original Term Lender with an Original Term Loan outstanding on the Effective Date that has consented to exchange such Original Term Loan into a Term B-1 Loan, and that has been allocated such Term B-1 Loan by the Administrative Agent.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any other Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(b)(ii).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of the Borrower and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to the Borrower or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Loan Party, Excluded Swap Obligations of such Loan Party).

“Secured Parties” means (a) each Lender and Issuing Bank, (b) the Administrative Agent and the Collateral Agent, (c) each Joint Bookrunner, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations and (f) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of the Borrower, and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date, or (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into.

“Security Documents” means the Pledge and Security Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 3.1(a)(iii) of the Original Credit Agreement, Section 5.11, Section 5.12 or Section 5.14 to secure any of the Secured Obligations (including pursuant to the Original Credit Agreement).

“Senior Leverage Ratio” means the ratio of (a) Consolidated Senior Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter; provided that solely for purposes of Sections 7.01(h) and (i), each Restricted Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Silver Lake” means Silver Lake Alpine, L.P., Silver Lake Partners V, L.P., their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates (other than Borrower and its Subsidiaries or any portfolio company).

“Similar Business” means any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of the Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solvent” means (a) the Fair Value of the assets of the Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of the Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) the Borrower and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Latest Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by the Borrower and its Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the date hereof through the Latest Maturity Date, the Borrower and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Borrower and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

“Special Purpose Entity” means a direct or indirect subsidiary of the Borrower, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Borrower and/or one or more Subsidiaries of the Borrower.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit I.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(3).

“Specified Incremental Term Loans” means up to the greater of (a) $100,000,000 and (b) 10% of Consolidated EBITDA for the Test Period then last ended of Incremental Term Loans and/or Incremental Equivalent Debt specified by the Borrower in its sole discretion from time to time.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Spot Rate” for a currency means the rate determined by the Administrative Agent or Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date one Business Day prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that an Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in currency other than dollars.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Standstill Period” has the meaning assigned to such term in Section 7.01(d).

“Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.”

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.  Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and if any Lender is required to comply with the requirements of The Bank of England and/or the Prudential Regulation Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Borrower.

“Subsidiary Loan Party” means (a) each Subsidiary that is a party to the Guaranty and (b) any other Domestic Subsidiary of the Borrower that may be designated by the Borrower (by way of delivering to the Collateral Agent a supplement to the Pledge and Security Agreement and a supplement to the Guaranty, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.11 as if it were newly acquired.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(d).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term B-1 Lender” means a Lender with an outstanding Term B-1 Loan Commitment or an outstanding Term B-1 Loan.

“Term B-1 Loan” means an Additional Term B-1 Loan, a Loan that is deemed made pursuant to Section 2.02(d) hereof.

“Term B-1 Loan Commitment” means, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Original Term Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-1 Loans on the Effective Date.

“Term Commitment” means, with respect to each Term Lender on the Effective Date, its Term B-1 Loan Commitment or Additional Term B-1 Commitment. As of the Effective Date, the total Term Commitment is $2,000,000,000.

“Term Lenders” means the Persons that shall have become a party hereto pursuant to Amendment No. 6, an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loan” means any Term B-1 Loans.

“Term Maturity Date” means April 22, 2026.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Loan Document Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full and (c) all Letters of Credit (other than those that have been 100% Cash Collateralized) have been cancelled or have expired (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended December 31, 2018.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transaction Costs” means any fees or expenses incurred or paid by, or attributable to, the Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the funding of the Term Loans on the Effective Date and the consummation of the other transactions contemplated by this Agreement, (b) the “Transactions” as defined in the Original Credit Agreement immediately prior to the Effective Date, (c) the redemption in full of all principal, accrued and unpaid interest, fees and premium under the 2023 Senior Secured Notes and the 2022 Subordinated Notes, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by The Borrower acting in good faith.

“Transformative Disposition” means any Disposition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, would not provide the Borrower and its Restricted Subsidiaries with a durable capital structure, as determined by the Borrower acting in good faith.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version as may be in effect at the time of issuance).

“Unrestricted Subsidiary” means (a) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.15 subsequent to or on the Effective Date and (b) any Subsidiary of any such Unrestricted Subsidiary.  As of the Effective Date, each of Centertainment Development, Inc., a Delaware corporation, and AMC Theatres of UK Limited shall be designated as an Unrestricted Subsidiary hereunder.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(2)(C).

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Equity Interests” means Equity Interests that are entitled to vote generally for the election of directors to the Board of Directors of the issuer thereof.  Shares of preferred stock that have the right to elect one or more directors to the Board of Directors of the issuer thereof only upon the occurrence of a breach or default by such issuer thereunder shall not be considered Voting Equity Interests as long as the directors that may be elected to the Board of Directors of the issuer upon the occurrence of such a breach or default represent a minority of the aggregate voting power of all directors of Board of Directors of the issuer.  The percentage of Voting Equity Interests of any issuer thereof beneficially owned by a Person shall be determined by reference to the percentage of the aggregate voting power of all Voting Equity Interests of such issuer that are represented by the Voting Equity Interests beneficially owned by such Person.

“Wanda Group” means Dalian Wanda Group Co., Ltd., a Chinese private conglomerate and any of its Affiliates.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2022 Subordinated Note Indenture” means the Indenture dated as of February 7, 2014 pursuant to which the 2022 Subordinated Notes were issued between the Borrower, the guarantors party thereto and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 6.08(c).

“2022 Subordinated Notes” means the Borrower’s 5.875% Senior Subordinated Notes due 2022 issued pursuant to the 2022 Subordinated Note Indenture in the original principal amount of $375,000,000 and any additional notes issued pursuant to the 2022 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2022 Subordinated Note Indenture.

“2023 Senior Secured Note Indenture” means the supplemental indenture dated as of February 17, 2017 pursuant to which the Borrower assumed the 2023 Senior Secured Notes between Carmike Cinemas, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee to the indenture, dated as of June 17, 2015 providing for the issuance of the Senior Secured Notes due 2023.

“2023 Senior Secured Notes” means Carmike Cinemas, Inc.’s 6.00% Senior Secured Notes due 2023 assumed by the Borrower pursuant to the 2023 Senior Secured Note Indenture in the original principal amount of $230,000,000 and any additional notes issued pursuant to the 2023 Senior Secured Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2023 Senior Secured Note Indenture.

“2024 Senior Unsecured Convertible Note Indenture” means the Indenture dated as of September 14, 2018 pursuant to which the 2024 Senior Unsecured Convertible Notes were issued between the Borrower, the guarantors party thereto and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“2024 Senior Unsecured Convertible Notes” means the Borrower’s 2.95% Senior Unsecured Convertible Notes due 2024 issued pursuant to the 2024 Senior Unsecured Note Indenture in the original principal amount of $600,000,000 and any additional notes issued pursuant to the 2024 Senior Unsecured Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2024 Senior Unsecured Convertible Note Indenture.

“2024/2026 Subordinated Note Indenture” means the Indenture dated as of November 8, 2016 pursuant to which the 2024 Subordinated Sterling Notes and the 2026 Subordinated Dollar Notes were issued between the Borrower, the guarantors party thereto and, U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 6.08(c).

“2024 Subordinated Sterling Notes” means the Borrower’s 6.375% Senior Subordinated Notes due 2024 issued pursuant to the 2024/2026 Subordinated Note Indenture in the original principal amount of £250,000,000 and any additional notes denominated in pounds sterling issued pursuant to the 2024/2026 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2024/2026 Subordinated Note Indenture.

“2025 Subordinated Notes” means the Borrower’s 5.75% Senior Subordinated Notes due 2025 issued pursuant to the 2025 Subordinated Note Indenture in the original principal amount of $600,000,000 and any additional notes issued pursuant to the 2025 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2025 Subordinated Note Indenture.

“2025 Subordinated Note Indenture” means the Indenture dated as of June 5, 2015 pursuant to which the 2025 Subordinated Notes were issued between the Borrower, the guarantors party thereto and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 6.08(c).

“2026 Subordinated Dollar Notes” means the Borrower’s 5.875% Senior Subordinated Notes due 2026 issued pursuant to the 2024/2026 Subordinated Note Indenture in the original principal amount of $595,000,000 and any additional notes denominated in U.S. Dollars issued pursuant to the 2024/2026 Subordinated Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2024/2026 Subordinated Note Indenture.

“2027 Senior Subordinated Note Indenture” means the Indenture dated as of March 17, 2017 pursuant to which the 2027 Senior Subordinated Notes were issued between the Borrower, the guarantors party thereto and U.S. Bank National Association, as the trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“2027 Senior Subordinated Notes” means the Borrower’s 6.125% Senior Subordinated Notes due 2027 issued pursuant to the 2027 Senior Subordinated Note Indenture in the original principal amount of $475,000,000 and any additional notes issued pursuant to the 2024 Senior Unsecured Note Indenture which have terms (other than interest rate, issuance price, issuance date, series and title) which are the same as the 2027 Senior Subordinated Note Indenture.

SECTION 1.02                                      Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term Borrowing”).

SECTION 1.03                                      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “or” shall be inclusive.

SECTION 1.04                                      Accounting Terms; GAAP; Certain Calculations.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time, except to the extent otherwise provided herein.

(b)                                 Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test  or utilization of any basket contained in this Agreement, Consolidated EBITDA, Consolidated Total Assets, the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Leverage Ratio and the Secured Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to all Specified Transactions (including the Transactions) that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made and to the extent the proceeds of any new Indebtedness are to be used to repay other Indebtedness (including by repurchase, redemption, retirement, extinguishment, defeasance, discharge or pursuant to escrow or similar arrangements) no later than 60 days following the incurrence of such new Indebtedness, the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

(c)                                  Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than the Restricted Subsidiaries.

(d)                                 In the event that the Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Leverage Ratio and the Secured Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

(e)                                  For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.10, any First Lien Leverage Ratio test, any Senior Leverage Ratio test, any Secured Leverage Ratio test and/or any Total Leverage Ratio test, the amount of Consolidated EBITDA and/or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.07), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(f)                                   Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision in any covenant (including any constituent definition thereof) of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 6.10, any First Lien Leverage Ratio test, any Senior Leverage Ratio test, any Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 6.10, any First Lien Leverage Ratio test, any Senior Leverage Ratio test, any Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

SECTION 1.05                                      Effectuation of Transactions.  All references herein to the Borrower and its subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06                                      Currency Translation; Rates.

(a)                                 Notwithstanding anything herein to the contrary, for purposes of any determination under Article V, Article VI (other than Section 6.10) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the Spot Rate (or, at the option of the applicable Issuing Bank, the Exchange Rate) (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections.  For purposes of any determination of Consolidated Total Debt, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(b)                                 The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, except as expressly provided herein.

SECTION 1.07                                      Limited Condition Transactions.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i)                  determining compliance with any provision of this Agreement (other than Section 6.10) which requires the calculation of any financial ratio;

(ii)               determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default) (other than for purposes of satisfying the conditions set forth in Section 4.02 (a) and (b)); or

(iii)            testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets or by reference to the Available Amount or the Available Equity Amount);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements related to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized.  If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the incurrence ratios subject to the LCT Election on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

SECTION 1.08                                      Cashless Rollovers.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Revolving Loans, Other Revolving Loans, Incremental Term Loans, Other Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

SECTION 1.09                                      Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document, agreement and instrument entered into by applicable Issuing Bank and the Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.10                                      Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE CREDITS

SECTION 2.01                                      Commitments.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.  The Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02                                      Loans and Borrowings.

(a)                                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)                                 Subject to Section 2.14, each Revolving Loan Borrowing and Term Loan Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity (which may be in an indemnity letter or a Borrowing Request) extending the benefits of Section 2.16 to lenders in respect of such Borrowings.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty Interest Periods in the aggregate for all Loans.

(d)                                 Subject to the terms and conditions set forth herein and in Amendment No. 6, each Rollover Original Term Lender severally agrees to exchange its Exchanged Original Term Loans for a like principal amount of Term B-1

Loans on the Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 6, each Additional Term B-1 Lender severally agrees to make an Additional Term B-1 Loan (which shall be considered an increase to (and part of) the Term B-1 Loans) to the Borrower on the Amendment No. 6  Effective Date in the principal amount equal to its Additional Term B-1 Commitment on the Effective Date. The Borrower shall prepay the Non-Exchanged Original Term Loans with a like amount of the gross proceeds of the Additional Term B-1 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Original Term Lenders immediately prior to the effectiveness of Amendment No. 6 all accrued and unpaid interest on the Original Term Loans to, but not including, the Effective Date on such Effective Date. The Term B-1 Loans shall have the terms set forth in this Agreement and the other Loan Documents, including as modified by Amendment No. 6; it being understood that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Loan Document Obligations” under this Agreement and the other Loan Documents.  As provided in Section 2.07(a) and subject to the terms hereof, the Borrower may elect that the Term B-1 Loans comprising the Borrowing hereunder of Term B-1 Loans be either ABR Loans or Eurocurrency Loans.

SECTION 2.03                                      Requests for Borrowings.  To request a Revolving Loan Borrowing or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request, which notice may be given by (A) telephone or (B) a Borrowing Request; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request.  Each such notice must be received by the Administrative Agent (a)(x) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given no later than 2:00 p.m., New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, facsimile or other electronic transmission (or, if requested by telephone, promptly confirmed in writing by hand delivery, facsimile or other electronic transmission) to the Administrative Agent and shall be signed by the Borrower.  Each such Borrowing Request shall specify the following information:

(i)                  whether the requested Borrowing is to be a Term Loan Borrowing, a Revolving Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii)               the aggregate amount of such Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)           whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)              in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)           the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Revolving Loan Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement; and

(vii)        except on the Effective Date, that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04                                      [Reserved].

SECTION 2.05                                      Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank that is so requested by the Borrower agrees, in reliance upon the agreement of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars or any Alternative Currency for the Borrower’s own account (or for the account of any Subsidiary so long as the Borrower and such other Subsidiary are co-applicants and jointly and severally liable in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard policies and procedures of such Issuing Bank, at any time and from time to time during the period from the Effective Date until the Letter of Credit Expiration Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired (without any drawing having been made thereunder that has not been rejected or honored) or that have been drawn upon and reimbursed.

(b)                                 Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit or bank guarantee application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments, (ii) the aggregate LC Exposure shall not exceed the Letter of Credit Commitments and (iii) the LC Exposure of such Issuing Bank shall not exceed the Letter of Credit Commitments of such Issuing Bank. No Issuing Bank shall be under any obligation to issue (or amend) any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing (or amending) the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance (or amendment) of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) except as otherwise agreed by such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000 or (iii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued (or amended) or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure.

(c)                                  Notice.  Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent any written notice thereof required under paragraph (m) of this Section and each Issuing Bank hereby agrees to give such notice.

(d)                                 Expiration Date.  Unless cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to close of business on the next succeeding Business Day; provided, however, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the Letter of Credit Expiration Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.

(e)                                  Participations.  By the issuance of a Letter of Credit or an amendment to a Letter of Credit increasing the amount thereof, and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby irrevocably and unconditionally acquires from such Issuing Bank without recourse or warranty (regardless of whether the conditions set forth in Section 4.02 shall have been satisfied), a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)                                   Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank, with notice of such payment given to the Administrative Agent, an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Loan Borrowing, in each case in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan Borrowing.  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the Issuing Bank in such Alternative Currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in dollars, or (B) in the absence of any such requirement for reimbursement in dollars, the Borrower shall have notified the Issuing Bank promptly following receipt of the notice of the LC Disbursement that the Borrower will reimburse the Issuing Bank in dollars.  In the case of any such reimbursement in dollars of a LC Disbursement under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify the Borrower of the Dollar Equivalent of the amount of the LC Disbursement promptly following the determination thereof.  In the event that (A) a LC Disbursement denominated in an Alternative Currency is to be reimbursed in dollars pursuant to the second sentence in this Section 2.05(f) and (B) the dollar amount paid by the Borrower, whether on or after the date of the LC Disbursement, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the LC Disbursement, the Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the LC Disbursement.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in dollars its Applicable Percentage of the payment then due from the Borrower, and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.

Promptly following receipt by the Administrative Agent of any payment from or on behalf of the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g)                                  Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 and the obligations of the Revolving Lenders as provided in paragraph (e) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any of the other Loan Documents, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the occurrence of any Default or Event of Default, (v) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary, the Issuing Bank or any other person, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(h)                                 Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery, facsimile or electronic communication) (if arrangements for doing so have been approved by the applicable Issuing Bank) of such demand for payment and whether such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.

(i)                                     Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof (which, in the case of an LC Disbursement not denominated in dollars, shall be expressed in dollars in the amount of the Dollar Equivalent thereof) shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fail to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable within two Business Days of demand or, if no demand has been made, within two Business Days of the date on which the Borrower reimburse the applicable LC Disbursement in full.  If any Revolving Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Administrative Agent as provided in clause (f) above, such Revolving Lender shall agree to pay interest on such amount, for each day from and including the date such amount is required to be paid at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(j)                                    Cash Collateralization.  If any Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount of cash in dollars equal to the Dollar Equivalent of the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01.  The Borrower also shall deposit Cash Collateral pursuant to this paragraph as and to the extent required by Section 2.11(b).  Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent or any Issuing Bank, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any Cash Collateral provided by the Defaulting Lender).  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement in accordance with the terms of the Loan Documents.  If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable.  If the Borrower is required to provide an amount of Cash Collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k)                                 Designation of Additional Issuing Banks.  The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)                                     Termination / Resignation of an Issuing Bank.

(i)                  The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent.  Any such termination shall become effective upon the earlier of (x) such Issuing Bank’s acknowledging receipt of such notice and (y) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero.  At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(a).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(ii)               Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrower and the Lenders.  In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder.  Notwithstanding the effectiveness of any such resignation, any former Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.  Upon the appointment of a successor Issuing Bank, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank as the case may be, and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding on behalf such resigning Issuing Bank at the time of such succession or make other arrangements satisfactory to the applicable Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit.

(m)                             Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be reasonably requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(n)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(o)                                 Letters of Credit issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06                                      Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 2:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent.  If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)                                  Obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07                                      Interest Elections.

(a)                                 Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (or, at the option of the Borrower, in writing) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such request may be given by (1) telephone or (2) an Interest Election Request.

(c)                                  Each such request shall be irrevocable and each telephonic request shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.

(d)                                 Each telephonic request and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)                              if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(e)                                  Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(f)                                   If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.08                                      Termination and Reduction of Commitments.

(a)                                 Unless previously terminated, the Term B-1 Loan Commitments and Additional Term B-1 Commitments shall terminate at 11:59 p.m., New York City time, on the Effective Date. The Revolving Commitments shall terminate at 11:59 p.m., New York City time, on the Revolving Maturity Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments. The Borrower may terminate the Commitments of any Defaulting Lender on a non-pro rata basis upon notice to the Administrative Agent.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09                                      Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e)                                  Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.

SECTION 2.10                                      Amortization of Term Loans.

(a)                                 Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrower shall repay Term Loan Borrowings on the last Business Day of each March, June, September and December (commencing on June 30, 2019) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans immediately after the Effective Date multiplied by (ii) 0.25%.

(b)                                 To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c)                                  Any prepayment of a Term Loan Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or Section 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Offer, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Offer, as applicable, in direct order of maturity.

(d)                                 Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing or by telephone (confirmed by hand delivery, facsimile or other electronic transmission) of such election not later than 2:00 p.m., New York City time, (x) in the case of Eurocurrency Loans, three Business Days before the scheduled date of such repayment and (y) in the case of ABR Loans, one Business Day before the scheduled date of such repayment.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11                                      Prepayment of Loans.

(a)                                 (i)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the six-month anniversary of the Effective Date, the Borrower (i) makes any prepayment of Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the principal amount of the Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(ii) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis:

(A)                               The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to the Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrower shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) the Borrower shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment with respect to any Class unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment with respect to such Class as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)                               (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)                                 Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Term Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the Borrower Offer of Specified Discount Prepayment.

(3)                                 If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Term Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Term Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)                               (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response

Date”).  Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Term Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)                                 The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C).  The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)                                 If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)                               (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)                                 The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any.  If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)                                 Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D)).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Term Lender, a “Qualifying Lender”).  The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)                                In connection with any Discounted Term Loan Prepayment, the Borrower and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(F)                                 If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date.  The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable.  The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G)                               To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(H)                              Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)                                   Each of the Borrower and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J)                                   The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment

Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to this subclause (J), any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

Notwithstanding anything to contrary, the provisions of this Section 2.11(a)(ii) shall permit any transaction permitted by such section to be conducted on a Class by Class basis and on a non-pro rata basis across Classes (but not within a single Class), in each case, as selected by the Borrower.

(b)                                 In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Loan Borrowings (or, if no such Borrowings are outstanding, deposit Cash Collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.

(c)                                  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Loan Borrowings in an aggregate amount equal to the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if the Borrower and the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 450 days after receipt of such Net Proceeds in the business of the Borrower and the other Subsidiaries (including any acquisitions or other Investment permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 450 day period (or if committed to be so invested within such 450 day period, have not been so invested within 630 days after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided, further, that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Borrowings to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(d)                                 Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2019, the Borrower shall prepay Term Loan Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that (A) at the Borrower’s option, such amount shall be reduced by the sum of (i) the aggregate amount of prepayments of (x) Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a) during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(ii) shall be limited to the actual amount of such cash prepayment)) and (y) other Consolidated First Lien Debt (provided that in the case of the prepayment of any revolving commitments, there is a corresponding reduction in commitments), excluding, in each case, all such prepayments funded with the proceeds of other long-term Indebtedness or the issuance of Equity Interests and (ii) ECF Deductions with respect to such fiscal year and (B) no prepayment shall be required under this Section 2.11(d) unless the amount thereof (after giving effect to the foregoing clause (A)) would equal or exceed $20,000,000.  Each prepayment pursuant to this paragraph shall be made on or before the date that is ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e)                                  Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section (including in the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding); provided, that any Term Lender

(and, to the extent provided in the Refinancing Amendment or Loan Modification Offer for any Borrowing of Other Term Loans, any Lender that holds Other Term Loans of such Borrowing) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile or other electronic transmission) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Borrowing pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Borrowing but was so declined shall be retained by the Borrower and the Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”).  An amount equal to Retained Declined Proceeds may to the extent permitted hereunder, be applied by the Borrower to prepay the loans under any Permitted Second Priority Refinancing Debt. Optional and mandatory prepayments of Term Loan Borrowings shall be allocated among the Classes of Term Loan Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f)                                   The Borrower shall notify the Administrative Agent of any prepayment hereunder by telephone or delivering a Notice of Loan Prepayment; provided that, unless otherwise agreed by the Administrative Agent, such notice must be received (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided, further, that each telephonic notice shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Notice of Loan Prepayment signed by a Responsible Officer of the Borrower.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.  At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g)                                  Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Prepayment Event”) or Excess Cash Flow giving rise to a prepayment pursuant to Section 2.11(d) are prohibited or delayed by any Requirement of Law from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess

Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable.

(h)                                 Notwithstanding anything herein to the contrary, if, at the time that any prepayment would be required under Section 2.11(c) (solely with respect to an Asset Sale Prepayment Event) or 2.11(d), the Borrower or any Restricted Subsidiary is required to repay or repurchase any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on a pari passu basis with any Secured Obligation pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Asset Sale Prepayment Event or such Excess Cash Flow (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the proceeds of such Asset Sale Prepayment Event or such Excess Cash Flow on a pro rata (or less than pro rata) basis to the prepayment, repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that (1) the portion of the proceeds of such Asset Sale Prepayment Event or such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of the proceeds of such Asset Sale Prepayment Event or such Excess Cash Flow required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the proceeds of such Asset Sale Prepayment Event or such Excess Cash Flow shall be allocated in accordance with the terms hereof), and the amount of the prepayment, repurchase or repayment of the Other Applicable Indebtedness that would have otherwise been required pursuant to this Section 2.11 shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid, repaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied in accordance with the terms hereof (without giving effect to this Section 2.11(h)).

SECTION 2.12                                      Fees.

(a)                                 The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum (or 0.25% per annum if the Secured Leverage Ratio is less than or equal to 1.25 to 1.00 for the most recently ended fiscal quarter of the Borrower for which the consolidated financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) or Section 6.1(a) or Section 6.1(b) of the Original Credit Agreement) on the actual daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate.  Accrued commitment fees through and including the last day of each calendar quarter shall be payable in arrears on the first Business Day of the subsequent calendar quarter and on the date on which the Revolving Commitments terminate, commencing on July 1, 2019.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate, in each case, used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure.  In addition, the Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank to the Borrower for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower and such Issuing Bank of the daily outstanding amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first Business Day of the subsequent quarter, commencing on July 1, 2019; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand until the expiration or cancellation of all outstanding Letters of Credit.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c)                                  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto.  Fees paid hereunder shall not be refundable under any circumstances.

(d)                                 The Borrower agrees to pay to the Administrative Agent, for its own account, an agency fee payable in the amount and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)                                  Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12; provided that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

SECTION 2.13                                      Interest.

(a)                                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, during the continuance of an Event of Default under clauses (a), (b), (h) or (i) of Section 7.01, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (including overdue interest), 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All computations of interest for ABR Loans (including ABR Loans determined by reference to the Adjusted LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.14                                      Alternate Rate of Interest.

(a)                                 Other than as set forth in clause (b) below, if at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)                                     the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii)                                  the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”); or

(iii)                               the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing then such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of this Section 2.14(a) and/or is advised by the Required Lenders of their determination in accordance with clause (ii) of this Section 2.14(a) and the Borrower shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14; provided, further, that any amended definition of “LIBO Rate” shall provide that in no event shall such amended LIBO Rate be less than zero for purposes of this Agreement.

(b)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Administrative Agent that the Borrower has determined, that:

(i)                  adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)               the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(iii)            syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make, continue or convert into Eurocurrency Loans shall be suspended (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) the Adjusted LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

SECTION 2.15                                      Increased Costs.

(a)                                 If any Change in Law shall:

(i)                  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)               impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)            subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the actual cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under.  Notwithstanding the foregoing, this paragraph (a) will not apply to (A) Indemnified Taxes or Other Taxes or (B) Excluded Taxes.

(b)                                 If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c)                                  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16                                      Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Adjusted LIBO Rate (determined without giving effect to any interest rate “floor”) for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt of such demand.  Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

SECTION 2.17                                      Taxes.

(a)                                 Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law to withhold or deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such withholdings or deductions, (ii) the applicable

Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) a Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)                                 Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c)                                  The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)                                  As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   Each Lender shall deliver to the Borrower and the Administrative Agent at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrower or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements.  Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the foregoing:

(1)                                 Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2)                                 Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)                               two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B)                               two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)                               in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit P-1, P-2, P-3 and P-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D)                               to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(f) if such beneficial owner were a Lender, as applicable (provided that if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)                                two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(3)                                 If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this clause (f), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(g)                                  If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower; provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable, and (c) the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential).  Notwithstanding anything to the contrary, this Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other Person.

(h)                                 Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(f).

(i)                                     Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)                                    For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank.

SECTION 2.18                                      Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                                 The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or reimbursement of LC Disbursement or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.  All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all applicable amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of applicable interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of interest and fees then due to such parties, and (ii) second, towards payment of applicable principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class or participations in LC Disbursements, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class or participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class or participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant (including a Purchasing Borrower Party) or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), Section 2.05(f), Section 2.06(a), Section 2.06(b), Section 2.06(c), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as Cash Collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19                                      Mitigation Obligations; Replacement of Lenders.

(a)                                 If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)                                 If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender or an Affiliated Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payment required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20                                      Incremental Credit Extension.

(a)                                 The Borrower or any Subsidiary Loan Party may at any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, by notice to the Administrative Agent request (i) one or more additional Classes of term loans or additional term loans of the same Class of any existing Class of term loans (the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) or (iii) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with the Incremental Term Loans and the Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that, subject to Section 1.07, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment is made or effected, no Event of Default shall have occurred and be continuing or would result therefrom (except, in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, which shall be subject to no Event of Default under clause (a), (b), (h) or (i) of Section 7.01).  Notwithstanding anything to contrary herein, the sum of (i) the aggregate principal amount of the Incremental Facilities, and (ii) the aggregate outstanding principal amount of Incremental Equivalent Debt, in each case incurred after the Effective Date, shall not at the time of incurrence of any such Incremental Facilities or Incremental Equivalent Debt (and after giving effect to such incurrence) exceed the Incremental Cap at such time (calculated in a manner consistent with the definition of “Incremental Cap”).

(b)                                 Each Incremental Term Loan shall comply with the following clauses (A) through (E): (A) except with respect to the Maturity Carveout Amount, the maturity date of any Incremental Term Loans shall not be earlier than the Term Maturity Date and the Weighted Average Life to Maturity of the Incremental Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans, (B) the pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and, subject to clause (A), the maturity and amortization schedule for any Incremental Term Loans shall be determined by the Borrower and the applicable Additional Lenders, (C)(i) the Incremental Term Loans shall be secured solely by the Collateral on an equal and ratable basis (or a junior basis, subject to the First Lien/Second Lien Intercreditor Agreement) with the Secured Obligations and (ii) no Incremental Term Loans shall be guaranteed by entities other than the Guarantors or the Borrower, (D) Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrower and the applicable Additional Lenders; provided, that to the extent such terms and documentation are not consistent with the Term Loans (except to the extent permitted by clause (A) or (B) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood that, to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any Incremental Term Loan, no consent shall be required from the Administrative Agent or any of the Term Lenders to the extent that such financial maintenance covenant or other covenant is (1) also added for the benefit of any existing Loans or (2) only applicable after the Latest Maturity Date), and (E) such Incremental Term Loans may be provided in any currency as mutually agreed among the Administrative Agent, the Borrower and the applicable Additional Lenders; provided that, with respect to any Incremental Term Loans or Incremental Equivalent Debt (other than Specified Incremental Term Loans) in the form of term loans (but not debt securities) that are incurred pursuant to clauses (a) or (b) of the definition of Incremental Cap and which have a maturity date less than one year after the Term Maturity Date, in the event that the Applicable Rates for any Incremental Term Loan are greater than the Applicable Rates for the Term Loans by more than 0.50% per annum, then the Applicable Rates for the Term Loans shall be increased to the extent necessary so that the Applicable Rates for the Term Loans are equal to the Applicable Rates for the Incremental Term Loans minus 0.50% per annum (the “MFN Protection”); provided, further, that with respect to any Incremental Term Loans that do not bear interest at a rate determined by reference to the Adjusted LIBO Rate, for purposes of calculating the applicable increase (if any) in the Applicable Rates for the Term Loans in the preceding provisos, the Applicable Rate for such Incremental Term Loans shall be deemed to be the interest rate (calculated after giving effect to any increases required pursuant to the immediately succeeding proviso) of such Incremental Term Loans less the then applicable LIBO Rate; provided, further, that in determining the Applicable Rates applicable to the Term Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed, solely for purposes of this clause (x), to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans and the Incremental Term Loans in the initial primary syndication thereof shall be included (with OID or upfront fees being equated to interest based on an assumed four-year life to maturity), (y) (1) with respect to the Term Loans, to the extent that the LIBO Rate for a three-month interest period on the closing date of the Incremental Facility Amendment is less than the “LIBOR floor”, if any, the amount of such difference shall be deemed added to the Applicable Rate for the Term Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term Loans shall be required and (2) with respect to the Incremental Term Loans, to the extent that the LIBO Rate for a three-month interest period on the closing date of the Incremental Facility Amendment is less than the interest rate floor, if any, applicable to the Incremental Term Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Incremental Term Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term Loans shall be required) and (z) customary arrangement, structuring or commitment fees, other ticking fees or other similar fees payable to the Lead Arrangers (or their respective Affiliates) in connection with the Term Loans or the Revolving Loans as applicable, or to one or more arrangers (or their Affiliates) of the Incremental Term Loans or Revolving Loans, as applicable, shall be excluded.  Each Incremental Term Loan may otherwise have terms and conditions different from those of the Term Loans or Revolving Loans, as applicable; provided, that the MFN Protection may be waived at any time with the consent of the Required Lenders. Each Incremental Term Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (unless the Borrower and the Administrative Agent otherwise agree); provided that such amount may be less than $10,000,000, if such amount represents all the remaining availability under the aggregate principal amount of Incremental Term Loans set forth above.

(c)                                  The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Revolving Credit Facility being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).

(d)                                 The Additional/Replacement Revolving Commitments (i) shall rank equal in right of payment with the Revolving Loans, shall be secured only by the Collateral securing the Secured Obligations and shall only be guaranteed by the Loan Parties, (ii) shall not mature earlier than the Revolving Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Maturity Date, (iii) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums and commitment reduction and termination terms as determined by the borrowers and the lenders of such commitments, (iv) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrower and the lenders of such commitments, (v) may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrower, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving Commitments or otherwise reasonably acceptable to the Administrative Agent and (vi) may otherwise have terms and conditions different from those of the Revolving Credit Facility (including currency denomination); provided that (x) except with respect to matters contemplated by clauses (i), (ii), (iii), (iv) and (v) above, any differences shall be reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) and (y) the documentation governing any Additional/Replacement Revolving Commitments may include a financial maintenance covenant or related equity cure so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such financial maintenance covenant or related equity cure for the benefit of each facility (provided, further, however, that, if the applicable new financial maintenance covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility or covenant only applicable to, or for the benefit of, a revolving credit facility, such financial maintenance covenant shall be automatically included in this Agreement only for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)).

(e)                                  Each notice from the Borrower pursuant to this Section 2.20 shall set forth the requested amount of the relevant Incremental Term Loans, Incremental Revolving Commitment Increases or Additional/Replacement Revolving Commitments.

(f)                                   Commitments in respect of Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment (provided that no Lender shall be obligated to provide any loans or commitments under any Incremental Facility unless it so agrees), if any, each Additional Lender, if any, the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, in the case of Incremental Revolving Commitment Increases, each Issuing Bank (such consent not to be unreasonably withheld or delayed).  Incremental Term Loans and loans under Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall be a “Loan” for all purposes of this Agreement and the other Loan Documents.  The Incremental Facility Amendment may without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, appropriate or advisable (including changing the amortization schedule or extending the call protection of existing Term Loans in a manner required to make the Incremental Term Loans fungible with such Term Loans), in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving

Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders).  The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making of a Loan and the issuance, increase in the amount, or extension of a letter of credit thereunder) pursuant to such Incremental Facility Amendment may be subject to the satisfaction of such additional conditions as the parties thereto shall agree.  The Borrower and any Restricted Subsidiary may use the proceeds of the Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments for any purpose not prohibited by this Agreement.

(g)                                  Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21                                      Refinancing Amendments.

(a)                                 At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so refinanced, as the case may be; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.  Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrower and the Administrative Agent otherwise agree).  Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments.  The Administrative Agent shall promptly notify each applicable Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.  In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b)                                 Notwithstanding anything to the contrary, this Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22                                      Defaulting Lenders.

(a)                                 General.  Notwithstanding anything to the contrary contained in this Agreement (except as set forth in Section 9.19), if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                  Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)               Reallocation of Payments.  Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).

(iv)           Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23                                      Illegality.  If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), in the case of Eurocurrency Loans, prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24                                      Loan Modification Offers.

(a)                                 At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Accepting Lenders or Non-Accepting Lenders replaced in accordance with this Section 2.24).  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective.  Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)                                 A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this

Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder and in connection with a Permitted Amendment related to Revolving Loans and/or Revolving Commitments, to reallocate, if applicable, Revolving Exposure on a pro rata basis among the relevant Revolving Lenders.

(c)                                  If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)                                 No rollover, conversion or exchange (or other repayment or termination) of Loans or Commitments pursuant to any Loan Modification Agreement in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e)                                  Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01                                      Organization; Powers.  The Borrower and each Restricted Subsidiary is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to the Borrower) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02                                      Authorization; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03                                      Governmental Approvals; No Conflicts.  The execution, delivery and performance by any Loan Party of this Agreement or any other Loan Document (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third party, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of the Borrower or any other Loan Party, or (ii) any Requirements of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any other Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04                                      Financial Condition; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries, as applicable, as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b)                                 Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05                                      Properties.

(a)                                 Each of the Borrower and each Restricted Subsidiary has good and valid title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 As of the Effective Date after giving effect to the Transactions, Schedule 3.05 contains a true and complete list of each Material Real Property.

SECTION 3.06                                      Litigation and Environmental Matters.

(a)                                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

SECTION 3.07                                      Compliance with Laws and Agreements.  Each of the Borrower and each Restricted Subsidiary is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08                                      Investment Company Status.  None of the Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09                                      Taxes.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 3.10                                      ERISA.

(a)                                 Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)                                 Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.11                                      Disclosure.  As of the Effective Date, neither (a) the Lender Presentation nor (b) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole (and together with the Borrower’s annual report on Form 10-k for the fiscal year ended December 31, 2018) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

SECTION 3.12                                      Subsidiaries.  As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary.

SECTION 3.13                                      Intellectual Property; Licenses, Etc.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, free and clear of all Liens other than Liens permitted by Section 6.02, and, without conflict with the rights of any Person. The Borrower or any Restricted Subsidiary does not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the Intellectual Property owned by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14                                      Solvency.  On the Effective Date, after the consummation of the Transactions to occur on or about the Effective Date, the Borrower and its Subsidiaries are, on a consolidated basis after giving effect to the Transactions, Solvent.

SECTION 3.15                                      Senior Indebtedness.  The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) and “Designated Senior Debt” (or any comparable term) (if applicable) under and as defined in the documentation governing any Junior Financing.

SECTION 3.16                                      Federal Reserve Regulations.  None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.17                                      Use of Proceeds.  The Borrower will use the proceeds of (a) the Term Loans made on the Effective Date to finance the Transactions and pay Transaction Costs and (b) the Revolving Loans on and after the Effective Date for general corporate purposes (including any purpose not prohibited by this Agreement).

SECTION 3.18                                      PATRIOT Act, OFAC and FCPA.

(a)                                 The Borrower and the Restricted Subsidiaries will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.

(b)                                 The Borrower and the Restricted Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(c)                                  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Borrower, none of the Borrower or the Restricted Subsidiaries has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA.

(d)                                 Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrower, the Restricted Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee or agent of any Loan Party or other Restricted Subsidiary, in each case, is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is the Borrower or any Restricted Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.

ARTICLE IV

CONDITIONS

SECTION 4.01                                      [Reserved].

SECTION 4.02                                      Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew, increase or extend any Letter of Credit, in each case other than on the Effective Date or in connection with any Incremental Facility, Loan Modification Offer or Permitted

Amendment, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                                 The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal, increase or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Effective Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, increase or extension of such Letter of Credit, as the case may be (unless such Borrowing is on the Effective Date), no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(c)                                  To the extent this Section 4.02 is applicable, each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal, increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date shall have occurred, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01                                      Financial Statements and Other Information.

(a)                                 The Borrower will furnish to the Administrative Agent, on behalf of each Lender, beginning with the fiscal year ending December 31, 2019 and thereafter, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year of the Borrower), an audited consolidated balance sheet and audited consolidated statements of income and cash flows of the Borrower as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (which comparative form may be based on pro forma financial information to the extent any previous fiscal year includes a period occurring prior to the Effective Date), all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(b)                                 commencing with the financial statements for the fiscal quarter ending March 31, 2019, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such fiscal quarter), unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows of the Borrower as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (which comparative form may be based on pro forma financial information to the extent any previous period includes a period occurring prior to the Effective Date), all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  simultaneously with the delivery of each set of consolidated financial statements referred to in paragraphs (a) and (b) above, the related consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)                                 not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth  (x) the Secured Leverage Ratio as of the most recently ended Test Period and (y) unless the ECF Percentage is zero percent (0%), reasonably detailed calculations in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2019, of Excess Cash Flow for such fiscal year;

(e)                                  [Reserved];

(f)                                   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange; and

(g)                                  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower); provided that to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Company Materials”) by posting Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will, upon the Administrative Agent’s reasonable request, use commercially reasonable efforts to identify that portion of Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Joint Bookrunners and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent, the Lead Arrangers and the Joint Bookrunners shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Other than as set forth in the immediately preceding sentence, the Borrower shall be under no obligation to mark any Company Materials “PUBLIC.”

SECTION 5.02                                      Notices of Material Events.  Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)                                 the occurrence of any Default; and

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another senior executive officer of the Borrower or any of its Subsidiaries, affecting the Borrower or any of its Subsidiaries or the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case, that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03                                      Information Regarding Collateral.

(a)                                 The Borrower will furnish to the Administrative Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Collateral Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization.

(b)                                 Not later than five days after delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower (i) setting forth the information required pursuant to Schedules I through IV of the Pledge and Security Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any wholly-owned Subsidiary that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by this Section 5.03 and 5.12 have been given.

SECTION 5.04                                      Existence; Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and Intellectual Property material to the conduct of its business, in each case (other than the preservation of the existence of the Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05                                      Payment of Taxes, Etc.  The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06                                      Maintenance of Properties.  The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07                                      Insurance.  The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.  Within the date that is 30 days from the Effective Date (or such later date as the Administrative Agent may reasonably agree), each such policy of insurance maintained by a Loan Party shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties as the lender’s loss payee/mortgagee thereunder.

SECTION 5.08                                      Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or the Restricted Subsidiaries, as the case may be. The Borrower will, and will cause the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of the Borrower; provided, further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

SECTION 5.09                                      Compliance with Laws.  The Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including ERISA, Environmental Laws, Patriot Act, OFAC and FCPA) with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10                                      Use of Proceeds and Letters of Credit.  The Borrower will use the proceeds of the Term Loans and any Revolving Loans drawn on the Effective Date, together with cash on hand of the Borrower and its Subsidiaries, on the Effective Date to, directly or indirectly, finance the Transactions.  The Borrower and its subsidiaries will use the proceeds of (i) the Revolving Loans drawn on or after the Effective Date and Letters of Credit for any working capital or any other purpose not prohibited by this Agreement (including Permitted Acquisitions and Restricted Payments) and (ii) any Credit Agreement Refinancing Indebtedness applied among the Loans and any Incremental Term Loans in accordance with the terms of this Agreement. The proceeds of the Incremental Term Loans will be used for working capital and general corporate purposes and any other purpose not prohibited by this Agreement (including Permitted Acquisitions and Restricted Payments).

SECTION 5.11                                      Additional Subsidiaries.  If any additional Restricted Subsidiary is formed or acquired after the Effective Date (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC), the Borrower will, within 90 days after such newly formed or acquired Restricted Subsidiary is formed or acquired (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) (unless such Restricted Subsidiary is an Excluded Subsidiary), notify the Collateral Agent thereof, and will and will cause such Restricted Subsidiary and the other Loan Parties to take all actions (if any) required to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 90 days after such notice (or such longer period as the Collateral Agent shall reasonably agree).

SECTION 5.12                                      Further Assurances.

(a)                                 The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)                                 If, after the Effective Date, any material assets (including any Material Real Property) with a book value in excess of $15,000,000), are acquired  (including, without limitation, any acquisition pursuant to a Delaware LLC Division)  by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Collateral Agent thereof, and, if requested by the Collateral Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Collateral Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.13                                      Ratings. The Borrower will use commercially reasonable efforts to (a) continuously have a public corporate credit rating from at least two of S&P, Moody’s and Fitch Ratings Inc. (but not to maintain a specific rating) and (b) the term loan facilities made available under this Agreement to be continuously publicly rated by at least two of S&P, Moody’s and Fitch Ratings Inc. (but not to maintain a specific rating).

SECTION 5.14                                      Post-Closing Matters. The Borrower shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 5.14 (Post-Closing Matters) within the time periods set forth on such Schedule (or such later dates as the Administrative Agent may reasonably agree).

SECTION 5.15                                      Designation of Subsidiaries.  The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation on a Pro Forma Basis as of the end of the most recent Test Period, no Event of Default under clauses (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or its Subsidiary’s (as applicable) investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower or the applicable Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.16                                      Change in Business.  The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary to any of the foregoing.

SECTION 5.17                                      Changes in Fiscal Periods.  The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date shall have occurred, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01                                      Indebtedness; Certain Equity Securities.

(a)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)                                          Indebtedness of the Borrower and the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.24);

(ii)                                       Indebtedness (A) outstanding on the Effective Date; provided that any Indebtedness in excess of $10,000,000 in the aggregate shall only be permitted if set forth on Schedule 6.01, and any Permitted Refinancing thereof, (B) that is intercompany Indebtedness among the Borrower and/or the Restricted Subsidiaries outstanding on the date hereof and any Permitted Refinancing thereof, (C) Indebtedness under the Odeon Credit Agreement and any Permitted Refinancing thereof, (D) Indebtedness under the 2024 Subordinated Sterling Notes and any Permitted Refinancing thereof, (E) Indebtedness under the 2024 Senior Unsecured Convertible Notes and any Permitted Refinancing thereof, (F) Indebtedness under the 2025 Subordinated Notes and any Permitted Refinancing thereof, (G) Indebtedness under the 2026 Subordinated Dollar Notes and any Permitted Refinancing thereof, (H) Indebtedness under the 2027 Senior Subordinated Notes and any Permitted Refinancing thereof, (I) Indebtedness under the 2022 Subordinated Notes and any Permitted Refinancing thereof and (J) Indebtedness under the 2023 Senior Secured Notes and any Permitted Refinancing thereof;

(iii)                                    Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the

Loan Document Obligations pursuant to the Guaranty and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)                                   Indebtedness of the Borrower or of any Restricted Subsidiary owing to any other Restricted Subsidiary, the Borrower to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit H or (B) otherwise reasonably satisfactory to the Administrative Agent;

(v)                                      (A) Indebtedness (including Capital Lease Obligations and purchase money Indebtedness (including Indebtedness in respect of mortgage, industrial revenue bond, industrial development bond and similar financings)) of the Borrower or any of the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A);

(vi)                                   Indebtedness in respect of Swap Agreements (other than Swap Agreement entered into for speculative purposes);

(vii)                                (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the date hereof as a result of a Permitted Acquisition or other Investment, or Indebtedness of any Person that is assumed the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition or Investment; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or Investment; provided, further, that the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant (whether or not in effect) after giving effect to the assumption of such Indebtedness and such Permitted Acquisition or Investment and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(viii)                             Indebtedness in respect of Permitted Receivables Financing;

(ix)                                   Indebtedness representing deferred compensation to employees, consultants and independent contractors of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(x)                                      Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests in the Borrower (or any direct or indirect parent thereof) permitted by Section 6.08(a);

(xi)                                   Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in connection with the Transactions or any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii)                                Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder;

(xiii)                             Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and their Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and their Restricted Subsidiaries);

(xiv)                            Indebtedness of the Borrower and the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $400,000,000 and 40% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xiv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $250,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xv)                               Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xvi)                            Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii)                         obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii)                      (A) Permitted Subordinated Indebtedness; provided, that (i) both immediately prior to and after giving effect thereto, no Event of Default shall exist or result therefrom and (ii) the Borrower and its Subsidiaries will be in Pro Forma Compliance with the Financial Performance Covenant (whether or not in effect) after giving effect to the incurrence or issuance of such Indebtedness and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(xix)                            (A) Indebtedness of the Borrower or any of the Restricted Subsidiaries; provided that after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis the Senior Leverage Ratio is equal to or less than 3.50 to 1.0 and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(xx)                               Indebtedness supported by a letter of credit issued pursuant to this Agreement or any other letter of credit, bank guarantee or similar instrument permitted by this Section 6.01(a), in a principal amount not to exceed the face amount of such letter of credit, bank guarantee or such other instrument;

(xxi)                            Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof;

(xxii)                         Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof;

(xxiii)                      (A) Indebtedness of the Borrower or any Subsidiary Loan Party issued in lieu of Incremental Facilities consisting of (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or (ii) secured or unsecured loans (which loans, if term loans secured by Liens having an equal priority relative to the Liens on the Collateral securing the Secured Obligations, shall be subject to the MFN Protection); provided that (i) the aggregate outstanding principal amount of all such Indebtedness issued pursuant to this clause shall not exceed at the time of incurrence thereof (x) the Incremental Cap less (y) the amount of all Incremental Facilities, (ii) such Indebtedness shall be considered Consolidated First Lien Debt for purposes of this clause and Section 2.20, (iii) such Indebtedness complies with the Required Additional Debt Terms and (iv) the condition set forth in the proviso in Section 2.20(a) shall have been complied with as if such Indebtedness was an Incremental Facility and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(xxiv)                     additional Indebtedness in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed 200% of the aggregate amount of direct or indirect equity investments in cash or Permitted Investments in the form of common Equity Interests or Qualified Equity Interests (excluding, for the avoidance of doubt, any Cure Amounts) received by the Borrower or any Parent Entity (to the extent contributed to the Borrower in the form of common Equity Interests or Qualified Equity Interests) to the extent not included within the Available Equity Amount or applied to increase any other basket hereunder;

(xxv)                        Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $250,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xxvi)                     (A) Indebtedness incurred to finance a Permitted Acquisition or other Investment; provided that the Senior Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition or Investment is either (i) equal to or less than 3.50 to 1.0 or (ii) equal to or less than the Senior Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition or Investment for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(xxvii)                  Indebtedness in the form of Capital Lease Obligations arising out of any Sale Leaseback and any Permitted Refinancing thereof;

(xxviii)               (A) Indebtedness of the Borrower or any Subsidiary Loan Party consisting of (i) secured bonds, notes or debentures (which bonds, notes or debentures shall be secured by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or (ii) secured loans (which loans shall be secured by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations); provided that (x) the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant (whether or not in effect) after giving effect to the incurrence of such Indebtedness, (y) such Indebtedness complies with the Required Additional Debt Terms and (z) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien/Second Lien Intercreditor Agreement, and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(xxix)                     [reserved];

(xxx)                        [reserved]; and

(xxxi)                     all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

(b)                                 [Reserved].

(c)                                  The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of any Restricted Subsidiary, (i) preferred Equity Interests or Disqualified Equity Interests issued to and held by the Borrower or any Restricted Subsidiary and (ii) preferred Equity Interests (other than Disqualified Equity Interests) issued to and held by joint venture partners after the Effective Date (“JV Preferred Equity Interests”); provided that in the case of this clause (ii), any such issuance of JV Preferred Equity Interests shall be deemed to be an incurrence of Indebtedness and subject to the provisions set forth in Section 6.01(a) and (b).

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a)(i) through (a)(xxxi) above (or any subclause thereof) or from clause (a) or (b) of the definition of Incremental Cap to clause (c) of the definition of Incremental Cap, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a)(i); provided, further if any such portion of such Indebtedness could, based on the financial statements for such Test Period, have been incurred in reliance on Section 6.01(a)(xix) or (xxviii), such portion of such Indebtedness shall automatically be reclassified as having been incurred under the applicable provisions of Section 6.01(a)(xix) or (xxviii) (in each case, subject to satisfying any other applicable provision of 6.01(a)(xix) or (xxviii) and, in the case of any such portion of such Indebtedness incurred by any Subsidiary that is not a Loan Party, to availability under the cap applicable therein to the incurrence of such Indebtedness by a non-Loan Party).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant.

SECTION 6.02                                      Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)                  Liens created under the Loan Documents;

(ii)               Permitted Encumbrances;

(iii)            Liens existing on the Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $10,000,000 individually shall only be permitted if set forth on Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)           Liens securing Indebtedness permitted under Section 6.01(a)(v) or (xxvii); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)              leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vi)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)        Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)     Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or (C) with respect to escrow deposits consisting of the proceeds of Indebtedness (and related interest and fee amounts) otherwise permitted pursuant to Section 6.01 in connection with Customary Escrow Provisions financing, and contingent on the consummation of any Investment, Disposition or Restricted Payment permitted by Section 6.04, Section 6.05 or Section 6.08;

(ix)           Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(x)              Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary), in each case after the date hereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than, with respect to such Person, any replacements of such property or assets and additions and accessions, proceeds and products thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xii)        any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Borrower or any of the Restricted Subsidiaries and rights of landlords thereunder;

(xiii)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiv)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Permitted Investments”;

(xv)       Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)    Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii)                                              Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)    Liens on the Collateral (A) securing Permitted First Priority Refinancing Debt, (B) securing Permitted Second Priority Refinancing Debt, (C) securing Incremental Equivalent Debt, (D) securing Indebtedness permitted pursuant to Section 6.01(a)(xxviii); provided that (in the case of clauses (B) and (D), such Liens do not secure Consolidated First Lien Debt and the applicable holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into the First Lien/Second Lien Intercreditor Agreement which agreement shall provide that the Liens on the Collateral shall rank junior to the Liens on the Collateral securing the Secured Obligations;

(xx)       other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $300,000,000 and 30% of Consolidated EBITDA for the Test Period then last ended;

(xxi)    Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder (including Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions);

(xxii) Liens on receivables and related assets incurred in connection with Permitted Receivables Financings;

(xxiii)                                              (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xxiv)                                             Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business in accordance with applicable Requirements of Law;

(xxv)                                                Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(xxvi)                                             security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business;

(xxvii)                                          [reserved];

(xxviii)                                       (A) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (B) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrower or any Restricted Subsidiary in joint ventures; and

(xxix)                                             with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the title policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Collateral Agent with respect to such Mortgaged Property.

SECTION 6.03                                      Fundamental Changes; Holding Companies.  The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(a)                                 any Restricted Subsidiary may merge, consolidate or amalgamate with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries of the Borrower; provided that when any Subsidiary Loan Party is merging or amalgamating with another Restricted Subsidiary either (A) the continuing or surviving Person shall be a Subsidiary Loan Party or (B) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is permitted under Section 6.04;

(b)                                 any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(c)                                  any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary or to the Borrower; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(d)                                 the Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) a Successor Borrower shall be an entity organized or existing under the laws of the United States or any political subdivision thereof, (2) a Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to a Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a

Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger or consolidation and (y) if the foregoing requirements are satisfied, a Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees to provide any documentation and other information about such Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(e)                                  [reserved];

(f)                                   any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(g)                                  [reserved]; and

(h)                                 any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

SECTION 6.04                                      Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a)                                 Permitted Investments at the time such Permitted Investment is made;

(b)                                 loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in the Borrower (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed the greater of $10,000,000 and 1% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(c)                                  Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (including as a result of a Delaware LLC Division), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Restricted Subsidiary (including as a result of a Delaware LLC Division) (A) in any Restricted Subsidiary; provided that the aggregate amount of such Investments made by Loan Parties after the Effective Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (c) (other than any Investment made in a Restricted Subsidiary to fund a Permitted Acquisition) shall not exceed when taken together with the aggregate amount of Investments made after the Effective Date pursuant to Section 6.04(z), of the greater of (A) $300,000,000 and (B) 30% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment, (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties (provided that any actual payment by a Loan Party on account of such Guarantee would constitute an Investment in such Restricted Subsidiary that is not a Loan Party at the time such payment is made), (iv) by the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of substantially simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (v) by any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of

Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests (or, as applicable, at least 65% of the Voting Equity Interest) of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations.

(d)                                 Investments consisting of prepayments to suppliers in the ordinary course of business;

(e)                                  Investments consisting of extensions of trade credit in the ordinary course of business;

(f)                                   Investments (i) existing or contemplated on the Effective Date and set forth on Schedule 6.04(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(f) or as otherwise permitted by this Section 6.04;

(g)                                  Investments in Swap Agreements permitted under Section 6.01;

(h)                                 promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(i)                                     Permitted Acquisitions;

(j)                                    the Transactions;

(k)                                 Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l)                                     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)                             loans and advances to a Parent Entity (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to a Parent Entity (or such parent) in accordance with Section 6.08(a);

(n)                                 other Investments and other acquisitions; (A) so long as at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (A) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (A) after the Effective Date (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed the greater of $400,000,000 and 40% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, (B) so long as immediately after giving effect to any such Investment no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, in an amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, (C) in an amount not to exceed the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment and (D) in an amount not to exceed the Available RP Capacity Amount ;

(o)                                 [reserved];

(p)                                 advances of payroll payments to employees in the ordinary course of business;

(q)                                 Investments and other acquisitions to the extent that payment for such Investments is made with Equity Interests (excluding Cure Amounts) of the Borrower; provided that (i) such amounts used pursuant to this clause (q) shall not increase the Available Equity Amount or be applied to increase any other basket hereunder and (ii) any amounts used for such an Investment or other acquisition that are not Equity Interests of the Borrower shall otherwise be permitted pursuant to this Section 6.04;

(r)                                    Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)                                   non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(t)                                    Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(t)) under Section 6.01, 6.02, 6.03, 6.05 and 6.08, respectively, in each case, other than by reference to this Section 6.04(t);

(u)                                 additional Investments; provided that after giving effect to such Investment on a Pro Forma Basis, (A)  the Total Leverage Ratio is less than or equal to 5.0 to 1.0 and (B) there is no continuing Event of Default;

(v)                                 contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(w)                               to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x)                                 Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(y)                                 any Investment in a Similar Business; provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (y) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (y) after the Effective Date, shall not exceed the greater of (A) $300,000,000 and (B) 30% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment;

(z)                                  Investments in Unrestricted Subsidiaries; provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (z) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (z) after the Effective Date, shall not exceed, when taken together with the aggregate amount of Investments made after the Effective Date by a Loan Party in a Restricted Subsidiary that is not a Loan Party pursuant to Section 6.04(c), the greater of (A) $300,000,000 and (B) 30% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment;

(aa)                          Investments in Subsidiaries in the form of receivables and related assets required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and cash equivalents to Subsidiaries to finance the purchase of such assets from the Borrower or other Restricted Subsidiaries or to otherwise fund required reserves);

(bb)                          Investments consisting of advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable; and

(cc)                            Investments consisting of refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business.

For purposes of determining compliance with this Section 6.04, in the event that a proposed Investment (or portion thereof) meets the criteria of clauses (a) through (aa) above (or any sub-clause therein), the Borrower will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Investment (or portion thereof) between such clauses (a) through (aa) (or any sub-clause therein), in a manner that otherwise complies with this Section 6.04; provided that for the most recently ended Test Period following the making of any Investment under Section 6.04 (other than Section 6.04(u)), if all or any portion of such Investment could, based on the financial statements for such Test Period, have been made in reliance on Section 6.04(u), such Investment (or the relevant portion thereof) shall automatically be reclassified as having been made in reliance on Section 6.04(u).

SECTION 6.05                                      Asset Sales.

The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary  (including, in each case, pursuant to a Delaware LLC Division) (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a)                                 Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated);

(b)                                 Dispositions of inventory and other assets in the ordinary course of business;

(c)                                  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under Section 1031 of the Code, or any comparable or successor provision is for like property (and any boot thereon) and for use in a Similar Business;

(d)                                 Dispositions of property to the Borrower or a Restricted Subsidiary (including as a result of a Delaware LLC Division);

(e)                                  Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08, Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e);

(f)                                   any issuance, sale, pledge or other Disposition of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(g)                                  Dispositions of Permitted Investments;

(h)                                 Dispositions of (A) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (B) receivables and related assets pursuant to any Permitted Receivables Financing;

(i)                                     leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(j)                                    transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)                                 Dispositions of property to Persons other than the Borrower or any of the Restricted Subsidiaries (including (x) the sale or issuance of Equity Interests in a Restricted Subsidiary and (y) any Sale Leaseback) not otherwise permitted under this Section 6.05; provided that (i) such Disposition is made for Fair Market Value and (ii) except in the case of a Permitted Asset Swap, a Sale Leaseback or the Disposition of a Multiplex theatre, with respect to any Disposition pursuant to this clause (l) for a purchase price in excess of the greater of (x) $50,000,000 and (y) 5% of Consolidated EBITDA for the most recently ended Test Period for all transactions permitted pursuant to this clause (l) since the Effective Date, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower (or a Parent Entity) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower (or Parent Entity) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Loan Document Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition) pursuant to a written agreement which releases the Borrower or such Restricted Subsidiary from such liabilities, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (l) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of 5% of Consolidated Total Assets for the most recently ended Test Period as of the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l)                                     Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)                             Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority or otherwise required by a Governmental Authority in connection with a Permitted Acquisition;

(n)                                 transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o)                                 Dispositions of property for Fair Market Value not otherwise permitted under this Section 6.05 having an aggregate purchase price not to exceed the greater of (A) $200,000,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period at the time of such Disposition;

(p)                                 the sale or discount (with or without recourse) (including by way of assignment or participation) of other receivables (including, without limitation, trade and lease receivables) and related assets in connection with a Permitted Receivables Financing;

(q)                                 the unwinding of any Swap Obligations or Cash Management Obligations; and

(r)                                    disposition of any assets for not less than the Fair Market Value of assets set forth on Schedule 6.05.

SECTION 6.06                                      [Reserved].

SECTION 6.07                                      Negative Pledge.  The Borrower will not, and will not permit any Restricted Subsidiary to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to restrictions and conditions imposed by:

(a)                                 (i) Requirements of Law, (ii) any Loan Document, (iii) [reserved], (iv) any documentation relating to any Permitted Receivables Financing, (v) any documentation governing Incremental Equivalent Debt, (vi) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, the 2022 Subordinated Note Indenture, the 2023 Senior Secured Note Indenture, the 2024 Senior Unsecured Convertible Notes, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture, the 2027 Senior Subordinated Note Indenture or Indebtedness arising under any other Indenture, (vii) any documentation governing Indebtedness pursuant to the Odeon Credit Agreement, (viii) any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(xxvii) and (ix) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (vii) above; provided that with respect to Indebtedness referenced in (A) clauses (v) and (vii) above, such restrictions shall be no materially more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and (B) clause (vi) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;

(b)                                 customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)                                  restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d)                                 customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)                                  restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;

(f)                                   any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;

(g)                                  restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan

Documents or are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h)                                 restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)                                     restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j)                                    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.02 and applicable solely to such joint venture and entered into in the ordinary course of business; and

(k)                                 customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations.

SECTION 6.08                                      Restricted Payments; Certain Payments of Indebtedness.

(a)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:

(i)                  the Borrower and each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a wholly-owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii)               Restricted Payments to satisfy appraisal or other dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger, transfer of assets or acquisition that complies with Section 6.03 or Section 6.04;

(iii)            the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iv)           [reserved];

(v)              repurchases of Equity Interests in the Borrower (or Restricted Payments by the Borrower to allow repurchases of Equity Interest in any direct or indirect parent of the Borrower) deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interest;

(vi)           Restricted Payments to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock units or stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of the Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective Affiliates, spouses, former spouses, other Permitted Transferees, successors, executors, administrators, heirs, legatees or distributees) of the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, profits interest, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, the aggregate amount of Restricted Payments permitted by this clause (vi) after the Effective Date, together with the aggregate amount of loans and advances made pursuant to Section 6.04(m) in lieu thereof, shall not exceed the sum of (a) the greater of $20,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period in any fiscal year of the Borrower (net of any proceeds from the reissuance or resale of such Equity Interests to another Person received by the Borrower or any Restricted Subsidiary), (b) the amount in any fiscal year equal to the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Effective Date, and (c) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower (to the extent contributed to the Borrower in the form of common Equity Interests or Qualified Equity Interests) and, to the extent contributed to the Borrower, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of the Borrower, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests are contributed to the Borrower in the form of common Equity Interests or Qualified Equity Interests and are not Cure Amounts and have not otherwise been applied to the payment of Restricted Payments by virtue of the Available Equity Amount or are otherwise applied to increase any other basket hereunder; provided that any unused portion of the preceding basket calculated pursuant to clauses (a) and (b) above for any fiscal year (including the fiscal year in which the Effective Date occurred and each fiscal year thereafter) may be carried forward to succeeding fiscal years; provided, further, that any Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(a)(vi) shall reduce the amounts available pursuant to this Section 6.08(a)(vi);

(vii)        [reserved];

(viii)     in addition to the foregoing Restricted Payments, the Borrowers may make additional Restricted Payments, (A) in an aggregate amount, when taken together with the aggregate amount of loans and advances to a Parent Entity made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (A), not to exceed an amount at the time of making any such Restricted Payment and together with any other Restricted Payment made utilizing this clause (A) after the Effective Date not to exceed the greater of $300,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Restricted Payment, (B) so long as no Event of Default shall have occurred and be continuing (or, in the case of the use of the Starter Basket that is Not Otherwise Applied, no Event of Default under Section 7.01(a), (b), (h) or (i)), in an amount not to exceed the Available Amount that is Not Otherwise Applied and (C) in an amount not to exceed the Available Equity Amount that is Not Otherwise Applied; provided that any Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(a)(viii) shall reduce the amounts available pursuant to this Section 6.08(a)(viii);

(ix)           redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x)              (a) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units and (b) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(xi)           the Borrower may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii)        the declaration and payment of Restricted Payments may be made to pay dividends and make distributions to, or repurchase or redeem shares from, the Borrower’s equity holders in an annual amount equal to 6.0% of the net cash proceeds received by the Borrower from any public offering of common stock of the Borrower or any direct or indirect parent of the Borrower from the date of the initial public offering of the Borrower’s common stock through but not including the Effective Date; provided that any Investments or payments made in reliance upon the Available RP Capacity Amount utilizing the unused amounts available pursuant to this Section 6.08(a)(xii) shall reduce the amounts available pursuant to this Section 6.08(a)(xii);

(xiii)     payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates, Immediate Family Members or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiv)    additional Restricted Payments; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 4.50 to 1.0 and (B) there is no continuing Event of Default;

(xv)       [reserved];

(xvi)    the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Permitted Investments); and

(xvii) the declaration and payment of dividends in respect of JV Preferred Equity Interests issued in accordance with Section 6.01 to the extent such dividends are included in the calculation of Consolidated Interest Expense.

For purposes of determining compliance with this Section 6.08(a), in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xvii) above (or any sub-clause therein), the Borrower will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) between such clauses (i) through (xvii) (or any sub-clause therein), in a manner that otherwise complies with this Section 6.08(a); provided, that for the most recently ended Test Period following the making of any Restricted Payment under Section 6.08(a) (other than Section 6.08(a)(xiv)), if all or any portion of such Restricted Payment could, based on the financial statements for such Test Period, have been made in reliance on Section 6.08(a)(xiv), such Restricted Payment (or the relevant portion thereof) shall automatically be reclassified as having been made in reliance on Section 6.08(a)(xiv).

(b)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, except:

(i)                  payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii)               refinancings of Junior Financing Indebtedness with proceeds of other Junior Financing Indebtedness permitted to be incurred under Section 6.01;

(iii)            the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parent companies;

(iv)           prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity: (A) in an aggregate amount, when taken together with the aggregate amount of loans and advances to a Parent Entity made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (A) not to exceed the greater of $300,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such prepayment, redemption, purchase, defeasance or other payment, (B) so long as no Event of Default shall have occurred and be continuing or would result therefrom (or, in the case of the use of the Starter Basket that is Not Otherwise Applied, no Event of Default under Section 7.01(a), (b), (h) or (i)), in an amount not to exceed the Available Amount that is Not Otherwise Applied, (C) in an amount not to exceed the Available Equity Amount that is Not Otherwise Applied and (D) in an amount not to exceed Available RP Capacity Amount;

(v)              prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 5.00 to 1.0 and (B) there is no continuing Event of Default; and

(vi)                              in connection with the consummation of the Transactions.

For purposes of determining compliance with this Section 6.08(b), in the event that any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing (or a portion thereof) meets the criteria of clauses (i) through (v) above (or any sub-clause therein), the Borrower will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such payment (or portion thereof) between such clauses (i) through (v) (or any sub-clause therein), in a manner that otherwise complies with this Section 6.08(b); provided that for the most recently ended Test Period following the making of any Junior Financing under Section 6.08(b) (other than Section 6.08(b)(v)), if all or any portion of such Junior Financing could, based on the financial statements for such Test Period, have been made in reliance on Section 6.08(b)(v), such Junior Financing (or the relevant portion thereof) shall automatically be reclassified as having been made in reliance on Section 6.08(b)(v).

(c)                                  The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify any documentation governing any Junior Financing, in each case if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

SECTION 6.09                                      Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions respect thereto with, any of its Affiliates, except:

(i)                  (A) transactions with the Borrower or any Restricted Subsidiary and (B) transactions involving aggregate payments or consideration of less than the greater of $30,000,000 and 3.0% of Consolidated EBITDA for the most recently ended Test Period prior to such transaction;

(ii)               on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(iii)            the payment of fees and expenses related to the Transactions;

(iv)           issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement;

(v)              employment and severance arrangements (including salary or guaranteed payments and bonuses) between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions;

(vi)           payments by the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08;

(vii)        the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of a Parent Entity (or any direct or indirect parent company thereof), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(viii)     transactions pursuant to any agreement or arrangement in effect as of the Effective Date and set forth on Schedule 6.09, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Effective Date as determined by the Borrower in good faith);

(ix)           Restricted Payments permitted under Section 6.08 (or Investments made in lieu thereof pursuant to Section 6.04(m));

(x)              customary payments by the Borrower and any of the Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings) and any subsequent transaction or exit fee, which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such Person in good faith;

(xi)           the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Borrower, any of the Subsidiaries or any direct or indirect parent thereof;

(xii)        Dispositions of Equity Interests in an Unrestricted Subsidiary to the extent otherwise permitted hereunder;

(xiii)     Affiliate repurchases of the Loans and/or Commitments to the extent permitted hereunder, and the holding of such Loans and the payments and other related transactions in respect thereof;

(xiv)    transactions in connection with any Permitted Receivables Financing;

(xv)       loans, Investments and other transactions by the Borrower and its Restricted Subsidiaries to the extent permitted under Article VI;

(xvi)    loans, advances and other transactions between or among the Borrower, any Restricted Subsidiary and/or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of a Parent Entity but for such Parent Entity’s or a Subsidiary’s ownership of Equity Interests in such joint venture or Subsidiary) to the extent permitted hereunder; and

(xvii) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable.

SECTION 6.10                                      Financial Covenant.  Solely with respect to the Revolving Credit Facility, if on the last day of any Test Period, beginning with the Test Period ending June 30, 2019, the sum of (i) the aggregate principal amount of Revolving Loans then outstanding plus (ii) the amount by which the face amount of Letters of Credit then outstanding (other than Letters of Credit that are Cash Collateralized) is in excess of $25,000,000 in the aggregate, exceeds 35.0% of the aggregate principal amount of Revolving Commitments then in effect, the Borrower will not permit the Secured Leverage Ratio to exceed 6.00 to 1.00 as of the last day of such Test Period.

SECTION 6.11                                      Designation of Senior Debt. The Borrower shall not, nor permit any of its Restricted Subsidiaries to, designate any Indebtedness, other than the Loan Document Obligations as “Designated Senior Indebtedness” (or any comparable term enabling the holders thereof to issue payment blockages and exercise other remedies in connection therewith or related thereto) under and as defined in the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture and any documentation with respect to any other subordinated Indebtedness of the Borrower and each of its Restricted Subsidiaries.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01                                      Events of Default.  If any of the following events (any such event, an “Event of Default”) shall occur:

(a)                                 any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any Loan Party shall fail to pay any interest on any Loan, or any reimbursement obligation in respect of any LC Disbursement or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(d)                                 the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of the

Borrower) or in Article VI (other than Section 6.10); provided that (i) any Event of Default under Section 6.10 is subject to cure as provided in Section 7.02 and an Event of Default with respect to such Section shall not occur until the expiration of the 10th Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable and (ii) a default under Section 6.10 shall not constitute an Event of Default with respect to the Term Loans unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments or declared all amounts under the Revolving Loans to be due and payable, respectively (such period commencing with a default under Section 6.10 and ending on the date on which the Required Lenders with respect to the Revolving Credit Facility terminate or accelerate the Revolving Loans, the “Standstill Period”);

(e)                                  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f)                                   the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any breach or default that is (I) remedied by the Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)                                    one or more enforceable judgments for the payment of money in an aggregate amount in excess of the greater of (a) $250,000,000 and (b) 25% of Consolidated EBITDA for the most recently ended

Test Period (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against the Borrower, any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrower and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k)                                 (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l)                                     to the extent unremedied for a period of 10 Business Days (in respect of a default under clause (x) only), any Lien purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Collateral Agent, the Administrative Agent or any Lender;

(m)                             any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n)                                 any Guarantees of the Loan Document Obligations by the Borrower or Subsidiary Loan Party pursuant to the Guaranty shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o)                                 a Change in Control shall occur; or

(p)                                 any of the Loan Document Obligations shall cease to be “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the 2022 Subordinated Note Indenture, the 2025 Subordinated Note Indenture, the 2024/2026 Subordinated Note Indenture and any documentation with respect to any other Material Indebtedness that is subordinated Indebtedness incurred pursuant to Section 6.01(xviii);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, if an Event of Default resulting from a breach of the Financial Performance Covenant occurs and is continuing and prior to the expiration of the Standstill Period, (x) at the request of the Required Revolving Lenders (in such case only with respect to the Revolving Commitments, Revolving Loans and any Letters of Credit) only (a “Revolving Acceleration”) and (y) after a Revolving Acceleration, at the request of the Required Term Loan Lenders), shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the applicable Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the applicable Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Notwithstanding anything in this Agreement to the contrary, each Lender and the Administrative Agent hereby acknowledge and agree that a restatement of historical financial statements shall not result in a Default hereunder (whether pursuant to Section 7.01(c) as it relates to a representation made with respect to such financial statements (including any interim unaudited financial statements) or pursuant to Section 7.01(d) as it relates to delivery requirements for financial statements pursuant to Section 5.01) to the extent that such restatement does not reveal any material adverse difference in the financial condition, results of operations or cash flows of the Borrower and its Restricted Subsidiaries in the previously reported information from actual results reflected in such restatement for any relevant prior period.

SECTION 7.02                                      Right to Cure.  Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Borrower, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day following the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the Borrower or any Parent Entity thereof shall have the right to issue common Equity Interests or other Equity Interests (provided such other Equity Interests are reasonably satisfactory to the Administrative Agent) for cash or otherwise receive cash contributions to the capital of the Borrower as cash common Equity Interests or other Equity Interests (provided such other Equity Interests are reasonably satisfactory to the Administrative Agent) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance that are not otherwise applied (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(a)                                 Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b)                                 if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries with respect to such fiscal quarter only but with giving pro forma effect to any portion of the Cure Amount applied to any repayment of any Indebtedness), the Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenants, the Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; and

(c)                                  Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount and (iv) the Lenders shall not be required to make a Loan or issue, amend, renew or extend any Letter of Credit unless and until the Borrower has received the Cure Amount required to cause the Borrower and the Restricted Subsidiaries to be in compliance with the Financial Performance Covenants.  Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining the Available Amount, the Available Equity Amount, any financial ratio-based conditions or tests, pricing or any available basket under Article VI of this Agreement.

SECTION 7.03                                      Application of Proceeds.  After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Collateral Agent in accordance with Section 4.02 of the Pledge and Security Agreement and/or the similar provisions in the other Security Documents.  Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Pledge and Security Agreement and/or the similar provisions in the other Security Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints Citicorp North America, Inc. to serve as Administrative Agent and Collateral Agent under the Loan Documents, and authorizes the Administrative Agent and Collateral Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, and none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person).  The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person).  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders, the Issuing Banks and the Borrower.  If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”).

If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation

Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment, Refinancing Amendment or Loan Modification Offer pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof.  In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition.  Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement as a Lead Arranger shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

Each Lender party to this Agreement hereby appoints the Administrative Agent and Collateral Agent to act as its agent under and in connection with the relevant Security Documents.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Affiliated Lenders.  Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or Affiliated Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender or Affiliated Lender.

All provisions of this Article VIII applicable to the Administrative Agent shall apply to the Collateral Agent and the Collateral Agent shall be entitled to all the benefits and indemnities applicable to the Administrative Agent under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01                                      Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows:

(a)                                 If to the Borrower, to:

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street, Leawood, KS 66211

Attention: General Counsel

Fax: (816) 480-4700

Email:  kconnor@amctheatres.com

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Jennifer Hobbs

Email:  jhobbs@stblaw.com

(b)                                 If to the Administrative Agent, to:

Citicorp North America, Inc., as Administrative Agent
1615 Brett Road

OPS III

New Castle, DE 19720
Attn:  Loan Agency Team
Tel:  (302) 894-6010
Fax: (212) 994-0961
Email:  GLAgentOfficeOps@citi.com

(c)                                  If to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(d)                                 If to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

The Borrower may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to the Borrower and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent.  Notices and other communications to the Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DE-FINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or any of its Related Parties, as applicable.

The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02                                      Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, or any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Except as expressly provided herein, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of “First Lien Leverage Ratio”, “Senior Leverage Ratio” or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Loan under Section 2.10 or the applicable Refinancing Amendment or Loan Modification Agreement, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby), (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) lower the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the value of the Guarantees under the Guaranty (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Loan Documents), (viii) change the currency in which any Loan is denominated, without the written consent of each Lender directly affected thereby, (ix) change any of the provisions of Section 7.03, or Section 4.02 of the Pledge and Security Agreement and/or the similar “waterfall” provisions in the other Security Documents referred to therein, without the written consent of each Lender directly and adversely affected thereby or (x) amend the definition of “Alternative Currency” without the written consent of each Issuing Bank affected thereby; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any Issuing Bank without the prior written consent of the Administrative Agent, Collateral Agent or Issuing Bank, as the case may be, including, without limitation, any amendment of this Section, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, error, defect or inconsistency and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Borrower, the Administrative Agent and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.  Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Collateral Agent, in each case required to create in favor of the Collateral Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with the Borrower hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request) and (c) upon notice thereof by the Borrower to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant or other covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrower and the Administrative Agent without the need to obtain the consent of any Lender to include any such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

(c)                                  In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)), payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)                                 Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Revolving Commitments, Revolving Exposure and Term Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e)                                  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the U.S. Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.

(f)                                   Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement in a form substantially consistent with Exhibit E or Exhibit F hereto.

(g)                                  Notwithstanding the foregoing, only the Required Revolving Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 6.10, Article VII (solely as it relates to Section 6.10) or any component definition of the covenant set forth in Section 6.10 (solely as it relates to Section 6.10).

(h)                                 For the avoidance of doubt, in connection with the incurrence of any Indebtedness under Section 2.20, the definitions of Required Lenders, Required Revolving Lenders and Required Term Loan Lenders shall be calculated on a Pro Forma Basis in accordance with Section 1.04, Section 2.20 and the definition of Incremental Cap; provided that any waiver, amendment or modification obtained on such basis (i) will not become operative until substantially contemporaneously with the incurrence of such Indebtedness, (ii) is not required in order to avoid a covenant Default and (iii) does not affect the rights or duties under this Agreement of Lenders holding Loans or Commitments of any then outstanding Class but not the Lenders in respect of such Indebtedness to be incurred.

SECTION 9.03                                      Expenses; Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out of pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates (without duplication), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and to the extent reasonably determined by the Administrative Agent to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrower’s consent, in each case for the Administrative Agent and the Collateral Agent, and to the extent retained with the Borrower’s consent, consultants, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party.

(b)                                 The Borrower shall indemnify each Agent, each Issuing Bank, each Lender, the Lead Arrangers and the Joint Bookrunners and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Restricted Subsidiary, or any other Environmental

Liability, related to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) any dispute between or among Indemnitees that does not involve an act or omission by the Borrower or any of the Restricted Subsidiaries except that each Agent, the Lead Arrangers and the Joint Bookrunners shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (i) applies to such Person at such time. This Section 9.03(b) should not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or any Issuing Bank under paragraph (a) or (b) of this Section, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, Collateral Agent or Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, Collateral Agent or Issuing Bank, in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposure, outstanding Loans and unused Commitments at the time.  The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02 (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d)                                 To the fullest extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04                                      Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issued any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees (provided that, for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Borrower (such consent (except with respect to assignments to competitors of the Borrower) not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment (1) by a Term Lender to any Lender or an Affiliate of any Lender, (2) by a Term Lender to an Approved Fund, (3) by a Revolving Lender to a Revolving Lender, or an Affiliate of a Revolving Lender or (4) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, by a Term Lender or a Revolving Lender to any other assignee; and provided, further, that the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, any Loan Party would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to any Parent Entity or any Affiliate thereof and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank (such consent not to be unreasonably withheld or delayed), provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment.  Notwithstanding anything in this Section 9.04 to the contrary, if any Person the consent of which is required by this paragraph with respect to any assignment of Term Loans has not given the Administrative Agent written notice of its objection to such assignment within 10 Business Days after written notice to such Person, such Person shall be deemed to have consented to such assignment. In connection with obtaining the Borrower consent to assignments in accordance with this Section, the Borrower shall be permitted to designate in writing to the Administrative Agent up to two additional individuals (which, for the avoidance of doubt, may include officers or employees of Silver Lake) who shall be copied on any such consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent.

(ii)                                Assignments shall be subject to the following additional conditions:  (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of a Revolving Loan or Revolving Commitment, $5,000,000 (and integral multiples of $1,000,000 in excess thereof) or, in the case of a Term Loan, $1,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee that it meets all the requirements to be an Eligible Assignee), together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; provided, further, that such recordation fee shall not be payable in the case of assignments by any Affiliate of the Joint Bookrunners and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also an Issuing Bank may be made unless (1) the assignee shall be or become an Issuing Bank and assume a ratable portion of the rights and obligations of such assignor in its capacity as Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Letters of Credit hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

(iii)                                 Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv)                               The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and, solely with respect to its Loans or Commitments, any Lender at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Term Loans held by Affiliated Lenders.

(v)                               Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).

(vi)                               The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)                                  (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee (provided that, for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Borrower)) (a “Participant”), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender (subject to the requirements and limitations thereof, it being understood that any tax forms required by Section 2.17(f) shall be provided solely to the Lender that sold the participation)  and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(b) as though it were a Lender.

(ii)                                A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior consent (not to be unreasonably withheld or delayed).

(iii)                                 Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary.

(d)                                 Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(f)                                   Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Affiliated Lenders (and such Affiliated Lenders may contribute the same to the Borrower), subject to the following limitations:

(1)                                 Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this clause will not apply to the Affiliated Debt Funds;

(2)                                 for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(d), any plan of reorganization or similar dispositive restructuring plan pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(3)                                 the aggregate principal amount of Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 30.0% of the outstanding principal amount of all Loans plus the outstanding principal amount of all term loans made pursuant to any Incremental Term Loan calculated at the time such Loans are purchased (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(4)                                 Affiliated Lenders may not purchase Revolving Loans; and

(5)                                 the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit B hereto (an “Affiliated Lender Assignment and Assumption”); provided that each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender.

Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the aggregate amount of Loans held by any Affiliated Debt Funds shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Required Lenders have taken any actions.

Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative

Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall have no liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

(g)                                  Assignments of Term Loans to any Purchasing Borrower Party shall be permitted through open market purchases and/or “Dutch auctions”, so long as any offer to purchase or take by assignment (other than through open market purchases) by such Purchasing Borrower Party shall have been made to all Term Lenders, so long as (i) no Event of Default has occurred and is continuing, (ii) the Term Loans purchased are immediately cancelled and (iii) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments. Purchasing Borrower Parties may not purchase Revolving Loans.

(h)                                 Upon any contribution of Loans to the Borrower or any Restricted Subsidiary and upon any purchase of Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register.

SECTION 9.05                                      Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance, amendment, renewal, increase, or extension of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, Issuing Bank, or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder having been reimbursed in full, and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the occurrence of the Termination Date.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or Section 2.05(f).

SECTION 9.06                                      Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Collateral Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07                                      Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08                                      Right of Setoff.  If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.  The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have.  Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09                                      Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each of parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or their respective properties in the courts of any jurisdiction.

(c)                                  Each of parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10                                      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11                                      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12                                      Confidentiality.

(a)                                 Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, the Collateral Agent, the relevant Issuing Bank, or the relevant Lender, as applicable), (b) (x) to the extent requested by any regulatory authority, required by applicable law or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that, (i) in each case, unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) in the case of clause (y) only, each Lender and the Administrative Agent shall use its reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Borrower, in the case of Information provided by the Borrower or any other Subsidiary, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or (g) to any ratings agency or the CUSIP Service Bureau on a confidential basis.  In addition, each of the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)                                 EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)                                  ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13                                      USA Patriot Act.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act.

SECTION 9.14                                      Judgment Currency.

(a)                                 If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)                                 The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15                                      Release of Liens and Guarantees.  A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by (and, in the case of clause (1) and (2), in each case, to the extent constituting Excluded Assets, upon the request of the Borrower, the Equity Interests of) such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or (2) upon the request of the Borrower, upon any Subsidiary Loan Party becoming an Excluded Subsidiary.  Upon (i) any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement or (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any

Collateral or the release of any Loan Party from its Guarantee under the Guaranty pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released.  Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.  The Lenders irrevocably authorize the Administrative Agent and Collateral Agent to (i) release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv), (viii)(A) or (xxii) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent and Collateral Agent) and (ii) subordinate any Lien on any Mortgaged Property if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property provided such lease, easement, right of way or similar agreement is permitted by Section 6.02.

SECTION 9.16                                      No Fiduciary Relationship.  The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  Each Agent, Issuing Bank, Lender and their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.

SECTION 9.17                                      [Reserved].

SECTION 9.18                                      [Reserved].

SECTION 9.19                                      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                a reduction in full or in part or cancellation of any such liability;

(ii)                                a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                                 the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.20                                      Certain ERISA Matters.

(a)                                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                                 In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.21                                      Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.22                                      Use of Name, Logo, Etc.  Except for the use of the Borrower’s name and logo by the Agent or the Lead Arrangers in connection with the Transactions, the Transactions or in customary new business presentations in the ordinary course of business, no Agent or arranger shall otherwise use the Borrower’s name, product photographs, logo or trademark in any publication unless the Borrower provides written authorization (not to be unreasonably withheld) for such use of the Borrower’s name, product photographs, logo or trademark, and any such authorization shall be subject to such quality control requirements, usage instructions and guidelines in relation thereto that may be in effect from time to time or other instructions by the Borrower in writing.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

[Form of] ASSIGNMENT AND ASSUMPTION(1)

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions (the “Standard Terms and Conditions”) set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any letter of credit and guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                     Assignor:

2.                                     Assignee:

[and is an Affiliate/Approved Fund of [Identify Lender]](2)

3.                                      Borrower:   AMC Entertainment Holdings, Inc.

4.                                     Administrative Agent:  Citicorp North America, Inc.

5.                                      Credit Agreement:  Credit Agreement dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019, among AMC Entertainment Holdings, Inc., the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.

(1)                                 Form to be used for any Assignee other than an Affiliated Lender.

(2)                                 Select as applicable.

6.                                      Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment (and related extensions of credit) for all Lenders	Amount of Commitment (and related extensions of credit) Assigned	Percentage Assigned of Commitment (and related extensions of credit)(3)
	$	$		%
	$	$		%

Effective Date:                                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(3)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](4) Accepted:

CITICORP NORTH AMERICA, INC., as
Administrative Agent,

By:
Title:

[Consented to:](5)

AMC ENTERTAINMENT HOLDINGS, INC., as
Borrower,

By:
Title:

[Consented to:](6)

CITIBANK, N.A., as an Issuing Bank

(4)  To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) of the Credit Agreement.

(5)  To be included only if the consent of the Borrower is required by Section 9.04(b)(i)(A) of the Credit Agreement.

(6)  To be included solely in the case of Revolving Loans and Revolving Commitments as required by Section 9.04(b)(i)(C) of the Credit Agreement.

By:
Title:

[NAME OF OTHER ISSUING BANKS], as an Issuing Bank

By:
Title:

By:
Title:

$[                 ] CREDIT FACILITY

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or other Affiliates of the Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or other Affiliates of the Borrower or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Form of] AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions (the “Standard Terms and Conditions”) set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.            Assignor:

2.            Assignee:

[and is an Affiliate/Approved Fund of [Identify Lender]](7)

3.                                      Borrower:   AMC Entertainment Holdings, Inc.

4.                                     Administrative Agent:  Citicorp North America, Inc.

5.                                      Credit Agreement:  Credit Agreement dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019, among AMC Entertainment Holdings, Inc., the lenders from time to

(7)                                 Select as applicable.

B-1

time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.

6.                                      Assigned Interest:

Term Facility Assigned	Aggregate Amount of Commitment (and related extensions of credit) for all Lenders	Amount of Commitment (and related extensions of credit) Assigned	Percentage Assigned of Commitment (and related extensions of credit)(8)
	$	$	%
	$	$	%

Each Assignee acknowledges the limitation on the rights of Lenders that are Affiliated Lenders set forth in the Credit Agreement, including Sections 9.02 and 9.04 thereof.

Effective Date:                                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(8)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], ASSIGNOR

By:
Title:

[NAME OF ASSIGNEE], ASSIGNEE

By:
Title:

[Consented to and](9) Accepted:

CITICORP NORTH AMERICA, INC., as Administrative Agent,

By:
Title:

[Consented to:](10)

AMC ENTERTAINMENT HOLDINGS, INC., as the Borrower,

By:
Title:

(9)  To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) of the Credit Agreement.

(10)  To be included only if the consent of the Borrower is required by Section 9.04(b)(i)(A) of the Credit Agreement.

$[          ] CREDIT FACILITY

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or other Affiliates of the Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or other Affiliates of the Borrower or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) acknowledges that the aggregate principal amount of all Loans (after giving effect to the assignment of the Assigned Interest pursuant to this Assignment and Assumption) held by all Affiliated Lenders (other than Affiliated Debt Funds) shall not exceed 30% of the outstanding principal amount of all Loans plus the outstanding principal amount of all term loans made pursuant to an Incremental Loan; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[Form of Guaranty Agreement]

[See attached]

D-1

AMENDED AND RESTATED GUARANTY

dated as of

April 22, 2019,

among

AMC ENTERTAINMENT HOLDINGS, INC.,

THE SUBSIDIARY GUARANTORS
IDENTIFIED HEREIN

and

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

i

SECTION 5.14.	Amendment and Restatement	10

Exhibit A	Form of Supplement

ii

AMENDED AND RESTATED GUARANTY, dated as of April 22, 2019 (this “Agreement”), among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the “Borrower”), the SUBSIDIARY GUARANTORS identified herein and CITICORP NORTH AMERICA, INC., as Administrative Agent, on behalf of itself and the other Guaranteed Parties.

Reference is made to (i) the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and Citibank, N.A., as Issuing Bank and (ii) the Guaranty, dated as of April 30, 2013, among the Borrower, certain subsidiaries of the Borrower from time to time party hereto and Citicorp North America, Inc., as Administrative Agent (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Guaranty”).

The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.  Accordingly, the parties hereto agree that the Original Guaranty is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01.            Credit Agreement.

(a)           Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)           The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.            Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Guaranteed Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each other Agent, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Guarantors” means the Subsidiary Guarantors and, other than with respect to its own obligations, the Borrower.

“Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01.            Guarantee.  Each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of its Secured Obligations (other than, (i) with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor and (ii) in the case of the Borrower, in respect of its own obligations).  Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Secured Obligations.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  Each Guarantor intends that its guarantee under this Section 2.01 constitute, and this Section 2.01 shall be deemed to constitute a guarantee or other agreement for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 2.02.            Guarantee of Payment; Continuing Guarantee.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person.  Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Secured Obligations, whether currently existing or hereafter incurred.

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SECTION 2.03.            No Limitations.

(a)           Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12 and the limitations set forth in Section 2.07 or in the Supplement pursuant to which such Guarantor became a party hereto, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.  Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)      the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)     any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii)    the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Secured Obligations;

(iv)    any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations;

(v)     any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Secured Obligations);

(vi)    any illegality, lack of validity or lack of enforceability of any of the Secured Obligations;

(vii)   any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Secured Obligations;

(viii)  the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix)    this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date;

(x)     the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties;

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(xi)    any action permitted or authorized hereunder; or

(xii)   any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the occurrence of the Termination Date).

To the fullest extent permitted by applicable law, each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)           To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations.  To the fullest extent permitted by applicable law, the Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.            Reinstatement.  Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05.            Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Secured Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

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SECTION 2.06.                                   Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.                                   Maximum Liability.  Notwithstanding anything to the contrary in this Agreement, the obligations and liabilities of any Subsidiary Guarantor that becomes a party to this Agreement after the date hereof shall be limited as and to the extent set forth in the applicable Supplement.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.                                   Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment in respect of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Secured Obligations owed to any Guaranteed Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02.                                   Contribution and Subrogation.  Each Guarantor (a “Contributing Party”) agrees (subject to Sections 2.07 and 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligations or assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any such Guarantor, such other date).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03.                                   Subordination.

(a)                                 Notwithstanding any provision of this Agreement to the contrary, but subject to Section 2.07, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Secured Obligations.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and

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liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b)                                 Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of all the Secured Obligations.

ARTICLE IV

Representations and Warranties

Each Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Subsidiary Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Subsidiary Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

ARTICLE V

Miscellaneous

SECTION 5.01.                                   Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02.                                   Waivers; Amendment.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan

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Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03.                                   Administrative Agent’s Fees and Expenses; Indemnification.

(a)                                 Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

(b)                                 Each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees as provided in Section 9.03(b) of the Credit Agreement mutatis mutandis; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

(c)                                  To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)                                 The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party.  All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination by a court of competent jurisdiction that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03.  Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04.                                   Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the

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Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05.                                   Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as the Termination Date shall have occurred.

SECTION 5.06.                                   Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.07.                                   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.08.                                   Right of Set-Off.  If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness.  The applicable Lender and Issuing Bank shall notify the applicable Guarantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in

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giving such notice shall not affect the validity of any such setoff and application under this Section 5.08.  The rights of each Lender and each Issuing Bank under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender and such Issuing Bank; provided, further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation” in the Credit Agreement, no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 5.09.                                   Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its respective properties in the courts of any jurisdiction.

(c)                                  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

(e)                                  Each Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10.                                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

9

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.                                   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.                                   Termination or Release.

(a)                                 Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate upon the occurrence of the Termination Date.

(b)                                 The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c)                                  In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.13.                                   Additional Subsidiary Guarantors.  Pursuant to the Credit Agreement, additional Subsidiaries may be required to become Subsidiary Guarantors after the date hereof.  Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.14.                                   Amendment and Restatement.  This Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Original Guaranty and supersedes the Original Guaranty in all respects.  All references to the Original Guaranty in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Guaranty as of the day and year first above written.

AMC ENTERTAINMENT HOLDINGS, INC.
AMERICAN MULTI-CINEMA, INC.
AMC LICENSE SERVICES, LLC
AMC ITD, LLC
AMC CARD PROCESSING SERVICES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY

CITICORP NORTH AMERICA, INC., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY

Schedule I to
the Amended and Restated Guaranty

INITIAL SUBSIDIARY GUARANTORS

AMERICAN MULTI-CINEMA, INC. AMC LICENSE SERVICES, LLC AMC ITD, LLC AMC CARD PROCESSING SERVICES, INC.

Exhibit A

SUPPLEMENT NO.    dated as of [      ] , 20[  ] to the Amended and Restated Guaranty dated as of April 22, 2019 (the “Guaranty”), among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“Borrower”), the other subsidiaries of the Borrower party thereto (such subsidiaries and, other than with respect to its own obligations, the Borrower, being collectively referred to as the “Guarantors”) and CITICORP NORTH AMERICA, INC., as Administrative Agent.

A.            Reference is made to the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and Citibank, N.A., as Issuing Bank.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.

C.            The Guarantors have entered into the Guaranty in order to induce the Lenders and the Issuing Banks to extend credit to the Borrower.  Section 5.13 of the Guaranty provides that additional Subsidiaries may become Subsidiary Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement to become a Subsidiary Guarantor under the Guaranty in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1.         In accordance with Section 5.13 of the Guaranty, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Subsidiary Guarantor (and a Guarantor) thereunder.  Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor.  The Guaranty is hereby incorporated herein by reference.

SECTION 2.         The New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Guarantor of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Guarantor’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Guarantor are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

SECTION 3.         This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.  This Supplement shall become effective as to the New Guarantor when a counterpart hereof executed on behalf of the New Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guaranty and the Credit Agreement.

SECTION 4.         Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5.        This Supplement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6.         Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guaranty.

SECTION 8.         The New Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guaranty as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Guarantor.”

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[New Guarantor],

By:
Name:
Title:

CITICORP NORTH AMERICA, INC., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name:
Title:

EXHIBIT D

[Form of Form of Pledge and Security Agreement]

[See attached]

D-1

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

dated as of

April 22, 2019,

among

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO

and

CITICORP NORTH AMERICA, INC.,

as Collateral Agent

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1. 01	Defined Terms	1
SECTION 1. 02	Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2. 01	Pledge	4
SECTION 2. 02	Delivery of the Pledged Collateral	5
SECTION 2. 03	Representations, Warranties and Covenants	5
SECTION 2. 04	[Reserved]	7
SECTION 2. 05	Registration in Nominee Name; Denominations	7
SECTION 2. 06	Voting Rights; Dividends and Interest	7

ARTICLE III

Security Interests in Personal Property

SECTION 3. 01	Security Interest	9
SECTION 3. 02	Representations and Warranties	11
SECTION 3. 03	Covenants	12
SECTION 3. 04	Other Actions	15
SECTION 3. 05	Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE IV

Remedies

SECTION 4. 01	Remedies upon Default	17
SECTION 4. 02	Application of Proceeds	18
SECTION 4. 03	Grant of License to Use Intellectual Property	19
SECTION 4. 04	Securities Act	19

ARTICLE V

Miscellaneous

SECTION 5. 01	Notices	20
SECTION 5. 02	Waivers; Amendment	20
SECTION 5. 03	Collateral Agent’s Fees and Expenses; Indemnification	21
SECTION 5. 04	Successors and Assigns	22
SECTION 5. 05	Survival of Agreement	22
SECTION 5. 06	Counterparts; Effectiveness; Several Agreement	22
SECTION 5. 07	Severability	22
SECTION 5. 08	Right of Set-Off	23
SECTION 5. 09	Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent	23
SECTION 5. 10	WAIVER OF JURY TRIAL	24
SECTION 5. 11	Headings	24
SECTION 5. 12	Security Interest Absolute	24
SECTION 5. 13	Termination or Release	24
SECTION 5. 14	Additional Grantors	25
SECTION 5. 15	Collateral Agent Appointed Attorney-in-Fact	25
SECTION 5. 16	Amendment and Restatement	26

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

ii

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT dated as of April 22, 2019 (this “Agreement”), among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the “Borrower”), the other GRANTORS from time to time party hereto and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity and together with successors in such capacity, the “Collateral Agent”).

Reference is made to (i) the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and Citibank, N.A., as Issuing Bank and (ii) the Pledge and Security Agreement, dated as of April 30, 2013, among the Borrower, certain subsidiaries of the Borrower from time to time party hereto and Citicorp North America, Inc., as Administrative Agent (the “Original Pledge and Security Agreement”).  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.  Accordingly, the parties hereto agree that the Original Pledge and Security Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1. 01                                                 Defined Terms.

(a)                                 Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.

(b)                                 The rules of construction specified in Sections 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1. 02                                                 Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

1

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 3.03.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all copyright rights in any work arising under the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, registrations, supplemental registrations and pending applications for registration in the United States Copyright Office set forth next to its name on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means (a) the Borrower, (b) each other Subsidiary identified on Schedule I and (c) each other Subsidiary Loan Party, Guarantor and Successor Borrower that becomes a party to this Agreement as a Grantor after the Effective Date.

“Information Certificate” means the Information Certificate dated the Effective Date delivered to the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time (including as supplemented by any Information Certificate delivered pursuant to Section 5.14).

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person,

2

including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those material exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Article 9 Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform

Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States, all registrations thereof and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including, in the case of any Grantor, those filed in connection therewith in the United States Patent and Trademark Office listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

3

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the Trademark Security Agreement in the form of Exhibit IV.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof, including, in the case of any Grantor, any registrations and applications filed in connection therewith in the United States Patent and Trademark Office set forth next to its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Pledge of Securities

SECTION 2. 01                                                 Pledge.  As security for the payment or performance, as the case may be, in full of all Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties and confirms its prior grant to the Collateral Agent for the benefit of the Secured Parties of, a security interest in the Pledged Collateral.  “Pledged Collateral” shall mean the collective reference to the following: all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates (if any) representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Assets or Equity Interests of Immaterial Subsidiaries that are not Loan Parties (the Equity Interests excluded pursuant to this proviso being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and

4

Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing.  Notwithstanding the foregoing, Pledged Collateral shall not include Excluded Assets of any kind.

SECTION 2. 02                                                 Delivery of the Pledged Collateral.

(a)                                 Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (i)(A) of the Borrower and Material Subsidiaries (other than Foreign Subsidiaries) of the Borrower on the date hereof and (B) all other Pledged Securities (other than Equity Interests of any Immaterial Subsidiary that is not a Loan Party), as promptly as practicable after the Effective Date, and in any event within the time specified in Schedule 5.14 of the Credit Agreement (or such later date as the Collateral Agent agrees in its reasonable discretion) in each case, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 60 days (or such later date as the Collateral Agent agrees in its reasonable discretion)) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b)                                 As promptly as practicable, and in any event within the time specified in Schedule 5.14 of the Credit Agreement or such longer time as may be agreed to by the Administrative Agent in its reasonable discretion in the case of any such Indebtedness owed to such Grantor on the date hereof, each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by the Borrower or any Subsidiary in a principal amount of $15,000,000 or more to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)                                  Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

SECTION 2. 03                                                 Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

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(a)                                 as of the Effective Date, Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b)                                 the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than the Borrower or any Subsidiary, are made to the knowledge of the Grantors;

(c)                                  except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Equity Interests indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens not prohibited by Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens not prohibited by Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)                                 except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by the Borrower or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by the Borrower or any Subsidiary, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)                                  each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f)                                   by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and

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security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations.

SECTION 2. 04                                                 [Reserved].

SECTION 2. 05                                                 Registration in Nominee Name; Denominations.  If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2. 06                                                 Voting Rights; Dividends and Interest.

(a)                                 Unless and until an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:

(i)             each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity Interests or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Equity Interests or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii)          the Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii)       each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other

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distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Equity Interests or received in exchange for Pledged Equity Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).

(b)                                 Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to receive and retain such amounts.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived and the

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Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06.

(d)                                 Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3. 01                                                 Security Interest.

(a)                                 As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and confirms its prior grant to the Collateral Agent for the benefit of the Secured Parties of, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(I)                                   all Accounts;

(II)                              all Chattel Paper;

(III)                         all Cash and Deposit Accounts;

(IV)                          all Documents;

(V)                               all Equipment;

(VI)                          all General Intangibles, including all Intellectual Property;

(VII)                     all Instruments;

(VIII)                all Inventory;

(IX)                          all other Goods and Fixtures;

(X)                               all Investment Property;

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(XI)                          all Letter-of-Credit Rights;

(XII)                     all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(c);

(XIII)                all books and records pertaining to the Article 9 Collateral; and

(XIV)                 to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any Excluded Assets and (B) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) and (B) above, the term “Article 9 Collateral” shall not include any such asset).

(b)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto, including continuations, that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, if applicable, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon the Collateral Agent’s reasonable request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Collateral Agent as secured party, if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.  No Grantor shall be required to complete any filings or other action with respect to the perfection of the Security Interests created hereby in any Intellectual Property subsisting in any jurisdiction outside of the United States.

(c)                                  The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Collateral Agent or any other Secured Party

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to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3. 02                                                 Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)                                 Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Information Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date (except that the information therein with respect to the exact legal name of each Grantor shall be true and correct in all respects).  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Information Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Information Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Sections 5.03 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).  The Grantors represent and warrant that one or more fully executed Patent Security Agreement(s), Trademark Security Agreement(s) and Copyright Security Agreement(s), in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the

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Collateral Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of United States registered and applied for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c)                                  The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205.

(d)                                 The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 6.02 of the Credit Agreement. The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens not prohibited by Section 6.02 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens not prohibited by Section 6.02 of the Credit Agreement.

SECTION 3. 03                                                 Covenants.

(a)                                 Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority

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thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)                                 Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $15,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly (but in any event within 60 days of receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item that may constitute a United States application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Collateral Agent) after it has been notified in writing by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that, at the reasonable request of the Collateral Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or such longer period as shall be agreed by the Borrower and the Collateral Agent) after the date it has been notified in writing by the Collateral Agent of the specific identification of such Collateral.

In the event that any such Grantor, whether by acquisition, assignment, filing or otherwise, acquires any right in Intellectual Property (including, without limitation, continuation-in-part patent applications) after the date hereof (collectively, the “After-Acquired Intellectual Property”), such After-Acquired Intellectual Property shall automatically be included as part of the Collateral and shall be subject to the terms and conditions of this Agreement.  (i) the Borrower will furnish to the Collateral Agent, at the time of delivery of each Compliance Certificate provided for in Sections 5.01(d) of the Credit Agreement for the financial statements under Section 5.01(a) and Section 5.01(b), an updated Schedule III identifying the After-Acquired Intellectual Property that is (x) owned by such Grantor or is a material exclusive Copyright License to such Grantor in which the Copyright registration number appears in the License (a “Recordable License”) and (y)

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issued by, registered with or filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, acquired during such fiscal year; and (ii) each applicable Grantor shall promptly after delivery of such updated Schedule III, execute supplements to Exhibits II, III or IV, as applicable, to record the grant of the security interest hereunder in such After-Acquired Intellectual Property.  Each applicable Grantor authorizes the Collateral Agent to file such supplements to Exhibits II, III or IV, as applicable, with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) to record the grant of the security interest hereunder in such After-Acquired Intellectual Property.  As soon as practicable upon each such filing and recording, such Grantor shall deliver to the Collateral Agent true and correct copies of the relevant documents, instruments and receipts evidencing such filing and recording.

(c)                                  If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors of its intent to exercise such rights, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d)                                 Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(e)                                  It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property owned by the Grantor (provided that, with respect to Licenses, such filings shall be limited to Recordable Licenses) and (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment).  No Grantor shall be required to (i) complete or effect any filings or other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any

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Deposit Accounts and other bank or securities or commodities accounts or any other assets requiring perfection by control agreements.

(f)                                   Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 3. 04                                                 Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)                                 Instruments.  If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $15,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly (but in any event within 60 days of receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)                                 Investment Property.  Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c)                                  Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $15,000,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.

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(d)                                 Limitations on Perfection. Notwithstanding anything herein to the contrary, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

SECTION 3. 05                                                 Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)                                 Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its owned United States Intellectual Property, each Grantor agrees (i) to maintain the validity and enforceability of any registered owned United States Intellectual Property (or applications therefor) and to maintain such registrations and applications of such Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the owned Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)                                 Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its owned United States Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)                                  Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all steps to preserve and protect each item of its owned United States Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d)                                 Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement.

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ARTICLE IV

Remedies

SECTION 4. 01                                                 Remedies upon Default.  If an Event of Default shall have occurred and is continuing and the Collateral Agent shall have notified the Grantors of its intent to exercise such rights, each Grantor agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without demand for performance but with notice (which need not be prior notice), to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate

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parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4. 02                                                 Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

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SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4. 03                                                 Grant of License to Use Intellectual Property.  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor, solely during the continuance of an Event of Default, grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof (in each case subject to any Grantor’s reasonable security policies and obligations of confidentiality as previously disclosed to the Collateral Agent) to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.  The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4. 04                                                 Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or

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limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Collateral Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5. 01                                                 Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5. 02                                                 Waivers; Amendment.

(a)                                 No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may

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have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5. 03                                                 Collateral Agent’s Fees and Expenses; Indemnification.

(a)                                 Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(b)                                 Each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Collateral Agent and the other Indemnitees as provided in Section 9.03(b) of the Credit Agreement mutatis mutandis; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(c)                                  To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)                                 The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party.  All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this

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Section 5.03.  Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5. 04                                                 Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5. 05                                                 Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Collateral Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as the Termination Date shall have occurred.

SECTION 5. 06                                                 Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5. 07                                                 Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

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SECTION 5. 08                                                 Right of Set-Off.   If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness.  The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08.  The rights of each Lender and each Issuing Bank under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender and such Issuing Bank may have.  Notwithstanding the foregoing, no amount set off from any Grantor shall be applied to any Excluded Swap Obligation of such Grantor.

SECTION 5. 09                                                 Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c)                                  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)                                  Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5. 10                                                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5. 11                                                 Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5. 12                                                 Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5. 13                                                 Termination or Release.

(a)                                 This Agreement, the Security Interest and all other security interests granted hereby shall terminate upon the occurrence of the Termination Date.

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(b)                                 The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.  A Subsidiary Loan Party shall also be released from its obligations under this Agreement at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c)                                  In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Collateral Agent pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

SECTION 5. 14                                                 Additional Grantors.  Pursuant to the Credit Agreement, additional Subsidiaries or a Successor Borrower may or may be required to become Grantors after the date hereof.  Upon execution and delivery by the Collateral Agent and a Subsidiary or a Successor Borrower of a Supplement (which shall be accompanied by an Information Certificate duly executed by such Subsidiary or Successor Borrower), any such Subsidiary or a Successor Borrower shall become a Grantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary or a Successor Borrower as a party to this Agreement.

SECTION 5. 15                                                 Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature

25

or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5. 16                                                 Amendment and Restatement.  This Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Original Pledge and Security Agreement or any liens or security interests created thereby. As of the date hereof, each Grantor acknowledges and agrees that the Liens, security interests and collateral assignments created and granted by any Grantor party under the Original Pledge and Security Agreement that encumbers the Collateral shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, shall remain in full force and effect, hereby ratified, renewed, brought forward, extended and rearranged as security for the Obligations and shall be governed by this Agreement. All references to the Original Pledge and Security Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[Signature Pages Follow]

26

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

AMERICAN MULTI-CINEMA, INC.
AMC LICENSE SERVICES, LLC
AMC ITD, LLC
AMC CARD PROCESSING SERVICES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

CITICORP NORTH AMERICA, INC., as Collateral Agent,

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Schedule I to the

Amended and Restated Pledge and Security Agreement

GRANTORS

Grantor	Jurisdiction of Formation

Schedule II to the

Amended and Restated Pledge and Security Agreement

PLEDGED EQUITY INTERESTS

(A) STOCK CERTIFICATES TO BE DELIVERED

Grantor	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership	Percentage Pledged

(B) OTHER EQUITY INTERESTS

Grantor	Issuer	Number of Equity Interests Owned	Percentage of Ownership	Percentage of Equity Interests Pledged

PLEDGED DEBT SECURITIES

Schedule III to the

Amended and Restated Pledge and Security Agreement

Copyrights and Copyright Applications

Owner	Title	Registration Number	Date Registered/Date Recorded

Schedule III to the

Amended and Restated Pledge and Security Agreement

MATERIAL EXCLUSIVE COPYRIGHT LICENSES

Schedule III to the

Amended and Restated Pledge and Security Agreement

Patents and Patent Applications

Registered Owner	Title	Registration/Application Number

Schedule III to the

Amended and Restated Pledge and Security Agreement

Trademarks and Trademark Applications

MARK NAME	CTRY	APPL NO	REG NO	CLASS	STATUS	CURRENT OWNER

Schedule IV to the

Amended and Restated Pledge and Security Agreement

COMMERCIAL TORT CLAIMS

Exhibit I to the
Amended and Restated Pledge and Security Agreement

SUPPLEMENT NO.    dated as of [  ] (this “Supplement”), to the Amended and Restated Pledge and Security Agreement dated as of April 22, 2019 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the “Borrower”), the other GRANTORS from time to time party thereto and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity and together with successors in such capacity, the “Collateral Agent”).

A.            Reference is made to (a) the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent and (b) the Pledge and Security Agreement.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Pledge and Security Agreement, as applicable.

C.            The Grantors have entered into the Pledge and Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 5.14 of the Pledge and Security Agreement provides that [additional Subsidiaries] [Successor Borrower] may become Grantors under the Pledge and Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned [Subsidiary] [Successor Borrower] (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Pledge and Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1.         In accordance with Section 5.14 of the Pledge and Security Agreement, the New Grantor by its signature below becomes a Grantor under the Pledge and Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Pledge and Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral

Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Pledge and Security Agreement).  Each reference to a “Grantor” in the Pledge and Security Agreement shall be deemed to include the New Grantor.  The Pledge and Security Agreement is hereby incorporated herein by reference.

SECTION 2.         The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3.         This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.  This Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the New Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Pledge and Security Agreement and the Credit Agreement.

SECTION 4.         The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents constituting Article 9 Collateral, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Grantor, (ii) all of the New Grantor’s Trademarks constituting Article 9 Collateral, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Grantor, and (iii) all of the New Grantor’s Copyrights constituting Article 9 Collateral, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Grantor seeking damages in an amount of $15,000,000 or more.

SECTION 5.         Except as expressly supplemented hereby, the Pledge and Security Agreement shall remain in full force and effect.

SECTION 6.        THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7.         Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 8.         All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pledge and Security Agreement.

SECTION 9.         The New Grantor agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder and under the Pledge and Security Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Grantor”.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Pledge and Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

CITICORP NORTH AMERICA, INC.,
as Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Schedule I
to Supplement No.    to the

Amended and Restated Pledge and Security Agreement

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No.    to the

Amended and Restated Pledge and Security Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No.    to the

Amended and Restated Pledge and Security Agreement

INTELLECTUAL PROPERTY

Schedule IV
to Supplement No.    to the

Amended and Restated Pledge and Security Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to the
Amended and Restated Pledge and Security Agreement

COPYRIGHT SECURITY AGREEMENT dated as of [    ], 20[  ] (this “Agreement”), among [        ] (the “Grantor”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity and together with successors in such capacity, the “Collateral Agent”).

Reference is made to (a) the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and Citibank, N.A., as Issuing Bank, and (b) the Amended and Restated Pledge and Security Agreement dated as of April 22, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Borrower, the other grantors from time to time party thereto and the Collateral Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The Grantor is an Affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.         Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Pledge and Security Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Pledge and Security Agreement also apply to this Agreement.

SECTION 2.         Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of all Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Copyrights, including the registrations and applications thereof listed on Schedule I, and the exclusive Copyright Licenses under which such Grantor is a licensee, including the registrations and applications subject thereto listed on Schedule II (the “Copyright Collateral”).

SECTION 3.         Pledge and Security Agreement.  The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Pledge and Security Agreement.  The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Pledge and Security Agreement, the terms of the Pledge and Security Agreement shall govern.

SECTION 4.         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.         GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

CITICORP NORTH AMERICA, INC., as Collateral Agent,

By:
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

Schedule I

Schedule II

Exhibit III to the
Amended and Restated Pledge and Security Agreement

PATENT SECURITY AGREEMENT dated as of [   ], 20[    ] (this “Agreement”), among [        ] (the “Grantor”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity and together with successors in such capacity, the “Collateral Agent”).

Reference is made to (a) the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and Citibank, N.A., as Issuing Bank, and (b) the Amended and Restated Pledge and Security Agreement dated as of April 22, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Borrower, the other grantors from time to time party thereto and the Collateral Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The Grantor is an Affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.         Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Pledge and Security Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Pledge and Security Agreement also apply to this Agreement.

SECTION 2.         Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of all Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Patents, including the registrations and applications thereof listed on Schedule I (the “Patent Collateral”).

SECTION 3.         Pledge and Security Agreement.  The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Pledge and Security Agreement.  The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Pledge and Security Agreement, the terms of the Pledge and Security Agreement shall govern.

SECTION 4.         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.         GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

CITICORP NORTH AMERICA, INC., as Collateral Agent,

By:
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

Schedule I

Exhibit IV to the
Amended and Restated Pledge and Security Agreement

TRADEMARK SECURITY AGREEMENT dated as of [    ], 20[  ] (this “Agreement”), among [        ] (the “Grantor”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (in such capacity and together with successors in such capacity, the “Collateral Agent”).

Reference is made to (a) the Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Agent, and Citibank, N.A., as Issuing Bank, and (b) the Amended and Restated Pledge and Security Agreement dated as of April 22, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Borrower, the other grantors from time to time party thereto and the Collateral Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The Grantor is an Affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.         Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Pledge and Security Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Pledge and Security Agreement also apply to this Agreement.

SECTION 2.         Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of all Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Trademarks, including the registrations and applications thereof listed on Schedule I (the “Trademark Collateral”).

SECTION 3.         Pledge and Security Agreement.  The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Pledge and Security Agreement.  The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Pledge and Security Agreement, the terms of the Pledge and Security Agreement shall govern.

SECTION 4.         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.         GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

CITICORP NORTH AMERICA, INC., as Collateral Agent,

By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

Schedule I

EXHIBIT E

[Form of Intercreditor Agreement]

[See attached]

E-1-1

EXHIBIT E

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

Among

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

CITICORP NORTH AMERICA, INC.,
as First Lien Collateral Agent for the Credit Agreement Secured Parties,

[INSERT NAME],
as the Initial Additional Agent,

and

EACH ADDITIONAL AGENT FROM TIME TO TIME PARTY HERETO

dated as of [         ], 20[  ]

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[  ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, CITICORP. NORTH AMERICA, INC., as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Collateral Agent”), [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Agent (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.10              Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that the Credit Agreement shall not constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First Lien Documents, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals of extensions of the foregoing.

2

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional First Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Borrower or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the First Lien Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations, the Initial Additional Agent, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the First Lien Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time, among the Borrower, the lenders party thereto, the issuing banks party thereto and Citicorp North America, Inc., as administrative agent and as collateral agent.

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“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under the Secured Credit Document so Refinanced) or by the Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

[“First Lien Credit Agreement” means [    ].]

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Initial Additional First Lien Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations and the First Lien/Second Lien Intercreditor Agreement, if then in effect.

“Grantors” means the Borrower and each other Subsidiary of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any Subsidiary which becomes a party to this Agreement as contemplated by Section 5.16).  The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

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“Initial Additional Agent” has the meaning assigned to such term in the preamble hereto.

“Initial Additional First Lien Documents” means that certain [[Indenture] dated as of [  ], 20[  ], among [the Borrower], [the Guarantors identified therein,] [     ], as [trustee], and [     ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligation.

“Initial Additional First Lien Obligations” the “[Obligations]” as defined in the Initial Additional First Lien Documents.

“Initial Additional First Lien Secured Parties” means the “[Secured Parties]” as defined in the Initial Additional First Lien Documents.

“Insolvency or Liquidation Proceeding” means:

(1)                                 any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                                 any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                                 any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent (other than the First Lien Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral, but solely to the extent that such Series of First Lien Obligations has a larger aggregate principal amount than the Series of Credit Agreement Obligations then outstanding.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 90 days (throughout which 90 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Event of Default is continuing and (ii) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document and (iii) each Additional First Lien Document.

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“Security Agreement” means the “Collateral Agreement” as defined in the Credit Agreement.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02              Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement,

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(v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03              Impairments.  It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01              Priority of Claims.

(a)                                 Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower (including any adequate protection payments) or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement, but including the First Lien/Second Lien Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party and proceeds of any such distribution (all such payments, distributions, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien

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Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after the Discharge of all First Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the First Lien/Second Lien Intercreditor Agreement, if in effect, or otherwise, or as a court of competent jurisdiction may direct; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not for the purposes of the Credit Agreement or any Additional First Lien Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding.  Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the First Lien/Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.  If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)                                 It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)                                  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d)                                 Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.05(j) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

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SECTION 2.02              Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)                                 With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement.  Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b)                                 Each Collateral Agent and the First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c)                                  Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, the allowability of any claims asserted with respect thereto or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03              No Interference; Payment Over.

(a)                                 Each First Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the allowability of any claims asserted with respect thereto, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or

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cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)                                 Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04              Automatic Release of Liens; Amendments to First Lien Security Documents.

(a)                                 If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)                                 Each First Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any First Lien Security Document that does not violate this Agreement.

(c)                                  Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05.           Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)                                 This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against the Borrower or any of its Subsidiaries.

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(b)                                 If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent or any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06.           Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer, under the Bankruptcy Code, any Bankruptcy Law or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07.           Insurance.  As between the First Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

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SECTION 2.08.           Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09.           Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)                                 The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Controlling Collateral Agent (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the Controlling Collateral Agent to allow the Controlling Collateral Agent to obtain control of such Possessory Collateral).  Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)                                 The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01.           Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no

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liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01.           Appointment and Authority.

(a)                                 Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, at the request of the Borrower, to execute and deliver any First Lien/Second Lien Intercreditor Agreement in the capacity as “Designated Senior Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative by the terms of the First Lien/Second Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Senior Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under the First Lien/Second Lien Intercreditor Agreement at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Initial Additional First Lien Document and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.  Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b)                                 Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the

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Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02.           Rights as a First Lien Secured Party.

(a)                                 The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Initial Additional First Lien Secured Party,” “Initial Additional First Lien Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03.           Exculpatory Provisions.  The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii)                               shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv)                              shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized

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officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default and referencing applicable agreement is given to the Controlling Collateral Agent;

(v)                                 shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi)                              need not segregate money held hereunder from other funds except to the extent required by law.  The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04. Collateral and Guaranty Matters.  Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01.           Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                 If to the Borrower, to:

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street, Leawood, KS 66211

Attention: General Counsel

Fax: (816) 480-4700

Email:  kconnor@amctheatres.com

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

16

New York, NY 10017

Attention:  Jennifer Hobbs

Email:  jhobbs@stblaw.com

(b)                                 if to the First Lien Collateral Agent, to it at:

[Citicorp North America, Inc., as Administrative Agent
1615 Brett Road

OPS III

New Castle, DE 19720
Attn:  Loan Agency Team
Tel:  (302) 894-6010
Fax: (212) 994-0961
Email:  GLAgentOfficeOps@citi.com]

(d)                              if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02.           Waivers; Amendment; Joinder Agreements.

(a)                                 No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

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(c)                                  Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)                                 Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, any Initial Additional First Lien Documents and any Additional First Lien Documents.

SECTION 5.03.           Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04.           Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.           Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06              Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07.           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Additional Agent represents and warrants that this Agreement is binding upon the Initial Additional First Lien Secured Parties.

SECTION 5.08.           Submission to Jurisdiction Waivers; Consent to Service of Process.  Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, sitting in New York County, and appellate courts from any thereof;

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(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.           GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)                               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)                               EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10.           Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.           Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12.           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13.           Additional First Lien Obligations.  To the extent, but only to the extent permitted by the provisions of the then extant Credit Agreement, the Initial Additional First Lien Documents and the Additional First Lien Documents, the Borrower may incur Additional First Lien

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Obligations.  Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)                                     such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii)                                  the Borrower shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of Borrower;

(iii)                               the Borrower shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv)                              the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14              Integration.  This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.15              Information Concerning Financial Condition of the Borrower and the other Grantors.  The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made,

20

any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.16.           Additional Grantors.  The Borrower agrees that, if any Subsidiary of the Borrower shall become a Grantor after the date hereof, they will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III hereto. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17.           Further Assurances.  Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Credit Agreement, Initial Additional First Lien Documents or Additional First Lien Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.18.           First Lien Collateral Agent and Initial Additional Agent.  It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Controlling Collateral Agent hereunder and (b) the Initial Additional Agent is entering in this Agreement in its capacity as Collateral Agent under the Initial Additional First Lien Documents and the provisions of the Initial Additional First Lien Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to the Initial Additional Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the First Lien Collateral Agent or Initial Additional Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITICORP NORTH AMERICA, INC.,
as First Lien Collateral Agent and Controlling Collateral Agent

By:
Name:
Title:

[ ]
as Initial Additional Agent

By:
Name:
Title:

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

[THE GRANTORS LISTED ON ANNEX I HERETO,]

By:
Name:
Title:

[Signature Page to First Lien Intercreditor Agreement]

ANNEX I

Grantors

ANNEX II

[FORM OF] JOINDER NO. [ ] dated as of [     ], 20[ ] (this “Joinder”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [     ], 20[ ] (the “First Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein), Citicorp North America, Inc., as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”) and [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties(in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.                                    As a condition to the ability of the Borrower or any Subsidiaries of the Borrower to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1.                            In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3.                            This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.                            Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                         THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8.                            The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

IN WITNESS WHEREOF, the New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[ ],
as Controlling Collateral Agent

By:
Name:
Title:

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

[THE GRANTORS
LISTED ON SCHEDULE I HERETO]

By:
Name:
Title:

Schedule I to the
Joinder to the
First Lien Intercreditor Agreement

Grantors

[         ]

ANNEX III

[FORM OF] SUPPLEMENT NO. [  ] dated as of [          ], 20[  ] (this “Supplement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [           ], 20[  ] (the “First Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein), Citicorp North America, Inc., as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”) and [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties(in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.            The Grantors have entered into the First Lien Intercreditor Agreement.  Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement.  Section 5.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Initial Additional First Lien Documents and Additional First Lien Documents.

Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:

SECTION 1.         In accordance with Section 5.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder.  Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor.  The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.         The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.         This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.         Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.        THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.         In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.         All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement.  All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.

SECTION 8.         The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

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IN WITNESS WHEREOF, the New Grantor, and the Controlling Collateral Agent have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
By:
Name:
Title:

Acknowledged by:

[ ], as Controlling Collateral Agent,

By:
Name:
Title:

3

EXHIBIT F

[Form of First Lien/Second Lien Intercreditor Agreement]

[See attached]

F-1

EXHIBIT F

[FORM OF]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

Among

Among

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

CITICORP NORTH AMERICA, INC.,
as the Senior Collateral Agent for the Senior Secured Parties,

[INSERT NAME],

as the Junior Collateral Agent for the Junior Secured Parties,

and

each Additional Senior Agent and Additional Junior Agent from time to time party hereto

dated as of [         ], 20[  ]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[  ]  (as amended, supplemented or otherwise modified from time to time, this “Agreement”), “), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, CITICORP. NORTH AMERICA, INC., as collateral agent for the Senior Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Collateral Agent”), [INSERT NAME],  as collateral agent for the Junior Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Junior Collateral Agent (for itself and on behalf of the Junior Secured Parties), each Additional Senior Agent (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Debt Facility) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.10              Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors in such capacity.

“Additional Junior Debt” means any Indebtedness of the Borrower or any other Grantor (other than Indebtedness constituting Junior Credit Agreement Obligations) guaranteed by the Guarantors (and not guaranteed by any other Person) which Indebtedness and Guarantees are secured by the Junior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Junior Credit Agreement Obligations (and not secured by Liens on any other assets of the Borrower or any Guarantor); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Debt Document, (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (iii) the Representative for the holders of such Indebtedness shall have become party to a Second Lien Pari Passu Intercreditor Agreement pursuant to and by satisfying the conditions set forth therein.  Additional Junior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor; provided, further, that, if such Indebtedness will be the initial Additional Junior Debt incurred by the Borrower, then the Guarantors, the Junior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Second Lien Pari Passu Intercreditor Agreement.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

“Additional Junior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any Refinancings of the foregoing.

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Junior Debt Documents.

“Additional Senior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) under any Additional Senior Debt Documents, in each case, together with its successors in such capacity.

“Additional Senior Debt” means any Indebtedness of the Borrower or any other Grantor (other than Indebtedness constituting Senior Credit Agreement Obligations) guaranteed by the Guarantors (and not guaranteed by any other Subsidiary) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Senior Credit Agreement Obligations (and not secured by Liens on any other assets of the Borrower or any Subsidiary); provided, however, that, (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in Section 5.13 thereof.  Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower, then the Guarantors, the Senior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement.

“Additional Senior Debt Documents” means, with respect to any Series of Additional Senior Debt, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Senior Debt and each other agreement entered into for the purpose of securing such Additional Senior Debt Obligations.

“Additional Senior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any Series of Additional Senior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect

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to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Secured Parties under the related Additional Senior Debt Documents and (c) any Refinancings of the foregoing.

“Additional Senior Secured Parties” means, with respect to any Series of Additional Senior Debt Obligations, the holders of such Additional Senior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Borrower or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Designated Junior Representative” means (i) the “Controlling Collateral Agent” as defined in the Second Lien Pari Passu Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Second Lien Pari Passu Intercreditor Agreement or (ii) in the case that no Second Lien Pari Passu Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Junior Representative.

“Designated Senior Representative” means (i) the “Controlling Collateral Agent” as defined in the First Lien Intercreditor Agreement or any comparable designated entity under any successor agreement to the First Lien Intercreditor Agreement or (ii) in the case that no First Lien Intercreditor Agreement or any successor thereto is then in effect, the remaining Senior Representative.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer

3

secured by Shared Collateral pursuant to the Debt Documents governing such Debt Facility.  The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Credit Agreement Obligations” means the Discharge of the Senior Credit Agreement Obligations; provided that the Discharge of Senior Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with an Additional Senior Debt Facility secured by Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Representative (under the Senior Debt Documents so Refinanced) or by the Borrower, in each case, to each other Representative as the “Senior Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Senior Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Senior Credit Agreement.

“Grantors” means the Borrower and each other Subsidiary of the Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.  The Grantors existing on the date hereof are set forth in Annex I hereto.

“Guarantors” has the meaning assigned to such term in the Senior Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)                                 any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                                 any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                                 any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Credit Agreement Security Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Junior Secured Parties, as the case may be, under such Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 8.09.

4

“Junior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Junior Collateral Documents” means the Junior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Junior Credit Agreement, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Borrower or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Credit Agreement” means that certain [    ].

“Junior Credit Agreement Loan Documents” means the Junior Credit Agreement and the other [“Loan Documents”] as defined in the Junior Credit Agreement.

“Junior Credit Agreement Obligations” means “[Secured Obligations]” as defined in the Junior Credit Agreement.

“Junior Credit Agreement Secured Parties” means the “[Secured Parties]” as defined in the Junior Credit Agreement.

“Junior Credit Agreement Security Agreement” means the “[Collateral Agreement]” as defined in the Junior Credit Agreement.

“Junior Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any other Subsidiary), including Indebtedness of the Borrower incurred pursuant to the Junior Credit Agreement, which Indebtedness and Guarantees are secured by the Junior Collateral on a pari passu basis (but without regard to control of remedies) with any other Junior Obligations and the applicable Junior Debt Documents of which provide that such Indebtedness and Guarantees are to be secured by such Junior Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Junior Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Debt Document and (ii) except in the case of Indebtedness of the Borrower incurred pursuant to the Junior Credit Agreement, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.  Junior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Junior Debt Documents” means (a) the Junior Credit Agreement Loan Documents and (b) any Additional Junior Debt Documents.

5

“Junior Debt Facility” means the Junior Credit Agreement and any Additional Junior Debt Facilities.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x) such Junior Representative is the Designated Junior Representative and that an Event of Default under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Obligations” means (a) the Junior Credit Agreement Obligations and (b) any Additional Junior Debt Obligations.

“Junior Representative” means (i) in the case of the Junior Credit Agreement, the Junior Collateral Agent and (ii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Junior Credit Agreement Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured

6

Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Junior Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Pari Passu Intercreditor Agreement” means the “Pari Passu Intercreditor Agreement” as defined in the Junior Credit Agreement.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Senior Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Senior Collateral Documents” means the Senior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Senior Credit Agreement, the First Lien Intercreditor Agreement and each of the security agreements and other instruments and documents

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executed and delivered by the Borrower or any Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Credit Agreement” means that certain Credit Agreement dated as of April 30, 2013, among the Company (as amended by that certain First Amendment to Credit Agreement dated as of December 11, 2015, that certain Second Amendment to Credit Agreement dated as of November 8, 2016, that certain Third Amendment to Credit Agreement dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018 and that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019 and as further amended, restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time, among the Borrower, the lenders party thereto, and Citicorp North America, Inc., as administrative agent and as collateral agent.

“Senior Credit Agreement Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Security Agreement” means the “Collateral Agreement” as defined in the Senior Credit Agreement.

“Senior Debt Documents” means (a) the Senior Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Debt Facilities” means the Senior Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Senior Credit Agreement Obligations or the Senior Credit Agreement Secured Parties, the Senior Collateral Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Secured Parties thereunder, each Additional Senior Agent in respect of such Additional Senior Debt Facility that is named as such in the applicable Joinder Agreement.

“Senior Secured Parties” means the Senior Credit Agreement Secured Parties and any Additional Senior Secured Parties.

“Series” means (a) (x) with respect to the Senior Secured Parties, each of (i) the Senior Credit Agreement Secured Parties (in their capacities as such) and (ii) the Additional Senior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Senior Secured Parties) and (y) with respect to the Junior Secured Parties, each of (i) the Junior Credit Agreement Secured Parties (in their capacity as

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such) and (ii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and (b) (x) with respect to any Senior Obligations, each of (i) the Senior Credit Agreement Obligations and (ii) the Additional Senior Debt Obligations incurred pursuant to any Additional Senior Debt Facility and or any Additional Senior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Senior Debt Obligations) and (y) with respect to any Junior Obligations, each of (i) the Junior Credit Agreement Obligations and (ii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04). If, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02.    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Subordination.

(a)           Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations; and

(b)           any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.  All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing or purporting to secure any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02.    Nature of Senior Lender Claims.  Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased in the manner permitted under the Senior Debt Documents and the Junior Debt Documents, in each case, without notice to or consent by the Junior Representatives or the Junior Secured Parties and without affecting the provisions hereof.  The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof.  As between the Borrowers and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03.    Prohibition on Contesting Liens.  Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or

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Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral.  Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04.    No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations.  If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 2.05.    Perfection of Liens.  Except for the agreements of the Designated Senior Representative pursuant to Section 5.05 hereof, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06.    Certain Cash Collateral.  Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Senior Collateral Agent pursuant to Section 2.05(j) of the Senior Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Senior Credit Agreement and will not constitute Shared Collateral.

SECTION 2.07.    Refinancings. The Senior Obligations and the Junior Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document or any Junior Debt Document, as applicable) of any party hereto, all without affecting the priorities provided for herein or the other provisions hereof; provided that the collateral agent of the

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holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 8.09 with respect to such Indebtedness.

ARTICLE III

Enforcement

SECTION 3.01     Exercise of Remedies.

(a)           So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or prohibited by this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person

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authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case (A) through (F) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.  In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)           Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)           Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)           Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or

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remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

SECTION 3.02.    Cooperation.  Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents or otherwise in respect of the Junior Obligations.

SECTION 3.03.    Actions upon Breach.  Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01.    Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or (except as otherwise provided in Article VI) in any Insolvency or Liquidation Proceeding or otherwise shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the First Lien Intercreditor Agreement and the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the

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Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

SECTION 4.02.    Payments Over.  Any Shared Collateral or Proceeds thereof received by any Junior Representative or any Junior Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise relating to the Shared Collateral in contravention of this Agreement or (except as otherwise provided in Article VI) in any Insolvency or Liquidation Proceeding shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01.    Releases.

(a)           Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)           Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that

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may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)           Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)           Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02     Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

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SECTION 5.03.    Amendments to Junior Collateral Documents.

(a)           Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrowers agree to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof.  Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that each Junior Collateral Document under its Junior Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Junior Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (A) Citicorp North America, Inc., as collateral agent, pursuant to or in connection with the Credit Agreement dated as of April 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time), among AMC Entertainment Holdings, Inc., the lenders party thereto, the other parties thereto and Citicorp North America, Inc., as administrative agent and collateral agent, and (B) [INSERT NAME], as [INSERT CAPACITY], pursuant to or in connection with the [Additional Senior Debt Document] (as amended, restated, supplemented or otherwise modified from time to time), among [                    ] and the other parties thereto, and (ii) the exercise of any right or remedy by the Junior Representative hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of dated as of [          ], 20[  ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Citicorp North America, Inc., as Senior Collateral Agent, [INSERT NAME] and as Junior Collateral Agent, the other agents and representatives party thereto, AMC Entertainment Holdings, INc. and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b)           In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Borrower or any other Grantor; provided, however, (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Junior Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.01 of this Agreement and provided that there is a corresponding release of the Lien securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or

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Article VI hereof and (B) that written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)           The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.  The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.

SECTION 5.04.    Rights as Unsecured Creditors.  The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05.    Gratuitous Bailee for Perfection.

(a)           Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)           In the event that the Senior Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Senior Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely

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for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)           Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)           No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)           No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)            Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

(g)           Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security

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or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06.    When Discharge of Senior Obligations Deemed to Not Have Occurred.  If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Borrower or any other Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representatives (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding

5.07.  Purchase Right.  Without prejudice to the enforcement of the Senior Secured Parties’ remedies in accordance with the Senior Debt Documents and this Agreement, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding by any Grantor (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Secured Parties may request, and the Senior Secured Parties hereby offer the Junior Secured Parties, the option to purchase all, but not less than all, of the aggregate amount of Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest, fees, and expenses without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Senior Credit Agreement)).  If such purchase right is timely exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request.  If one or more of the Junior Secured Parties timely exercises such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representatives and the Junior Representatives.  If none of the Junior Secured Parties timely exercises such purchase right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

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ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01.    Financing and Sale Issues.  Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative, any other Senior Representative or any Senior Secured Party shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations under the Senior Credit Agreement or, if no Senior Credit Agreement then exists, under the other Senior Debt Documents are subordinated to or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative, and the Designated Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.  Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any order relating to a sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement, provided that the Junior Secured Parties may assert any objection to the proposed bidding or related procedures to be utilized in connection with any sale or disposition that could be asserted by an unsecured creditor in any Insolvency or Liquidation Proceeding; without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Sections 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.  In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar

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provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

SECTION 6.02.    Relief from the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03.    Adequate Protection.  Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party as adequate protection or otherwise under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.  Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash

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payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Secured Parties.

SECTION 6.04.    Preference Issues.  If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.    Separate Grants of Security and Separate Classifications.  Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made from the Shared Collateral in respect of the Junior Obligations, with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties.  This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a collective class of claims comprised of the Senior Credit Agreement Secured Parties and any Additional Senior Secured Parties (as opposed to separate classes of each such series of claims), on the other hand, and, for the avoidance of doubt, nothing set forth herein shall in any way alter or

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modify the relationship of each series of such separate claims held by the Senior Secured Parties, including as set forth in the First Lien Intercreditor Agreement, or otherwise cause such different claims to be combined into one or more classes or otherwise classified in a manner that violates the First Lien Intercreditor Agreement.

SECTION 6.06.    No Waivers of Rights of Senior Secured Parties.  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

SECTION 6.07.    Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.    Other Matters.  To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights without the prior written consent of the Designated Senior Representative, provided that if requested by the Designated Senior Representative, such Junior Representative shall timely exercise such rights in the manner requested by the Designated Senior Representative, including any rights to payments in respect of such rights.

SECTION 6.09     506(c) Claims.  Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10.    Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.11 Post-Petition Interest

(a)         None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for

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this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral).

(b)         None of the Senior Representatives or any Senior Secured Party shall oppose or seek to challenge any claim by any Junior Representative or any other Junior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Junior Representatives on behalf of the Junior Secured Parties on the Shared Collateral (after taking into account the Senior Obligations and the Senior Liens).

SECTION 6.12.    Plan Voting.  No Junior Representative or any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

SECTION 7.01.    Reliance.  The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

SECTION 7.02.    No Warranties or Liability.  Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement

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with the Borrower or any Subsidiary (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.    Obligations Unconditional.  All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)           any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Borrower or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.    Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, (a) the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, with respect to the Senior Representatives and the Senior Secured Parties (as amongst themselves), the provisions of the First Lien Intercreditor Agreement shall control and (b) the relative rights and obligations of the Junior

26

Representatives and the Junior Debt Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the Second Lien Pari Passu Intercreditor Agreement and in the event of any conflict between the Second Lien Pari Passu Intercreditor Agreement and this Agreement, with respect to the Junior Representatives and the Junior Debt Parties (as amongst themselves), the provisions of the Second Lien Pari Passu Intercreditor Agreement shall control, in each case as applicable.

SECTION 8.02.    Continuing Nature of this Agreement; Severability.  Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.    Amendments; Waivers.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c)           Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)           Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations or

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Additional Senior Debt Obligations in compliance with the Senior Credit Agreement, the Junior Credit Agreement, any Additional Senior Debt Documents and any Additional Junior Debt Documents.

SECTION 8.04.    Information Concerning Financial Condition of the Borrower and the other Grantors.  The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Designated Junior Representative, any other Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.    Subrogation.  Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06.    Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07.    Additional Grantors.  The Borrower agrees that, if any Subsidiary of Holdings shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.    Dealings with Grantors.  Upon any application or demand by the Borrower or any Grantor to the Designated Senior Representative or the Designated Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral

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Document (if such action is subject to the provisions hereof), any such Borrower or Grantor, as appropriate, shall furnish to the Designated Junior Representative or the Designated Senior Representative a certificate of an appropriate officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09.           Additional Debt Facilities.  To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and the Junior Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Additional Junior Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of the immediately succeeding paragraph.  Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”; and the Senior Class Debt and Junior Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)                                     such Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (if such Representative is a Junior Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)                                  the Borrower shall have delivered to the Designated Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(iii)                               in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of

29

the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

(iv)                              the Borrower shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Senior Debt Obligations or Additional Junior Debt Obligations are permitted by each applicable Senior Debt Document and Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Debt Obligations or Additional Junior Debt Obligations under any applicable Senior Debt Document and Junior Debt Document, each Grantor has obtained the requisite consent; and

(v)                                 the Junior Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10.           Consent to Jurisdiction; Waivers.  The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11.           Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)                                     if to the Borrower or any Grantor, to

AMC Entertainment Holdings, Inc.

30

One AMC Way

11500 Ash Street, Leawood, KS 66211

Attention: General Counsel

Fax: (816) 480-4700

Email:  kconnor@amctheatres.com

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Jennifer Hobbs

Email:  jhobbs@stblaw.com

(ii)                                  If to the Senior Collateral Agent, to it at:

[Citicorp North America, Inc., as Senior Collateral Agent
1615 Brett Road

OPS III

New Castle, DE 19720
Attn:  Loan Agency Team
Tel:  (302) 894-6010
Fax: (212) 994-0961
Email:  GLAgentOfficeOps@citi.com]

(iii)                               or the Junior Collateral Agent, to it at

[ADDRESS]

(iv)                              if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12.           Further Assurances.  Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

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SECTION 8.13.           GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)                               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B)                               EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14.           Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 8.15.           Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.16.           Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17.           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Collateral Agent represents and warrants that this Agreement is binding upon the Senior Credit Agreement Secured Parties.  The Junior Collateral Agent represents and warrants that this Agreement is binding upon the Junior Credit Agreement Secured Parties.

SECTION 8.18.           Provisions Solely to Define Relative Rights.  The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.  Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.19.           Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20.           Senior Collateral Agent and Junior Collateral Agent.  It is understood and agreed that (a) the Senior Collateral Agent is entering into this Agreement in (i) its capacity as administrative agent and collateral agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder and (ii) its capacity as Collateral Agent under the First Lien Intercreditor Agreement (if applicable), and the provisions of

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Article IV of the First Lien Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder and (b) the Junior Collateral Agent is entering in this Agreement in (i) its capacity as administrative agent and collateral agent under the Junior Credit Agreement Loan Documents and the provisions of Article VIII of the Junior Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the Junior Collateral Agent hereunder and (ii) its capacity as Collateral Agent under the Second Lien Pari Passu Intercreditor Agreement (if applicable), and the provisions of Article IV of the Second Lien Pari Passu Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Designated Junior Representative hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Collateral Agent or the Junior Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.21.           Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Borrower or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

SECTION 8.22.           Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 8.23.           Integration.  This Agreement together with the other Senior Debt Documents and Junior Debt Documents represents the entire agreement of each of the Grantors and the Senior Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITICORP NORTH AMERICA, INC.,
as Senior Collateral Agent and Designated Senior Representative

By:
Name:
Title:

[ ],
as Junior Collateral Agent and Designated Junior Representative

By:
Name:
Title:

By:
Name:
Title:

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AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

35

ANNEX I

Grantors

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ANNEX II

SUPPLEMENT NO. [  ] dated as of [    ], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[  ] (the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein), Citicorp North America, Inc., as collateral agent for the Senior Credit Agreement Secured Parties (in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Junior Credit Agreement Secured Parties (in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party thereto.

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.                                    The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement.  Pursuant to certain Senior Debt Documents and certain Junior Debt Documents, certain newly acquired or organized Subsidiaries of Holdings are required to enter into the First Lien/Second Lien Intercreditor Agreement.  Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement, the Junior Credit Agreement, the Additional Junior Debt Documents and the Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

SECTION 1.                            In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder.  Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor.  The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.                            This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

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SECTION 5.                         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement.  All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien/Second Lien Intercreditor Agreement.

SECTION 8.                            The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

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IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative,

By:
Name:
Title:

34

ANNEX III

[FORM OF] JOINDER NO. [ ] dated as of [      ], 20[  ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[  ] (the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein), Citicorp North America, Inc., as collateral agent for the Senior Credit Agreement Secured Parties (in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Junior Credit Agreement Secured Parties (in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.                                    As a condition to the ability of the Borrower to incur Junior Debt and to secure such Junior Class Debt with a Lien pari passu with the Lien securing the existing Junior Debt and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement.  Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement.  The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

SECTION 1.                            In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties.  Each reference to a “Representative,” “Junior Representative” or “Additional Junior Agent” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative.  The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Debt Documents relating to such Junior Class Debt provide that, upon

35

the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Junior Secured Parties.

SECTION 3.                            This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative.  Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.                            Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                         THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement.  All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.                            The Borrower agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

36

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:
Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Representative,

By:
Name:
Title:

[ ],
as Designated Junior Representative,

By:
Name:
Title:

37

Acknowledged by:

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

38

Schedule I to the

Joinder to the

First Lien/Second Lien Intercreditor Agreement

Grantors

[              ]

39

ANNEX IV

[FORM OF] JOINDER NO. [ ] dated as of [      ], 20[  ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[  ] (the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein), Citicorp North America, Inc., as collateral agent for the Senior Credit Agreement Secured Parties (in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Junior Credit Agreement Secured Parties (in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.                                    As a condition to the ability of the Borrower to incur Senior Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement.  Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement.  The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

SECTION 1.                            In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties.  Each reference to a “Representative,” “Senior Representative” or “Additional Senior Agent” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative.  The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new Senior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such

40

Senior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3.                            This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative.  Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.                            Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.                         THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement.  All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.                            The Borrower agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

41

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Joinder to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:
Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Representative,

By:
Name:
Title:

[ ],
as Designated Junior Representative,

By:
Name:
Title:

42

Acknowledged by:

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

43

Schedule I to the

Joinder to the

First Lien/Second Lien Intercreditor Agreement

Grantors

[              ]

44

EXHIBIT G

FORM OF CLOSING CERTIFICATE

[NAME OF CERTIFYING LOAN PARTY]

[•], 2017

Reference is made to the Credit Agreement dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc. (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

1.                                      The undersigned, [                     ], a Responsible Officer of [   ] (the “Certifying Loan Party”), hereby certifies that [                   ] is a duly elected and qualified Responsible Officer of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

2.                                      The undersigned, [                   ], a Responsible Officer of the Certifying Loan Party, hereby certifies as follows:

(a)                                 There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the organizational existence of the Certifying Loan Party;

(b)                                 The Certifying Loan Party is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(c)                                  Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the board of directors (or a duly authorized committee thereof) (in the case of a corporation), general partner or the functional equivalent (in the case of a partnership) or applicable member or members (in the case of a limited liability company), as applicable, of the Certifying Loan Party on the date indicated therein, authorizing (a) the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party and (b) in the case of any Certifying Loan Party that is a Borrower, the extensions of credit contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate or company proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d)                                 Attached hereto as Exhibit B is a true and complete copy of the certificate of incorporation or formation, as applicable, of the Certifying Loan Party as in effect on the date hereof, certified by the Secretary of State of the Certifying Loan Party’s jurisdiction of organization as of a recent date;

(e)                                  Attached hereto as Exhibit C is a true and complete copy of the by-laws, partnership agreement or limited liability company agreement, as applicable, of the Certifying Loan Party as in effect on the date hereof;

(f)                                   Attached hereto as Exhibit D is a true and complete copy of a good standing certificate, certified by the Secretary of State of the State of the Certifying Loan Party’s jurisdiction of organization as of a recent date;

(g)                                  The persons set forth on Exhibit E are now duly elected and qualified Responsible Officers of the Certifying Loan Party holding the offices indicated next to their respective names, and such officers hold such offices with the Certifying Loan Party on the date hereof, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have signed this certificate as of the date first written above.

Name:	Name:
Title:	Title:

[CLOSING CERTIFICATE SIGNATURE PAGE]

Exhibit A
to the Closing Certificate

Resolutions

Exhibit B
to the Closing Certificate

Certificate of formation or incorporation

Exhibit C
to the Closing Certificate

By-laws, partnership agreement or limited liability company agreement

Exhibit D
to the Closing Certificate

Good Standing Certificate

Exhibit E
to the Closing Certificate

Specimen signatures

Name	Office	Signature

EXHIBIT H

FORM OF INTERCOMPANY NOTE

[•], 2019

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other Person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor.  Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to that certain Credit Agreement, dated as of April 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AMC Entertainment Holdings, Inc., a Delaware corporation (“Borrower”), the Lenders party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent (in such capacities, together with its successors and assigns in such capacities, the “Agent”), and Citibank, N.A., as Issuing Bank. Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

This Note shall be pledged by each Payee that is a Loan Party (a “Loan Party Payee”) to the Agent, for the benefit of the Secured Parties, pursuant to the Security Documents as collateral security for such Payee’s Secured Obligations.  Each Payee hereby acknowledges and agrees that after the occurrence of and during the continuance of an Event of Default under the Credit Agreement, the Agent may, in accordance with and subject to the rights and remedies provided pursuant to the Security Documents and otherwise available to it, exercise all rights of the Loan Party Payees with respect to this Note.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Loan Party, or to any property of any such Payor, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by the Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinate and junior in right of payment (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences to the Borrower or its Subsidiaries), to the extent and in the manner hereinafter set forth in clauses (i) through (ix) below, to all Secured Obligations of such Payor to the Secured Parties until the Termination Date shall have occurred; provided that each Payor may make payments to the applicable Payee unless an Event of Default under the Credit Agreement shall have occurred and be continuing and such Payor shall have received notice from the Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)                                In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreement), whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations not yet due, Secured Cash Management Obligations and Secured Swap Obligations) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment or distribution on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations not yet due, Secured Cash Management Obligations and Secured Swap Obligations), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)                                If any Event of Default occurs and is continuing after prior written notice from the Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) to the Borrower, then (x) no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party, or any other Person on its behalf, with respect to this Note and (y) upon the request of the Agent, no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash.

(iii)                                 If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any amounts evidenced by this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above prior to the Termination Date, such payment or distribution shall be held by such Payee in trust (segregated from other property of such Payee) for the benefit of the Agent, and shall be paid over or delivered in accordance with the applicable Loan Documents.

(iv)                               Each Payee agrees to timely file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law or applicable court order in respect of any Senior Indebtedness, and the Agent shall be entitled to all of such Payee’s rights thereunder.  If for any reason a Payee fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints the Agent as its true and lawful attorney-in-fact and each Agent is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of Agent or its nominee.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee hereby assigns to the Agent all of such Payee’s rights to any payments or distributions to which such Payee otherwise would be entitled.  If the amount so paid is greater than such Payee’s liability hereunder, the Agent shall pay the excess amount to the party entitled thereto under the applicable Loan Documents, and applicable law.  In addition, each Payee hereby irrevocably appoints each Agent as its attorney-in-fact to exercise all of such Payee’s voting rights in connection with any bankruptcy proceeding or any plan of reorganization or similar dispositive restructuring plan of each relevant Payor. The parties hereto acknowledge that this Note shall constitute a “subordination agreement” under Section 510(a) of the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law, and that such provisions are intended to be enforceable following the commencement of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith.

(v)                               Each Payee waives the right to compel that any property of any Payor or any property of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness.  Each Payee expressly waives the right to require the Agent or any other holder of Senior Indebtedness to proceed against any Payor, any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in its or their power that such Payee cannot pursue and that would lighten such Payee’s burden, notwithstanding that the failure of the Agent or any such other holder to do so may thereby prejudice such Payee.  Each Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the Agent’s or any other holder’s of Senior Indebtedness delay in proceeding against or enforcing any remedy against any Payor, any guarantor of any Senior Indebtedness or any other Person; by the Agent or any holder of Senior Indebtedness releasing any Payor, any guarantor of any Senior Indebtedness or any other Person from all or any part of the Senior Indebtedness; or by the discharge of any Payor, any guarantor of any Senior Indebtedness or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Agent or any such holder.

(vi)                               Each Payee waives all rights and defenses arising out of an election of remedies by the Agent or any other holder of Senior Indebtedness, even though that election of remedies, including any nonjudicial foreclosure with respect to any property securing any Senior Indebtedness, has impaired the value of such Payee’s rights of subrogation, reimbursement, or contribution against any Payor, any guarantor of any Senior Indebtedness or any other Person.  Each Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Payor, any guarantor of any Senior Indebtedness or any other Person with respect to the Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Senior Indebtedness.

(vii)                                Each Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by the Agent or such holder, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of any Payee, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other holder of Senior Indebtedness, in each case without notice to or further assent by such Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(viii)                                 Each Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein.  The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Payee evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein.

(ix)                               To the maximum extent permitted by law, each Payee waives any claim it might have against the Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Agent or any such holder, or any of their Related Parties, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence or willful misconduct of the Agent or any such holder, as the case may be, or any of its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment.  None of the Agent, any other holder of Senior Indebtedness or any of their Related Parties shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Payor, any Payee or any other Person or to take any other action whatsoever with regard to any such guarantee or any other property.

Each applicable Payee and each applicable Payor hereby agree that the subordination provisions set forth in this Note are for the benefit of the Agent and the other holders of Senior Indebtedness.  The Agent and the other holders of Senior Indebtedness are obligees under this Note to the same extent as if their names were written herein as such and the Agent may, on behalf of themselves and such other holders, proceed to enforce the subordination provisions set forth herein.

All rights and interests of the Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Payors and Payees set forth herein, shall remain in full force and effect irrespective of:

(i)                                any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(ii)                                any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(iii)                                 any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(iv)                               any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor in respect of any Senior Indebtedness or of any Payee or any Payor in respect of the subordination provisions set forth herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided that the failure of any Payee to record such information shall not affect any Payor’s obligations in respect of intercompany indebtedness extended by such Payee to such Payor.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note.  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

It is understood that this Note shall only evidence Indebtedness.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof.  Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to the Borrower or any Subsidiary.

From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until such time as the Termination Date shall have occurred, the Agent shall have provided their prior written consent to such amendment, modification, waiver or consent (such consent not to be unreasonably withheld to the extent such amendment or modification is required to comply with any Requirement of Law or is not adverse to the interests of the Lenders in any material respects).

[remainder of page intentionally left blank]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[ ]

By:
Name:
Title:

[INTERCOMPANY NOTE SIGNATURE PAGE]

EXHIBIT I

FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE

Date:  [      , 20  ]

To:  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(B) of that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(B) of the Agreement, the Borrower hereby offers to make a Discounted Term Loan Prepayment to each Term Lender [and to each Additional Lender of the [•, 20•](11) tranche[s] of Term Loans] on the following terms:

1.                                      This Borrower Offer of Specified Discount Prepayment is available only to each Term Lender [and to each Additional Lender of the [•, 20•](12) tranche[s] of Term Loans].

2.                                      The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed $[•] of Term Loans [and $[•] of the [•, 20•](13) tranche[(s)] of Term Loans] (the “Specified Discount Prepayment Amount”).(14)

3.                                      The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•](15) tranche[(s)] of Term Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the date of delivery of this notice pursuant to Section 2.11(a)(ii)(B) of the Agreement.

(11)                          List multiple tranches if applicable.

(12)                          List multiple tranches if applicable.

(13)                          List multiple tranches if applicable.

(14)                          Minimum of $1.0 million and whole increments of $500,000.

(15)                          List multiple tranches if applicable.

The Borrower hereby represents and warrants to the Administrative Agent [and the Term Lenders][, the Term Lenders and each Additional Lender of the [•, 20•](16) tranche[s] of Term Loans] as follows:

1.                                      the Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment; and

2.                                      that [at least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][at least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.](17)

The Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

(16)                          List multiple tranches if applicable.

(17)                          Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

AMC Entertainment Holdings, Inc.

By:
Name:
Title:

Enclosure:  Form of Specified Discount Prepayment Response

[SIGNATURE PAGE]

EXHIBIT J

FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE

Date:  [      , 20  ]

To:  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto, and (b) that certain Specified Discount Prepayment Notice, dated [      , 20  ], from the Borrower (the “Specified Discount Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Agreement.

The undersigned [Term Lender] [Additional Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(B) of the Agreement, that it is willing to accept a prepayment of the following [tranches of] Term Loans held by such [Term Lender] [Additional Lender] at the Specified Discount in an aggregate outstanding amount as follows:

Term Loans - $[•]

[[•, 20•](18) tranche[s] of Term Loans - $[•]]

The undersigned [Term Lender] [Additional Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans][[•, 20•](19) tranche[s] of Term Loans] pursuant to Section 2.11(a)(ii)(B) of the Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

(18)                          List multiple tranches if applicable.

(19)                          List multiple tranches if applicable.

J-1

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[ ]

By:
Name
Title:

By:
Name
Title:

[SIGNATURE PAGE]

J-2

EXHIBIT K

FORM OF DISCOUNT RANGE PREPAYMENT NOTICE

Date:  [      , 20  ]

To:  :  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(C) of that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(C) of the Agreement, the Borrower hereby requests that each Term Lender [and each Additional Lender of the [•, 20•](20) tranche[s] of Term Loans] submit a Discount Range Prepayment Offer.  Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.                                      This Borrower Solicitation of Discount Range Prepayment Offer is extended at the sole discretion of the Borrower to each Term Lender [and to each Additional Lender of the [•, 20•](21) tranche[s] of Term Loans].

2.                                      The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is $[•] of Term Loans [and $[•] of the [•, 20•](22) tranche[(s)] of Term Loans] (the “Discount Range Prepayment Amount”).(23)

3.                                      The Borrower is willing to make Discounted Term Loan Prepayments at a percentage discount to par value greater than or equal to [•]% but less than or equal to [•]% in respect of the Term Loans [and greater than or equal to [•]% but less than or equal to [•]% in respect of the [•, 20•](24) tranche[(s)] of Term Loans] (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Discount Range Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the dated delivery of the notice pursuant to Section 2.11(a)(ii)(C) of the Agreement.

(20)                          List multiple tranches if applicable.

(21)                          List multiple tranches if applicable.

(22)                          List multiple tranches if applicable.

(23)                          Minimum of $1.0 million and whole increments of $500,000.

(24)                          List multiple tranches if applicable.

The Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][, the Term Lenders and each Additional Lender of the [•, 20•](25) tranche[s] of Term Loans] as follows:

1.                                      the Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment; and

2.                                      that [at least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][at least three (3) Business Days have passed since the date the Borrower were notified that no Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.](26)

The Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

(25)                          List multiple tranches if applicable.

(26)                          Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

AMC Entertainment Holdings, Inc.

By:
Name:
Title:

Enclosure:  Form of Discount Range Prepayment Offer

[SIGNATURE PAGE]

EXHIBIT L

FORM OF DISCOUNT RANGE PREPAYMENT OFFER

Date:  [      , 20  ]

To:  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto, and (b) that certain Discount Range Prepayment Notice, dated [      , 20  ], from the Borrower (the “Discount Range Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Agreement.

The undersigned [Term Lender] [Additional Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(C) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.                                      This Discount Range Prepayment Offer is available only for prepayment on the Term Loans [and the [•, 20•](27) tranche[s] of Term Loans] held by the undersigned.

2.                                      The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

Term Loans - $[•]

[[•, 20•](28) tranche[s] of Term Loans - $[•]]

3.                                      The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•](29) tranche[(s)] of Term Loans] (the “Submitted Discount”).

The undersigned [Term Lender] [Additional Lender] hereby expressly consents and agrees to a prepayment of its Term Loans [[•, 20•](30) tranche[s] of Term Loans] indicated above pursuant to Section 2.11(a)(ii)(C) of the Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance

(27)                          List multiple tranches if applicable.

(28)                          List multiple tranches if applicable.

(29)                          List multiple tranches if applicable.

(30)                          List multiple tranches if applicable.

with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[ ]

By:
Name
Title:

By:
Name
Title:

[SIGNATURE PAGE]

EXHIBIT M

FORM OF SOLICITED DISCOUNTED PREPAYMENT NOTICE

Date:  [      , 20  ]

To:  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the Borrower hereby request that each Term Lender [and to each Additional Lender of the [•, 20•](31) tranche[s] of Term Loans] submit a Solicited Discounted Prepayment Offer.  Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.                                      This Borrower Solicitation of Discounted Prepayment Offer is extended at the sole discretion of the Borrower to each Term Lender [and to each Additional Lender of the [•, 20•](32) tranche[s] of Term Loans].

2.                                      The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):(33)

Term Loans - $[•]

[[•, 20•](34) tranche[s] of Term Loans - $[•]]

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Solicited Discounted Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following delivery of this notice pursuant to Section 2.11(a)(ii)(D) of the Agreement.

The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Solicited Discounted Prepayment Notice.

(31)                          List multiple tranches if applicable.

(32)                          List multiple tranches if applicable.

(33)                          Minimum of $1.0 million and whole increments of $500,000.

(34)                          List multiple tranches if applicable.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

AMC Entertainment Holdings, Inc.

By:
Name:
Title:

Enclosure:  Form of Solicited Discounted Prepayment Offer

[SIGNATURE PAGE]

EXHIBIT N

FORM OF SOLICITED DISCOUNTED PREPAYMENT OFFER

Date:  [      , 20  ]

To:  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto, and (b) that certain Solicited Discounted Prepayment Notice, dated [      , 20  ], from the Borrower (the “Solicited Discounted Prepayment Notice”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before the third Business Day following your receipt of this notice.

The undersigned [Term Lender] [Additional Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(D) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.                                      This Solicited Discounted Prepayment Offer is available only for prepayment on the Term Loans [[•, 20•](35) tranche[s] of Term Loans] held by the undersigned.

2.                                      The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

Term Loans - $[•]

[[•, 20•](36) tranche[s] of Term Loans - $[•]]

3.                                      The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•](37) tranche[(s)] of Term Loans] (the “Offered Discount”).

(35)                          List multiple tranches if applicable.

(36)                          List multiple tranches if applicable.

(37)                          List multiple tranches if applicable.

The undersigned [Term Lender] [Additional Lender] hereby expressly consents and agrees to a prepayment of its Term Loans [[•, 20•](38) tranche[s] of Term Loans] pursuant to Section 2.11(a)(ii)(D) of the Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

(38)                          List multiple tranches if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[ ]

By:
Name
Title:

By:
Name
Title:

[SIGNATURE PAGE]

EXHIBIT O

FORM OF ACCEPTANCE AND PREPAYMENT NOTICE

Date:  [      , 20  ]

To:  Citicorp North America, Inc., as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the Borrower hereby irrevocably notifies you that they accept offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•](39) tranche[(s)] of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.11(a)(ii)(D) of the Agreement.

The Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][and the Term Lenders and each Additional Lender of the [•, 20•](40) tranche[s] of Term Loans] as follows:

1.                                      the Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment; and

2.                                      that [at least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.](41)

(39)                          List multiple tranches if applicable.

(40)                          List multiple tranches if applicable.

(41)                          Insert applicable representation.

The Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

AMC Entertainment Holdings, Inc.

By:
Name:
Title:

[SIGNATURE PAGE]

EXHIBIT P-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. person status on the applicable Internal Revenue Service Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

P-1-1

[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

[SIGNATURE PAGE]

P-1-2

EXHIBIT P-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a bank, within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished the Borrower and the Administrative Agent with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption:  (i) an applicable Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an applicable Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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[Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

[SIGNATURE PAGE]

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EXHIBIT P-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on the applicable Internal Revenue Service Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments..

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[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

[SIGNATURE PAGE]

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EXHIBIT P-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any note(s) evidencing such Loan(s), neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption:  (i) an applicable Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an applicable Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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[Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

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EXHIBIT Q

FORM OF BORROWING REQUEST

CITICORP NORTH AMERICA, INC.

1615 Brett Road

OPS III

New Castle, DE 19720

Attn: Loan Agency Team

Tel: (302) 894-6010

Fax: (212) 994-0961

Email: GLAgentOfficeOps@citi.com

,

Ladies and Gentlemen:

The undersigned, refers to the Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it hereby requests a Borrowing under the Credit Agreement and, in connection therewith, sets forth below the terms on which such Borrowing is requested to be made:

(A)                               Date of Borrowing                                                      ,    (1)

(B)                               Aggregate Principal                                                       (2)
amount of Borrowing

(1)                                 In the case of the Initial Term Loans, the Effective Date; in the case of the Incremental Term Loans or Revolving Loans, the date hereof, provided notice must be received by the Administrative Agent (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.

(2)                                 Specify currency and amount.  The aggregate principal amount of each Borrowing of Term Loans or Revolving Loans shall be in a multiple of $100,000 and not less than $500,000.

(C)                               Class of Borrowing                                                     (3)

(D)                               Type of Borrowing                                                       (4)

(E)                                [Interest Period                                                                           ](5)

(F)                                 Account Details                                                                        (6)

[The undersigned hereby certifies that (a) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the Borrowing requested hereby; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of the Borrowing requested hereby or on such earlier date, as the case may be and (b) at the time of and immediately after giving effect to the Borrower requested hereby, no Default or Event of Default shall have occurred and be continuing or would result therefrom.](7)

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(3)                                 Specify Revolving Loans, Term Loans, Incremental Term Loans (of a Class), Other Term Loans (of the same Class), Incremental Revolving Commitment Increase, Incremental Revolving Loans (of the same Class) or Other Revolving Loans (of the same Class).

(4)                                 Specify ABR Borrowing or Eurocurrency Borrowing.

(5)                                 Applicable only to Eurocurrency Borrowings and subject to the definition of “Interest Period” and Section 2.13 of the Credit Agreement.

(6)                                 Specify the location and number of the Borrower’s account to which funds are to be disbursed.

(7)                                 Not to be included in a Borrowing Request for the Borrowing to occur on the Effective Date.

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT R

FORM OF INTEREST ELECTION REQUEST

CITICORP NORTH AMERICA, INC.,

as Administrative Agent for the
    Lenders referred to below,

1615 Brett Road

OPS III

New Castle, DE 19720

Attn: Loan Agency Team

Tel: (302) 894-6010

Fax: (212) 994-0961

Email: GLAgentOfficeOps@citi.com

[Date]

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.07 of the Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto. Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement.  The Borrower hereby requests that on [                     ](1) (the “Interest Election Date”),

1.                                      $[                     ] of the presently outstanding principal amount of the [Term] [Revolving] Loans originally made on [                     ],

2.                                      all presently being maintained as [ABR Loans][Eurocurrency Loans],

3.                                      be [converted into][continued as]

4.                                      [Eurocurrency Loans having an Interest Period of [[       ] days](2) [one/two/three/six[/twelve](3) months][ABR Loans].

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(1)                                 Shall be a Business Day.

(2)                                 To be included if the resulting Borrowing is to be a Eurocurrency Borrowing.

(3)                                 To be included only if agreed to by each Lender participating therein.

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The Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

R-2

EXHIBIT S

FORM OF NOTICE OF LOAN PREPAYMENT

[Date]

CITICORP NORTH AMERICA, INC.,

1615 Brett Road

OPS III

New Castle, DE 19720

Attn: Loan Agency Team

Tel: (302) 894-6010

Fax: (212) 994-0961

Email: GLAgentOfficeOps@citi.com

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 2.11 of the Credit Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4 , dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018 and Amendment No. 6, dated as of April 22, 2019 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Citibank, N.A., as Issuing Bank, and the other parties thereto.

The undersigned Borrower hereby notifies the Administrative Agent that the Borrower shall prepay [Term Loans] [Revolving Loans] on                          , 20  , in aggregate principal amount[s] of [[      ] of [Term Loans] [Revolving Loans] outstanding as ABR Loans] [[                         ] of [Term Loans] [Revolving Loans] outstanding as Eurocurrency Loans].

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The undersigned Borrower has caused this Notice of Loan Prepayment to be executed and delivered by its duly authorized officers this     day of            , 20   .

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

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